                                                FILED PURSUANT TO RULE 424(B)(2)
                                                      REGISTRATION NO. 333-00282

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 10, 1997)

$168,003,000
TRANSAMERICA MORTGAGE COMPANY
MASTER SERVICER
TFC HOME EQUITY LOAN TRUST 1997-1
TFC HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 1997-1

The TFC Home Equity Loan Asset-Backed Certificates, Series 1997-1 (the "Certif-icates"), will consist of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the "Class A Certificates") and the Class R Certificate. Only the Class A Certificates are offered hereby. The Certifi-cates represent interests in a trust fund to be designated as the TFC Home Eq-uity Loan Trust 1997-1 (the "Trust"). The assets of the Trust consist of (i) a pool (the "Mortgage Pool") of fixed and adjustable rate mortgage loans (each, a "Home Equity Loan") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first, second or more junior lien primarily on one- to four-family dwellings, condominiums, units in planned unit developments and manufactured homes (each, a "Mortgaged Property"), (ii) all monies received on the Home Equity Loans after the Cut-off Date (as defined herein) and (iii) the Certificate Insurance Policy described herein. The Home Equity Loans will be serviced by Transamerica Mortgage Company (in its capacity as servicer, the "Master Servicer"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Master Servicer, Transamerica Consumer Mortgage Receivables Corpora-tion, a Delaware corporation (the "Seller") and a wholly owned indirect subsid-iary of Transamerica Finance Corporation, and The First National Bank of Chica-go, as trustee (the "Trustee").
                                                        (continued on next page)

FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE CERTIFI-CATES, SEE "RISK FACTORS" BEGINNING ON PAGE S-14 HEREIN AND "RISK FACTORS" IN THE PROSPECTUS, WHICH BEGINS ON PAGE 12 THEREIN.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE AC-CURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRE-SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROCEEDS OF THE ASSETS IN THE TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE CER-TIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIF-ICATES NOR THE UNDERLYING HOME EQUITY LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES. NONE OF SUCH ENTITIES WILL HAVE ANY OBLI-GATIONS IN RESPECT OF THE CERTIFICATES, EXCEPT AS EXPRESSLY SET FORTH HEREIN.

-------------------------------------------------------------------------------
         INITIAL
         CERTIFICATE  PASS-THROUGH PRICE TO        UNDERWRITING PROCEEDS TO
CLASS    BALANCE      RATE         PUBLIC(2)       DISCOUNT     SELLER (3)
-------------------------------------------------------------------------------
A-1..... $ 24,564,000 (1)          100%            0.20%        99.80%
-------------------------------------------------------------------------------
A-2..... $ 10,989,000 6.61%        99.896247%      0.23%        99.666247%
-------------------------------------------------------------------------------
A-3..... $  9,686,000 6.76%        99.914751%      0.28%        99.634751%
-------------------------------------------------------------------------------
A-4..... $ 11,181,000 7.03%        99.925869%      0.35%        99.575869%
-------------------------------------------------------------------------------
A-5..... $111,583,000 (1)          100%            0.25%        99.75%
-------------------------------------------------------------------------------
Total... $168,003,000              $167,975,052.78 $419,614.50  $167,555,438.28
-------------------------------------------------------------------------------

(1) The Pass-Through Rate on this Class will be subject to adjustment based upon the level of One-Month LIBOR (as defined herein), subject to the limi-tations set forth herein.
(2) Plus accrued interest at the applicable rate from November 1, 1997, or in the case of the Class A-1 and Class A-5 Certificates, from the Closing Date.
(3) Before deducting expenses payable by the Seller, estimated to be $400,000.

The Class A Certificates are offered subject to prior sale, when, as and if is-sued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Class A certificates will be made in book-entry form only through the facilities of The Depository Trust Company and Cedel Bank, societe anonyme, or the Euroclear System on or about December 5, 1997.

J.P. MORGAN & CO.                           BANCAMERICA ROBERTSON STEPHENS, INC.

December 4, 1997

(continued from previous page)

Distributions on the Certificates will be made, to the extent funds are avail-able therefor, on the 25th day of each month, or, if such day is not a Busi-ness Day, then on the next Business Day, commencing in December, 1997 (each, a "Payment Date").

On or before the issuance of the Certificates, there will be obtained a secu-rities guaranty surety bond in favor of the Trustee for the benefit of the holders of Class A Certificates (the "Certificate Insurance Policy"). Certain distributions on the Class A Certificates will be unconditionally and irrevo-cably guaranteed as to the payment on each Payment Date pursuant to the terms of the Certificate Insurance Policy to be issued by

             [LOGO OF AMBAC ASSURANCE CORPORATION APPEARS HERE]

There is currently no secondary market for the Class A Certificates. The Un-derwriters intend to make a secondary market in the Class A Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if one does develop, that it will continue or will provide sufficient liquidity of investment. None of the Class A Certificates will be listed on any securities exchange.

It is a condition to the issuance of the Certificates that the Class A Certif-icates be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services ("S&P"). Such ratings do not address the likelihood that any LIBOR Carryover Amount will be paid.

As described herein, an election will be made to treat the Trust as a "real estate mortgage investment conduit" ( a "REMIC") for federal income tax pur-poses. The Class A Certificates will constitute "regular interests" in a REMIC. For a description of certain tax consequences of owning the Class A Certificates, including, without limitation, original issue discount, see "Certain Federal Income Tax Consequences" herein.

This Prospectus Supplement does not contain complete information about the of-fering of the Class A Certificates. Additional information is contained in the Prospectus dated October 10, 1997 of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. Purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Class A Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Certificates offered hereby. Such transactions may include stabilizing and the purchase of the Class A Certificates to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

  UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS
      EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS
 SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH
             RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

In addition to the documents under "Incorporation of Certain Documents by Ref-erence" in the Prospectus, the financial statements included in, or as exhib-its to the following documents which have been filed with the Securities and Exchange Commission by the Insurer or by Ambac Financial Group, Inc., are hereby incorporated by reference in this Prospectus Supplement:

  (a) The consolidated financial statements of the Insurer and its subsidiar-ies as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996 included in the Annual Report on Form 10-K of the Certificate Insurer for the year ended December 31, 1996; and

  (b) The consolidated financial statements of the Insurer and its subsidiar-ies as of September 30, 1997 and for each of the nine month periods ending September 30, 1997 and September 30, 1996 included in the Quarterly Report on Form 10-Q of the Insurer for the period ended September 30, 1997.

All financial statements included in documents filed by the Insurer and its subsidiaries pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certif-icates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

The Master Servicer on behalf of the Trust will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to in the Prospectus under "Incorporation of Certain Documents by Reference" that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such ex-hibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such request should be directed to the Corporate Trust Office of the Trustee on behalf of the Master Servicer at The First Na-tional Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illi-nois 60670, telephone: (312) 407-1902, facsimile number: (312) 407-1708, at-
tention: Corporate Trust Services Division.

No dealer, salesperson or other individual has been authorized to give any in-formation or to make any representations not contained in this Prospectus Sup-plement and the Prospectus and, if given or made, such information or repre-sentations must not be relied upon as having been authorized by the Seller or the Underwriters. This Prospectus Supplement and the Prospectus does not con-stitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is un-lawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus, nor any sale made hereunder shall, under any circumstances, create an implication that information herein is cor-rect as of any time since the date of this Prospectus Supplement and the Pro-spectus.

                               TABLE OF CONTENTS

                                                                           Page
                             PROSPECTUS SUPPLEMENT
SUMMARY OF TERMS.........................................................   S-4
RISK FACTORS.............................................................  S-14
 Risks of the Home Equity Loans..........................................  S-14
 Creditors' Rights and Bankruptcy Considerations.........................  S-16
 Yield and Prepayment Considerations.....................................  S-16
DESCRIPTION OF THE MORTGAGE POOL.........................................  S-17
 General.................................................................  S-17
 Fixed Rate Group........................................................  S-18
 Floating Rate Group.....................................................  S-23
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS..............................  S-30
 Class A-1 Certificates..................................................  S-35
 Class A-2 Certificates..................................................  S-36
 Class A-3 Certificates..................................................  S-37
 Class A-4 Certificates..................................................  S-38
 Class A-5 Certificates..................................................  S-39
THE MASTER SERVICER AND THE SUBSERVICER--ORIGINATION AND SERVICING
 EXPERIENCE..............................................................  S-40
 General.................................................................  S-40
 Transamerica Mortgage Company...........................................  S-40
 Metropolitan Mortgage Company...........................................  S-42
LOSS AND DELINQUENCY EXPERIENCE..........................................  S-45
DESCRIPTION OF THE CERTIFICATES..........................................  S-46
 General.................................................................  S-46
 Final Scheduled Payment Dates...........................................  S-47
 Representations and Warranties of the Seller, the Subservicer and the
  Master Servicer........................................................  S-47
 Distributions...........................................................  S-48
 Advances; Servicing Advances............................................  S-53
 Servicing Compensation..................................................  S-54
 Master Servicer Termination Event.......................................  S-55
 Rights Upon the Occurrence of a Master Servicer Termination Event.......  S-55
 Termination; Purchase of Home Equity Loans..............................  S-55
 Amendment of Pooling and Servicing Agreement............................  S-56
 Assignment of Home Equity loans.........................................  S-56
THE CERTIFICATE INSURANCE POLICY AND THE INSURER.........................  S-57
 The Insurer.............................................................  S-57
 The Certificate Insurance Policy........................................  S-58
THE TRUSTEE..............................................................  S-59
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................  S-60
ERISA CONSIDERATIONS.....................................................  S-61
LEGAL INVESTMENT.........................................................  S-61
USE OF PROCEEDS..........................................................  S-61
UNDERWRITING.............................................................  S-62
EXPERTS..................................................................  S-62
RATINGS..................................................................  S-63
LEGAL MATTERS............................................................  S-63
APPENDIX A--Global Clearance, Settlement and Tax Documentation
 Procedures..............................................................   A-1
APPENDIX B--The Master Servicer Underwriting Criteria....................   B-1
APPENDIX C--The Subservicer Underwriting Criteria........................   C-1

                                  PROSPECTUS
Available Information....................................................     2
Reports to Holders.......................................................     2
Incorporation of Certain Documents By Reference..........................     3
Summary of Prospectus....................................................     4
Risk Factors.............................................................    12
Description of the Mortgage Pools........................................    17
Certain Yield and Prepayment Considerations..............................    19
The Trusts...............................................................    20
Transamerica Finance Corporation.........................................    21
The Master Servicer and its Affiliates...................................    21
The Seller...............................................................    21
The Consumer Mortgage Loan Program.......................................    22
Description of the Certificates..........................................    25
Certain Legal Aspects of the Home Equity Loans...........................    43
Certain Federal Income Tax Consequences..................................    49
State and Other Tax Consequences.........................................    65
ERISA Considerations.....................................................    65
Legal Investment.........................................................    70
Use of Proceeds..........................................................    70
Plan of Distribution.....................................................    70
Ratings..................................................................    71
Legal Matters............................................................    71

                                SUMMARY OF TERMS

The following Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used but not otherwise defined shall have the meanings ascribed to such terms in the Prospectus.

ISSUER........................... TFC Home Equity Loan Trust 1997-1.

SECURITIES OFFERED............... TFC Home Equity Loan Asset-Backed Certifi-
                                  cates, Series 1997-1, in the classes listed on the cover page hereof. Each Class of the Class A Certificates will have the Initial Certificate Balances listed on the cover page hereof and will accrue interest at the rates (each, a "Pass-Through Rate") set forth on the cover page hereof or described herein.

                                  The Class A-1, Class A-2, Class A-3, Class
                                  A-4 and Class A-5 Certificates are referred to herein collectively as the "Class A Cer-tificates" and individually as a "Class" of Certificates. The Class A-1 and Class A-5 Certificates are referred to herein as the "Adjustable Rate Certificates".

FINAL SCHEDULED PAYMENT DATES.... The Final Scheduled Payment Date for each
                                  Class of Class A Certificates is as follows:

                                  -------------------------

                                            FINAL SCHEDULED
                                  CLASS:      PAYMENT DATE:
                                  ------   ----------------
                                  A-1      April 25, 2007
                                  A-2      January 25, 2011
                                  A-3      January 25, 2017
                                  A-4      January 25, 2028
                                  A-5      October 25, 2028

                                  The Final Scheduled Payment Dates with re-spect to each Class of Class A Certificates have been calculated as described under "De-scription of the Certificates -- Final Scheduled Payment Dates" herein.

SELLER........................... Transamerica Consumer Mortgage Receivables
                                  Corporation, a Delaware corporation (the
                                  "Seller") and a wholly owned indirect sub-sidiary of Transamerica Finance Corporation.

MASTER SERVICER.................. Transamerica Mortgage Company (the "Master
                                  Servicer"). See "The Master Servicer and its
                                  Affiliates" in the Prospectus and "The Mas-ter Servicer and the Subservicer -- Origina-tion and Servicing Experience" herein.

SUBSERVICER...................... Metropolitan Mortgage Company (the
                                  "Subservicer"), a wholly-owned indirect sub-sidiary of Transamerica Finance Corporation. See "The Master Servicer and the Subservicer--Origination and Servicing Expe-rience" herein.

TRUSTEE.......................... The First National Bank of Chicago, a na-
                                  tional banking association organized under the laws of the United States of America and having its principal place of business in the State of Illinois (the "Trustee"). See "The Trustee" herein.

CUT-OFF DATE..................... The close of business on October 31, 1997
                                  (the "Cut-off Date").

CLOSING DATE..................... On or about December 5, 1997 (the "Closing
                                  Date").

PAYMENT DATE..................... The 25th calendar day of each month or, if such day is not a Business Day, the first
                                  Business Day following such 25th calendar day, commencing in December, 1997 (each, a "Payment Date").

DETERMINATION DATE............... The fifteenth day of the month in which the related Payment Date occurs, or if such fif-teenth day is not a Business Day, then the following Business Day (each, a "Determina-tion Date").

RECORD DATE...................... With respect to the Class A-1 Certificates and the Class A-5 Certificates, the Business
                                  Day immediately preceding each Payment Date
                                  (or, if definitive Certificates are issued, the last Business Day of the immediately preceding calendar month) and with respect to the Class A-2, Class A-3 and Class A-4 Certificates, the last Business Day of the preceding calendar month or, in the case of the first Payment Date, the Closing Date (each, a "Record Date").

DESCRIPTION OF THE
CERTIFICATES..................... The TFC Home Equity Loan Asset-Backed Cer-
                                  tificates, Series 1997-1 (the "Certifi-
                                  cates"), will consist of the Class A Certif-icates and the Class R Certificate. Only the Class A Certificates are offered hereby. The Certificates represent interests in a trust fund to be designated as the TFC Home Equity Loan Trust 1997-1 (the "Trust"), consisting of (i) a pool (the "Mortgage Pool") of fixed and adjustable rate mortgage loans acquired by the Seller and evidenced by promissory notes or other evidence of indebtedness (the "Home Equity Loans") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first, second, or more junior lien primarily on one- to four-family dwellings, condominiums, units in planned unit developments and manufactured homes (each, a "Mortgaged Property"), with an aggregate principal balance of approxi-mately $169,131,344 as of the Cut-off Date (the "Original Pool Principal Balance"),
                                  (ii) all monies received with respect to the Home Equity Loans after the Cut-off Date and
                                  (iii) the Certificate Insurance Policy. The
                                  Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date among the Master Servicer, the Seller and the Trustee (the "Pooling and Servicing Agreement"). See "De-scription of the Certificates - General" herein.

THE MORTGAGE POOL................ The Mortgage Pool will consist of closed-end home equity loans bearing fixed or adjust-able interest rates ("Fixed Rate Loans" and "ARM Loans," respectively) with original terms to scheduled maturity of 24 to 360 months. Each Home Equity Loan will fully am-ortize the principal balance thereof. All of the Home Equity Loans in the Mortgage Pool were originated or acquired by Transamerica Mortgage Company and Metropolitan Mortgage Company in accordance with the underwriting standards described under "The Consumer Mortgage Loan Program -- Credit Policy and Procedures Relating to Consumer Mortgage Loans" in the Prospectus and "The Master Servicer and the Subservicer--Origination and Servicing Experience" herein. The Home Equity Loans will be selected from home eq-uity loans in the portfolio of such loans owned by Transamerica

                                  Mortgage Company and Metropolitan Mortgage
                                  Company (the "Portfolio") based on the cri-teria specified in the Pooling and Servicing Agreement and described herein. See "De-scription of the Mortgage Pool" herein.

                                  The Mortgage Pool will be divided into two groups of Home Equity Loans, one group con-sisting of all of the Fixed Rate Loans in the Mortgage Pool (the "Fixed Rate Group") and the other group consisting of all of the ARM Loans in the Mortgage Pool (the "Float-ing Rate Group"). Each of the Fixed Rate Group and the Floating Rate Group is re-ferred to herein as a "Home Equity Loan Group". Distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 Certifi-cates (the "Fixed Rate Group Certificates") will be calculated by reference to amounts available for distribution in respect of Home Equity Loans in the Fixed Rate Group. Distributions on the Class A-5 Certificates will be calculated by reference to amounts available for distribution in respect of Home Equity Loans in the Floating Rate Group. As of the Cut-off Date, the aggregate principal balance of the Fixed Rate Loans in the Fixed Rate Group is approximately $56,420,537 (the "Original Fixed Rate Group Principal Balance") and the aggregate prin-cipal balance of the ARM Loans in the Float-ing Rate Group is approximately $112,710,807 (the "Original Floating Rate Group Principal Balance"). See "Description of the Mortgage Pool" herein.

SUMMARY YIELD AND PREPAYMENT
CONSIDERATIONS................... The yield to maturity on each Class of the
                                  Class A Certificates will depend on the rate and timing of payments of principal on the Home Equity Loans in the related Home Equity Loan Group and, in certain circumstances, the Home Equity Loans in the other Home Eq-uity Loan Group, including prepayments, liq-uidations due to defaults and repurchases due to defective documentation or breaches of representations and warranties. Such yields may be adversely affected by a higher or lower than anticipated rate of prepay-ments on the related Home Equity Loans. Pre-payments are influenced by a number of fac-tors, as described more fully under "Certain Yield and Prepayment Considerations" herein and in the Prospectus.

                                  Greater than anticipated prepayments of
                                  principal will increase the yield on Class A
                                  Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the related Home Equity Loans occurring at a rate that is faster (or slower) than the rate antici-pated by the investor in the period immedi-ately following the issuance of the Class A Certificates may not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of each Class of Class A Cer-tificates will also be affected by the amount and timing of delinquencies and de-faults on the related Home Equity Loans and the recoveries, if any, on defaulted Home Equity Loans and foreclosed properties.

                                  In addition, because principal distributions are paid to certain Classes of Class A Cer-tificates before other Classes, if the In-surer fails to perform its obligations under the Certif-icate Insurance Policy, holders of Classes having a later priority of payment bear greater risk of loss than holders of Classes having earlier priorities for distributions of principal.

DENOMINATIONS.................... The Class A Certificates of each Class will be issued in minimum denominations of
                                  $100,000 and integral multiples of $1,000 in
                                  excess thereof. Each Class A Certificate
                                  will represent a percentage interest (a
                                  "Percentage Interest") in the respective
                                  Class of Class A Certificates determined by
                                  dividing the original dollar amount repre-
                                  sented by such Class A Certificate by the
                                  original aggregate principal balance of all
                                  Class A Certificates of the same Class as
                                  such Certificate.
REGISTRATION OF THE CLASS A
CERTIFICATES..................... The Class A Certificates will initially be issued in a book-entry form. Persons acquir-ing beneficial ownership interests in the Class A Certificates ("Certificate Owners") may elect to hold their Certificate inter-ests through The Depository Trust Company ("DTC"), in the United States or the Euroclear System ("Euroclear") or Cedel Bank societe anonyme ("Cedel"), in Europe. Trans-fers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Cer-tificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates regis-tered in the name of Cede & Co. ("Cede"), as nominee of DTC or one of the relevant depos-itaries (collectively, the "European Deposi-taries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indi-rectly through Euroclear or Cedel, on the other, will be effected in DTC through The Chase Manhattan Bank ("Chase") or Citibank, N.A. ("Citibank"), the relevant depositaries of Euroclear and Cedel, respectively, and each a participating member of DTC. The in-terests of the Certificate Owners will be represented by book entries on the records of DTC and participating members thereof. No Certificate Owner will be entitled to re-ceive a definitive certificate representing such person's interest, except in the event that definitive Certificates are issued un-der the limited circumstances described in the Pooling and Servicing Agreement. All references in this Prospectus Supplement to any of the Class A Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See "Risk Factors" and "Appendix A" hereto.

DISTRIBUTIONS.................... As more fully described herein, distribu-
                                  tions will be made on the Certificates on each Payment Date to the extent monies are available therefor, if and to the extent such Certificates are then entitled to such distributions, as described herein. Any dis-tributions on the Class A Certificates will be made on each Payment Date to Certificateholders of record on the related Record Date in an amount equal to the prod-uct of such Class A Certificateholder's Per-centage Interest and the amount available for distribution on such Payment Date to the holders of the same Class of Class A Certif-icates in accordance with the priorities described in "Description of the Certificates -- Distri-butions" herein.

                                  On any Payment Date, the amount available for distribution to holders of the Fixed Rate Group Certificates generally will equal the Available Payment Amount with respect to the Fixed Rate Group and the amount avail-able for distribution to holders of the Class A-5 Certificates generally will equal the Available Payment Amount with respect to the Floating Rate Group.

                                  The term "Available Payment Amount" gener-ally means, with respect to any Payment Date and each Home Equity Loan Group, (a) collec-tions on or with respect to the Home Equity Loans in such Home Equity Loan Group re-ceived by the Master Servicer or the Subservicer during the preceding calendar month other than scheduled payments due in months subsequent to such calendar month, net of the related Servicing Fee (defined below) paid to the Master Servicer and Subservicer and reimbursements for accrued and unpaid Servicing Fees, previous Advances and Servicing Advances and certain expenses paid by the Master Servicer and the Subservicer and the amount of the premium payable to the Insurer with respect to the preceding calendar month, (b) the amount of any Advances, as described further under "Advances" in this summary, (c) Compensating Interest and (d) any Insured Payments.

                                  For purposes of determining the Available
                                  Payment Amount with respect to each Home Eq-uity Loan Group, the Servicing Fee, certain expenses paid by the Master Servicer and the Subservicer and the amount of the premium payable to the Insurer will be allocated to each Home Equity Loan Group based upon the principal balances of the Home Equity Loans in such Home Equity Loan Group.

INTEREST DISTRIBUTIONS........... Interest on each Class of the Class A Cer-
                                  tificates will accrue during the related Ac-crual Period on the related Class Certifi-cate Balance (as defined below) immediately prior to the related Payment Date.

                                  Interest will accrue on each of the Class A-
                                  2, Class A-3 and Class A-4 Certificates at the respective Pass-Through Rates specified on the cover page hereof and will be dis-tributed, to the extent monies are available therefor, on each Payment Date, commencing in December, 1997. Interest with respect to the Class A-2, Class A-3 and Class A-4 Cer-tificates will accrue on the basis of a 360-day year consisting of twelve 30-day months.

                                  The Class A-1 Certificates will accrue in-terest during each Accrual Period at a per annum rate equal to the lesser of (i) One-Month LIBOR plus 0.16% and (ii) the Fixed Rate Group Net WAC Cap (the "Class A-1 Pass-Through Rate"). The Class A-5 Certificates will accrue interest during each Accrual Pe-riod at a rate equal to the lesser of (i) One-Month LIBOR plus 0.23% and (ii) the Floating Rate Group Net WAC Cap (the "Class A-5 Pass-Through Rate"). Interest with re-spect to the Class A-1 and Class A-5 Certif-icates will accrue on the basis of a 360-day year and the ac-tual days elapsed in the related Accrual Pe-riod.

                                  The Fixed Rate Group Net WAC Cap for any
                                  Payment Date will equal the average of the Net Mortgage Rates for the Fixed Rate Loans as of the first day of the preceding calen-dar month less 0.5% and less the premium payable to the Insurer with respect to the related Home Equity Loan Group (calculated as a per annum rate), with such average weighted by the respective principal bal-ances of each such Fixed Rate Loan as of such first day.

                                  The Floating Rate Group Net WAC Cap for any
                                  Payment Date will equal the average of the Net Mortgage Rates for the ARM Loans as of the first day of the preceding calendar month less, if such Payment Date occurs af-ter the date that is six months after the Closing Date, 0.75% and less the premium payable to the Insurer with respect to the related Home Equity Loan Group (calculated as a per annum rate), with such average weighted by the respective principal bal-ances of each such ARM Loan as of such first day.

                                  The "Net Mortgage Rate" for each Home Equity
                                  Loan is equal to the Mortgage Interest Rate less the per annum rate used to determine the Servicing Fee.

                                  The "Accrual Period" for each Payment Date and with respect to (i) the Adjustable Rate Certificates is defined to be the period from the preceding Payment Date, or the Closing Date in the case of the first Ac-crual Period, to and including the day pre-ceding the current Payment Date and (ii) the Class A-2, Class A-3 and Class A-4 Certifi-cates is defined to be the calendar month immediately prior to such Payment Date.

LIBOR CARRYOVER AMOUNT........... If on any Payment Date, the Class A-1 Pass-
                                  Through Rate or the Class A-5 Pass-Through
                                  Rate is limited by the Fixed Rate Group Net
                                  WAC Cap or the Floating Rate Group Net WAC
                                  Cap, respectively, the holders of such Class
                                  A Certificates will be entitled to receive, from and to the limited extent of funds available therefor as described herein, the related LIBOR Carryover Amount. The "LIBOR Carryover Amount" for any Payment Date and either Class of Adjustable Rate Certificates will equal the excess, if any, of (i) the sum of (a) the excess of interest accrued during the applicable Accrual Period on the applicable Class Certificate Balance at the rate determined by reference to One-Month LIBOR and the applicable margin (as to ei-ther Class of Adjustable Rate Certificates, the "LIBOR Rate") over interest accrued at the Class A-1 Pass-Through Rate or Class A-5 Pass-Through Rate, as applicable, and (b) 30 days' interest on such excess at the appli-cable LIBOR Rate over (ii) the amount, if any, distributed in respect of such excess on prior Payment Dates. The Certificate In-surance Policy does not cover, and the rat-ings of the Class A Certificates do not ad-dress the likelihood of, the payment of any LIBOR Carryover Amount.

PRINCIPAL DISTRIBUTIONS.......... Holders of the Class A Certificates will be entitled to receive on each Payment Date, to the extent of the portion of the Available Payment

                                  Amount attributable to the Home Equity Loans in the related Home Equity Loan Group (but not more than the Class Certificate Balance of the Class then outstanding), a distribu-tion allocable to principal in an amount calculated and described under "Description of the Certificates - Distributions; Payment Priority" herein.

CREDIT ENHANCEMENT............... The credit enhancement provided for the ben-
                                  efit of the Class A Certificateholders con-sists of (i) the overcollateralization and crosscollateralization mechanics which uti-lize the internal cash flows of the Trust and (ii) the Certificate Insurance Policy. For a description of the Certificate Insur-ance Policy, see "The Certificate Insurance Policy and the Insurer" herein.

                                  Overcollateralization. The credit enhance-ment provisions of the Trust result in a limited acceleration of the amortization of the Class A Certificates then entitled to distributions of principal related to a Home Equity Loan Group relative to the amortiza-tion of the Home Equity Loans in such Home Equity Loan Group in the early months of the transaction. The accelerated amortization is achieved by the application of excess inter-est collections to payments in reduction of the related Class A Certificate Balance. The "excess interest" collections that are used to achieve this limited acceleration are es-sentially the excess of the interest collec-tions with respect to the Home Equity Loans in each Home Equity Loan Group (net of the Servicing Fee, the premium paid to the In-surer and reimbursement of Advances and Ser-vicing Advances) over the amount of interest that is accruing with respect to the related Class A Certificates.

                                  This acceleration feature creates, with re-spect to each Home Equity Loan Group, overcollateralization (i.e., the excess of the aggregate outstanding principal balance of the Home Equity Loans in the related Home Equity Loan Group over the aggregate Class Certificate Balance of the Class A Certifi-cates related to such Home Equity Loan Group). Once the required level of overcollateralization is reached, i.e. the Overcollateralization Requirement (as de-fined herein), the acceleration feature will cease unless necessary to maintain the re-quired level of overcollateralization. Once the acceleration provisions cease because the Overcollateralization Requirement has been achieved, then such "excess interest" collections described above and initially used to accelerate the Class A Certificates will, subject to the discussion below of cross-collateralization, be passed through to the Class R Certificateholder to the ex-tent that such amounts are not needed to re-imburse the Insurer for the payment of any Insured Payments pursuant to the Certificate Insurance Policy.

                                  Cross Collateralization. The Pooling and
                                  Servicing Agreement provides for cross-
                                  collateralization through the application of certain excess amounts generated by one Home Equity Loan Group to fund shortfalls with respect to the other Home Equity Loan Group and to meet the Overcollateralization Re-quirement for the other Home Equity Loan Group. See "Description of the Certifi-cates -- Distributions" herein.

THE CERTIFICATE INSURANCE
POLICY........................... On or before the Closing Date, there will be obtained a Certificate Insurance Policy, which is non-cancelable, in favor of the Trustee on behalf of the Class A Certificateholders. The Certificate Insur-ance Policy will, subject to its terms, pro-vide for the timely payment of interest on the Class A Certificates on each Payment Date and the ultimate payment of principal for the Class A Certificates. The Certifi-cate Insurance Policy does not guarantee to the Class A Certificateholders any specified rate of prepayments and does not guarantee payment of any LIBOR Carryover Amount. The Insurer is Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corpora-tion whose claims paying ability is rated "AAA" by S&P and "Aaa" by Moody's. See "The Certificate Insurance Policy and the Insur-er" herein.

ADVANCES......................... On each Payment Date the Master Servicer will make an advance (each, an "Advance") in an amount equal to all monthly payments of interest that were due on the Home Equity Loans during the preceding calendar month and delinquent at the close of business on the last day of such month, to the extent the Master Servicer believes that the amount so advanced will be recoverable from subse-quent payments and collections in respect of the related Home Equity Loan. On each Pay-ment Date, the Master Servicer will be enti-tled to a first priority reimbursement for previous Advances from funds received with respect to such delinquent Home Equity Loans. When the Master Servicer has deter-mined that any Advances are nonrecoverable, the Master Servicer will be entitled to a first priority reimbursement for such Ad-vances from any funds received with respect to the Home Equity Loans.

                                  In addition, the Master Servicer will ad-vance funds to satisfy or to keep current any Home Equity Loans secured by senior liens, in order to preserve the Trust's in-terest in such Home Equity Loans, or to pay taxes, legal expenses and attorney fees, in-surance premiums and similar expenses relat-ing to a Home Equity Loan (each, a "Servic-ing Advance"), to the extent that the Master Servicer believes that the amount so ad-vanced will be recoverable from subsequent payments and collections on the related Home Equity Loan. The Master Servicer will be en-titled to a first priority reimbursement for previous Servicing Advances from funds re-ceived with respect to the Home Equity Loans. See "Description of the Certifi-cates--Advances" herein and in the Prospec-tus.

SERVICING........................ The Master Servicer will be responsible for servicing the Home Equity Loans in accor-dance with the Pooling and Servicing Agree-ment and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. On the Clos-ing Date the Master Servicer will enter into a subservicing agreement (the "Subservicing Agreement") with Metropolitan Mortgage Com-pany (the "Subservicer") whereby the Subservicer will agree to service the MMC Loans (as defined herein) in accordance with the Pooling and Servicing Agreement and gen-erally in accordance with the first and sec-ond mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "Description of the Certificates--Servicing Standards" and "--Use of Subservicers" in the Prospectus for a further description of the provisions of the Pooling and Servicing Agreement re-lating to servicing standards and the use of subservicers.

SERVICING FEE.................... The Master Servicer (with respect to the TMC
                                  Loans) and the Subservicer (with respect to the MMC Loans) will be entitled to a fee of 0.50% per annum of the outstanding principal balance of each such Home Equity Loan (the "Servicing Fee") payable out of collections with respect to the Home Equity Loans as provided in the Pooling and Servicing Agree-ment.

RATINGS.......................... It is a condition to the issuance of the
                                  Certificates that the Class A Certificates be rated "Aaa" by Moody's and "AAA" by S&P (each of Moody's and S&P, a "Rating Agen-cy"). A security rating is not a recommenda-tion to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Class A Certificates, and, ac-cordingly, there can be no assurance that the ratings assigned to the Class A Certifi-cates upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquid-ity of the Class A Certificates may be ad-versely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the likelihood of the payment of any LIBOR Carryover Amount. See "Ratings" here-in.

OPTIONAL TERMINATION AND
TERMINATION AUCTION.............. The Master Servicer may, at its option, ter-
                                  minate the Pooling and Servicing Agreement on any date on which the Pool Principal Bal-ance is less than 10% of the Original Pool Principal Balance (the "Clean-up Call Date") by purchasing from the Trust, on the next succeeding Payment Date, all of the Home Eq-uity Loans and all Mortgaged Properties ac-quired by foreclosure or deed in lieu of foreclosure ("REO Properties") then remain-ing in the Trust at a price described herein under "Description of the Certificates-- Op-tional Termination and Termination Auction." If the Master Servicer does not exercise such option within 90 days of the Clean-up Call Date, the Trustee is required to con-duct a Termination Auction. If satisfactory bids are received as described under "De-scription of the Certificates--Optional Ter-mination and Termination Auction" herein, such remaining Home Equity Loans and REO Properties will be sold and the proceeds distributed to the Certificateholders in the same priority as distributions are made on any Payment Date. Any early termination and early retirement of the Class A Certificates that results from the Master Servicer's ex-ercise of its option or a successful Termi-nation Auction may have an effect on an in-vestor's yield. See "Prepayment and Yield Considerations" herein and in the Prospec-tus.

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES..................... An election will be made to treat the assets of the Trust as a "real estate mortgage in-vestment conduit" (a "REMIC") for federal income tax purposes.

                                  Upon the issuance of the Certificates,
                                  Orrick, Herrington & Sutcliffe LLP, counsel to the Seller, will deliver its opinion gen-erally to the effect that, assuming compli-ance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes the Trust will qualify as a REMIC under Sections 860A through 860G of the In-ternal Revenue Code of 1986.

                                  For federal income tax purposes, the Class R
                                  Certificate will be the sole class of "re-sidual interests" in the Trust and the Class A Certificates will represent ownership of "regular interests" in the Trust and gener-ally will be treated as representing owner-ship of debt instruments in the Trust.

                                  For further information regarding the fed-eral income tax consequences of investing in the Class A Certificates, see "Certain Fed-eral Income Tax Consequences" herein and in the Prospectus.

ERISA CONSIDERATIONS............. The U.S. Department of Labor has issued an exemption, as described under "ERISA Consid-erations--Prohibited Transaction Exemptions" in the Prospectus, to J.P. Morgan Securities Inc. The purchase or holding of the Class A Certificates by, on behalf of, or with "plan assets" of a pension or other employee bene-fit plan (a "Plan") may qualify for exemptive relief under such exemption. How-ever, such exemption contains a number of conditions, as described under "ERISA Con-siderations--Prohibited Transaction Exemp-tions" in the Prospectus. Any Plan fiduciary considering whether to purchase any of the Class A Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA. See "ERISA Considerations" herein and in the Prospectus.

LEGAL INVESTMENT................. The Class A Certificates will not constitute
                                  "mortgage related securities" under the Sec-ondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because the Mortgage Pool in-cludes Home Equity Loans that are secured by second Mortgages. Investors should consult their own legal advisers in determining whether and to what extent any Class of Cer-tificates constitute legal investments for such investors. See "Legal Investment" here-in.

USE OF PROCEEDS.................. The Seller will use the net proceeds re-
                                  ceived from the sale of the Class A Certifi-cates to purchase the Home Equity Loans.

                                 RISK FACTORS

Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Class A Certificates:

RISKS OF THE HOME EQUITY LOANS

Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delin-quency on mortgage loans generally. Any concentration of the Home Equity Loans in such a region may present risk considerations in addition to those gener-ally present for similar mortgage-backed securities without such concentra-tion. In addition, any geographic concentration of the Mortgaged Properties may increase the risk of loss due to natural disasters such as hurricanes, tornadoes and floods. In particular, as of the Cut-off Date approximately 63.7% by principal balance of the Fixed Rate Loans in the Fixed Rate Group are secured by Mortgaged Properties located in the state of Florida. In addition, as of the Cut-off Date approximately 23.6% and 11.8% by principal balance of the ARM Loans in the Floating Rate Group are secured by Mortgaged Properties located in the states of Michigan and Texas, respectively. See "Description of the Mortgage Pool" herein for further information regarding the geographic concentration of the Home Equity Loans in the Mortgage Pool.

Junior Liens. As of the Cut-off Date, approximately 21.96% by principal bal-ance of the Fixed Rate Loans in the Fixed Rate Group are secured by second or more junior Mortgages. Although little data is available, the rate of default of junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. See "Risk Factors--Risks of the Home Eq-uity Loans--Junior Liens" in the Prospectus.

Risk of Early Defaults of Recently Originated Home Equity Loans. Many of the Home Equity Loans were originated within 12 months of the Cut-off Date. In particular, as of the Cut-off Date, the weighted average number of months elapsed since origination (with such average weighted by the respective prin-cipal balances of such loans) of the Fixed Rate Loans is 10.365 months and of the ARM Loans is 8.161 months. Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in their early years. Liquidation proceeds received upon liquidation of a Mortgaged Property following a default on the related Home Equity Loan will have the same effect as a principal prepayment on the yield to maturity of the Class of Class A Certificates receiving such proceeds. In general, the earlier a pre-payment is received, the greater will be the effect on the yield to maturity. In addition, Certificateholders may not be able to reinvest such prepayments at yields equal to the yields on the related Certificates.

Prepayments May Vary. All of the Home Equity Loans may be prepaid in whole or in part at any time. Certain of the Fixed Rate Loans include provisions that may subject the Mortgagor to a charge in connection with certain prepayments. Neither the Seller, the Master Servicer, the Subservicer nor any of their Af-filiates is aware of any publicly available studies or statistics on the rate of prepayment of loans such as the Home Equity Loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional mortgage loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, the Master Servicer and Subservicer are required to enforce any due-on-sale provi-sions contained in the Home Equity Loans unless prohibited by law. See "Cer-tain Legal Aspects of the Loans--Enforceability of Certain Provisions" in the Prospectus.

Underwriting Standards Affect Performance. As described under "The Master Servicer and the Subservicer--Origination and Servicing Experience" herein, the underwriting standards of the Master Servicer and the Subservicer gener-ally are less stringent than those of FNMA or FHLMC with respect to a borrow-er's credit history and in certain other respects. As a result of this ap-proach to underwriting, the Home Equity Loans may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a more traditional manner.

Delinquent Home Equity Loans. As of the Cut-off Date, approximately 1.67%, and 0.52% of the Fixed Rate Loans (by principal balance) were 31 to 60 days delin-quent, and in bankruptcy, respectively. As of the Cut-off Date, 2.29%, and 0.47% of the ARM Loans (by principal balance) were 31 to 60 days delinquent and in bankruptcy, respectively. The Master Servicer expects that as of the Closing Date, up to approximately 0.137% (by principal balance) and 1.452% (by principal balance) of the Fixed Rate Loans and the ARM Loans, respectively, will be in acceleration or otherwise in the preliminary stages leading to foreclosure.

  The Master Servicer (with respect to the TMC Loans) and the Subservicer (with respect to the MMC Loans) will covenant that if any such Home Equity Loan is not brought current within 60 days of the Closing Date, the Master Servicer or Subservicer, as applicable, will prior to the 90th day after the Closing Date substitute other Home Equity Loans therefore or repurchase such Home Equity Loans. To the ex-tent the Master Servicer or Subservicer is unable to substitute for such Home Equity Loans, holders of the Class A-1 and/or Class A-5 Certificates, as ap-plicable, will receive a prepayment of principal that would be significant.

Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures and require licensing of a person originating or acquiring home equity loans like the Home Equity Loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and col-lection of the Home Equity Loans. The Seller will be required to repurchase any Home Equity Loans that, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, vio-lations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement.

The Home Equity Loans are also subject to federal laws, including:

  (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereun-der, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans;

  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereun-der, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act in the extension of credit; and

  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Home Equity Loans and, in addition, could subject the Seller to damages and administrative enforcement. The Seller will be required to repurchase any Home Equity Loans that, at the time of origination, did not comply with such federal laws or regulations.

Some of the Home Equity Loans will be subject to the Riegle Community Develop-ment and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorpo-rates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money home equity loans with high interest rates or high upfront fees and charges. In general, home equity loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Secu-rities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all home equity loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon cred-itors who fail to comply with their provisions and may affect the enforceabil-ity of the related loans. In addition, any assignee of the creditor would gen-erally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the home equity loan. The Seller will represent and warrant in the Pooling and Servicing Agreement that each Home Equity Loan was originated in compliance with all applicable laws including the Truth-in-Lending Act, as amended.

Book-entry Registration May Affect Liquidity. Issuance of the Class A Certifi-cates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Class A Certificates for which they cannot obtain physical certificates.

Since transactions in the Class A Certificates can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Class A Certifi-cate to persons or entities that do not participate in the DTC, Cedel or Euroclear system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing such Certif-icates.

Reduction of Rating May Affect Price. The rating of the Class A Certificates will depend primarily on an assessment by the Rating Agencies of the Home Eq-uity Loans and upon the claims-paying ability of the Insurer. Any reduction in a rating assigned to the claims-paying ability of the Insurer below the rating initially given to the Class A Certificates would likely result in a with-drawal or reduction in the rating of the Class A Certificates. Any such with-drawal or downgrading of the ratings of the Class A Certificates may adversely affect the liquidity and the prices purchasers may be willing to pay for such Certificates. The rating by the Rating Agencies of the Class A Certificates is not a recommendation to purchase, hold or sell the Class A Certificates. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepay-ments. See "Ratings" herein.

Limited Operating History of Master Servicer. The Master Servicer commenced originating and servicing mortgage loans in June 1996 as part of Transamerica Finance Corporation's strategy to build a centralized real estate secured lending operation. Accordingly, the Master Servicer has a limited operating history, and the available delinquency or loss experience data is unlikely to be indicative of future performance. Currently, the Master Servicer services a loan portfolio with an aggregate principal amount of approximately $160 mil-lion, which consists primarily of first mortgage loans.

CREDITORS' RIGHTS AND BANKRUPTCY CONSIDERATIONS

Creditors' Rights Considerations. During the period that the Class A Certifi-cates are outstanding and so long as certain conditions specified by the In-surer are met, assignments of the related Mortgages to the Trustee will not be required to be recorded. The failure to record assignments of the Mortgages to the Seller and to the Trustee in some states in which the Mortgaged Properties are located, may have the result of making the sale thereof ineffective against (i) creditors of a prior owner or the Seller, (ii) a purchaser to whom a prior owner or the Seller fraudulently, negligently, or inadvertently sells a Home Equity Loan, or (iii) any bankruptcy trustee or similar official ap-pointed for a prior owner or the Seller.

If the conditions specified by the Insurer are not met, assignments of the Mortgages in favor of the Trustee will be required to be recorded (or opinions of counsel acceptable to the Insurer and the Rating Agencies will be obtained to the effect that recording is not required to protect the Trust's interest in and to the related Home Equity Loan). See "Description of the Certifi-cates--Assignment of the Home Equity Loans" in the Prospectus.

Bankruptcy Related Matters. The transactions described herein will be struc-tured such that the Seller is unlikely to become the debtor in a case under the United States Bankruptcy Code and so that, even if such a filing should occur, it should not result in consolidation of the assets and liabilities of the Seller with those of any person selling the Home Equity Loans to the Sell-er. These steps include the creation of the Seller as a separate, limited pur-pose corporation, the certificate of incorporation of which contains limita-tions on the nature of its business and restrictions on the ability of the Seller to commence voluntary or involuntary cases or proceedings under the Bankruptcy Code without the prior unanimous affirmative vote of all its direc-tors. The Seller does not and will not engage in any activities other than the transactions described herein and other similar transactions and activities incidental to, or necessary or convenient to accomplish the foregoing. The Seller has no current intention of filing a voluntary petition under the Bank-ruptcy Code. No assurance can be given, however, that the Seller or a prior owner of the Home Equity Loans will not become a debtor in a case under the Bankruptcy Code, or that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be con-solidated with those of such prior owners.

The Master Servicer and the Subservicer will each represent and warrant with respect to the TMC Loans and the MMC Loans, respectively, that the transfer of the Home Equity Loans to the Seller will constitute a sale to the Seller, and that all actions that are required to perfect the Seller's ownership interests in the Home Equity Loans have been taken. Accordingly, it is intended that such Home Equity Loans will not be part of the bankruptcy estate of any prior owner and will not be available to the creditors of any prior owner. However, in the event of the bankruptcy of any prior owner, it is possible that such prior owner, a bankruptcy trustee for such prior owner or a creditor of such prior owner may attempt to recharacterize the transaction between the prior owner and the Seller as a pledge of the Home Equity Loans in connection with a borrowing by such prior owner rather than a true sale. This position, if as-serted, could prevent timely payments of amounts due on the related Certifi-cates. If such an attempt were successful, reductions in distributions of principal and interest on such Certificates could result, or such a trustee in bankruptcy could elect to accelerate payment of the obligation to the Seller and liquidate the Home Equity Loans.

YIELD AND PREPAYMENT CONSIDERATIONS

General. The yield to maturity on each Class of the Class A Certificates will depend on the rate and timing of payment of principal on the Home Equity Loans in the related Home Equity Loan Group, and in certain circumstances, the Home Equity Loans in the other Home Equity Loan Group, including prepayments, liq-uidations due to defaults and repurchases due to defective documentation or breaches of representations and warranties. Such yield may be adversely af-fected by a higher or lower than anticipated rate of prepayments on the Home Equity Loans in the related Home Equity Loan Group. Because the actual prepay-ment experience of a pool of loans is dependent on a wide variety of economic and market factors which change from time to time, such as relative interest rates, general economic conditions, homeowner mobility and the availability of alternative financing, the Seller does not believe that disclosure of the his-torical prepayment experience of the Master Servicer or the Subservicer would be informative or relevant for investors. No representation is made by the Seller, the Master Servicer, the Subservicer or any of their affiliates as to the prepayment ex-perience with respect to the Home Equity Loans.

The Class A Certificates have been structured so that principal distributions thereon will be made, to the extent funds are available, in an amount neces-sary to cause the principal balances of the related Home Equity Loans to ex-ceed the aggregate Class Certificate Balance of the related Class A Certifi-cates by the applicable Overcollateralization Requirement. In the case of the Fixed Rate Certificates, all such payments of principal will be applied to the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance and the Class A-4 Certificate Balance sequentially until each such Class Certificate Balance has been reduced to zero. As a result, such Certificates will be sensitive in varying degrees to the rate of princi-pal payments and prepayments on the Home Equity Loans in the Fixed Rate Group. See "Certain Yield and Prepayment Considerations" herein and in the Prospec-tus.

The Accrual Period for each Payment Date with respect to the Class A-2, Class A-3 and Class A-4 Certificates will be the calendar month immediately prior to the such Payment Date. Collections on Home Equity Loans will not be distrib-uted until at least the 25th of the following month. As a result, the yield to such Certificateholders will be slightly lower than would be the case if the Accrual Period were to be from Payment Date to Payment Date.

Basis Risk. Although all of the ARM Loans provide for periodic adjustments to the Mortgage Interest Rates, some of such ARM Loans will not have their first adjustment dates for a period of time that is longer than would otherwise be indicated by the applicable index ("Delayed First Adjustment Loans"). Until their respective first adjustment dates, each Delayed First Adjustment Loan will bear interest at a fixed rate set at the origination of such loan. Even after such first adjustment dates, the Mortgage Interest Rates on a substan-tial majority of the ARM Loans will adjust at 12- or 24-month intervals. The Class A-5 Pass-Through Rate is subject to adjustment monthly based on an index (One-Month LIBOR) that is different from the indices for the ARM Loans and that may move differently than such indices. Since the Floating Rate Group Net WAC Cap is largely a function of the weighted average of the Mortgage Interest Rates on the ARM Loans, any delay in the adjustment of such Mortgage Interest Rates may make it more likely that the Class A-5 Pass-Through Rate will be limited by the Floating Rate Group Net WAC Cap. Although holders of the Class A-5 Certificates will be entitled to any related LIBOR Carryover Amount from and to the limited extent of funds available therefor as provided herein, there can be no assurance that such funds will be available or sufficient for such purposes. In addition, the Certificate Insurance Policy does not cover, and the ratings of the Class A Certificates do not address the likelihood of, payment of any LIBOR Carryover Amount.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

The description herein of the Home Equity Loans comprising part of the Trust (the "Mortgage Pool") and of the Mortgaged Properties describes the pool of Home Equity Loans as it was constituted on the Cut-off Date. The Mortgage Pool consists of 3,153 Home Equity Loans and had an aggregate principal balance outstanding as of the Cut-off Date of $169,131,344 (the "Original Pool Princi-pal Balance"). The promissory notes (the "Mortgage Notes") evidencing the Home Equity Loans are secured by mortgages primarily on one- to four-family dwell-ings, condominiums, units in planned unit developments and manufactured homes. None of the Home Equity Loans is insured or guaranteed by any governmental agency. As of the Cut-off Date, no Home Equity Loan had a scheduled maturity later than October 1, 2027. The Home Equity Loans were acquired by the Seller as described under "The Consumer Mortgage Loan Program" in the Prospectus and "The Master Servicer and the Subservicer--Origination and Servicing Experi-ence" herein.

Each Home Equity Loan in the Trust will be assigned to one of two mortgage loan groups (the "Fixed Rate Group" and the "Floating Rate Group", respec-tively and each a "Home Equity Loan Group") comprised of Home Equity Loans which bear fixed interest rates only, in the case of the Fixed Rate Group, and Home Equity Loans which bear adjustable interest rates only ("ARM Loans"), in the case of the Floating Rate Group. Distributions on the Class A-5 Certifi-cates will be calculated by reference to amounts available for distribution in respect of Home Equity Loans in the Floating Rate Group. Distributions on the Fixed Rate Group Certificates will be calculated by reference to amounts available for distribution in respect of the Home Equity Loans in the Fixed Rate Group. 39.04% of the Fixed Rate Loans in the Fixed Rate Group are TMC Loans and 60.96% are MMC Loans. 96.85% of the ARM Loans in the Floating Rate Group are TMC Loans and 3.15% are MMC Loans.

Each Home Equity Loan was selected for inclusion in the Mortgage Pool from among those home equity loans in the Portfolio that satisfied, among other things, the following criteria as of the Cut-off Date: were not 61 or more days past due, had a remaining principal balance of not less than $100, had Mortgage Interest Rates greater than or equal to 6%, had a Combined Loan-to-Value Ratio of less than or equal to 100% and were not in foreclosure.

FIXED RATE GROUP

The Fixed Rate Group consists of 2,008 Home Equity Loans representing 33.4% of the Original Pool Principal Balance. The Fixed Rate Loans provide for level monthly installments consisting of interest equal to one-twelfth of the appli-cable Mortgage Interest Rate times the unpaid principal balance, with the re-mainder of such payment applied to principal. No adjustment is made if a pay-ment is made earlier or later than the due date, although the Mortgagor may be subject to a late payment penalty. If such Home Equity Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

As of the Cut-off Date, the unpaid principal balance of the Fixed Rate Loans averaged $28,098 and the highest and lowest remaining principal balance of the Fixed Rate Loans was $585,495 and $524, respectively. The Mortgage Interest Rates on the Fixed Rate Loans ranged from 8.625% to 15.95% per annum, the weighted average Mortgage Interest Rate of the Fixed Rate Loans was 11.68% per annum, the weighted average original term to scheduled maturity of the Fixed Rate Loans was 225.4 months and the weighted average remaining term to sched-uled maturity of the Fixed Rate Loans was 215.1 months. The original term to scheduled maturity of the Fixed Rate Loans ranged from 24 months to 360 months. As of the dates of origination of the Fixed Rate Loans, the Combined Loan-to-Value Ratios ranged from 3% to 100% and the weighted average Combined Loan-to-Value Ratio of the Fixed Rate Loans was approximately 61.6%. See also "Description of the Mortgage Pools -- General" in the Prospectus

Set forth below is a description of certain additional characteristics of the Fixed Rate Group as of the Cut-off Date.

                           MORTGAGE POOL STATISTICS

                               FIXED RATE GROUP

    DISTRIBUTION OF REMAINING MONTHS TO STATED MATURITY -- FIXED RATE GROUP

The following table sets forth the range of remaining months to stated matu-rity with respect to the Fixed Rate Loans in the Fixed Rate Group as of the Cut-off Date.

                               --------------------------------------------
   RANGE OF REMAINING                                            PERCENT OF
    MONTHS TO STATED           NUMBER OF FIXED                    PRINCIPAL
      MATURITY                      RATE LOANS PRINCIPAL BALANCE    BALANCE
   ------------------          --------------- ----------------- ----------
     1 -  60..................             347    $ 2,554,751.04       4.53%
    61 - 120..................             509      7,374,401.53      13.07
   121 - 180..................             673     20,058,072.89      35.55
   181 - 240..................             214      9,768,175.26      17.31
   241 -0300..................              17      1,185,903.53       2.10
   301 - 360..................             248     15,479,232.76      27.44
                                         -----    --------------     ------
     Total....................           2,008    $56,420,537.01     100.00%
                                         =====    ==============     ======

          DISTRIBUTION OF MORTGAGE INTEREST RATES -- FIXED RATE GROUP

The following table sets forth the range of Mortgage Interest Rates with re-spect to the Fixed Rate Loans in the Fixed Rate Group as of the Cut-off Date.

                               --------------------------------------------
                                                                 PERCENT OF
   MORTGAGE INTEREST           NUMBER OF FIXED                    PRINCIPAL
     RATE RANGE                     RATE LOANS PRINCIPAL BALANCE    BALANCE
   -----------------           --------------- ----------------- ----------
    8.01% - 9.00%.............              61    $ 1,028,132.56       1.82%
    9.01% - 10.00%............             287      4,814,531.28       8.53
   10.01% - 11.00%............             506     13,612,186.28      24.13
   11.01% - 12.00%............             554     17,046,185.02      30.21
   12.01% - 13.00%............             480     16,232,518.59      28.77
   13.01% - 14.00%............              99      3,074,391.04       5.45
   14.01% - 15.00%............              18        494,886.29       0.88
   15.01% - 16.00%............               3        117,705.95       0.21
                                         -----    --------------     ------
     Total....................           2,008    $56,420,537.01     100.00%
                                         =====    ==============     ======

            DISTRIBUTION OF PRINCIPAL BALANCES -- FIXED RATE GROUP

The following table sets forth the range of principal balances with respect to the Fixed Rate Loans in the Fixed Rate Group as of the Cut-off Date.

                               --------------------------------------------
                                                                 PERCENT OF
   RANGE OF PRINCIPAL          NUMBER OF FIXED                    PRINCIPAL
      BALANCES                      RATE LOANS PRINCIPAL BALANCE    BALANCE
   ------------------          --------------- ----------------- ----------
         1 -  25,000..........           1,178    $14,374,915.27      25.48%
    25,001 -  50,000..........             549     19,581,334.42      34.71
    50,001 -  75,000..........             181     10,851,951.93      19.23
    75,001 - 100,000..........              53      4,596,394.87       8.15
   100,001 - 125,000..........              19      2,163,350.67       3.83
   125,001 - 150,000..........              16      2,116,431.96       3.75
   150,001 - 175,000..........               4        630,636.47       1.12
   175,001 - 200,000..........               2        385,292.67       0.68
   200,001 - 225,000..........               4        826,269.46       1.46
   300,001 - 325,000..........               1        308,464.48       0.55
   575,001 - 600,000..........               1        585,494.81       1.04
                                         -----    --------------     ------
     Total....................           2,008    $56,420,537.01     100.00%
                                         =====    ==============     ======

 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE -- FIXED RATE GROUP

The following table sets forth the geographic distribution by state of the Mortgaged Properties relating to the Fixed Rate Loans in the Fixed Rate Group as of the Cut-off Date.


                               --------------------------------------------
                                                                 PERCENT OF
   MORTGAGED PROPERTY          NUMBER OF FIXED                    PRINCIPAL
       STATE                        RATE LOANS PRINCIPAL BALANCE    BALANCE
   ------------------          --------------- ----------------- ----------
   Alabama....................               7    $   317,628.94       0.56%
   Arizona....................              28      1,474,250.37       2.61
   Arkansas...................               5        187,155.72       0.33
   California.................              13      1,078,857.05       1.91
   Colorado...................               2         92,629.88       0.16
   Florida....................           1,635     35,909,302.24      63.65
   Georgia....................               1         84,764.70       0.15
   Idaho......................               1         78,017.54       0.14
   Illinois...................               5        845,918.25       1.50
   Indiana....................              12        486,642.86       0.86
   Iowa.......................               2        109,328.35       0.19
   Kentucky...................              10        437,252.89       0.77
   Louisiana..................              24      1,217,945.56       2.16
   Maryland...................               4        359,919.42       0.64
   Massachusetts..............               1        198,253.62       0.35
   Michigan...................              23      1,158,314.73       2.05
   Minnesota..................              11        558,979.44       0.99
   Mississippi................               7        236,448.36       0.42
   Missouri...................              12        443,141.70       0.79
   Montana....................               1         79,666.31       0.14
   Nevada.....................               1         38,943.52       0.07
   New Hampshire..............               2         55,745.47       0.10
   New Jersey.................               6        301,273.87       0.53
   New Mexico.................               1         49,980.66       0.09
   New York...................               7        290,808.58       0.52
   North Carolina.............              34      1,242,164.57       2.20
   North Dakota...............               1         18,620.20       0.03
   Ohio.......................              53      2,904,201.99       5.15
   Oklahoma...................              15        841,350.21       1.49
   Oregon.....................               1        132,575.46       0.23
   Pennsylvania...............               7        429,698.30       0.76
   South Carolina.............               9        486,565.94       0.86
   South Dakota...............               1         46,827.06       0.08
   Tennessee..................              15        604,417.31       1.07
   Texas......................              41      2,597,567.82       4.60
   Utah.......................               1         36,141.18       0.06
   Virginia...................               5        575,888.34       1.02
   Washington.................               3        367,338.49       0.65
   West Virginia..............               1         46,010.11       0.08
                                         -----    --------------     ------
     Total....................           2,008    $56,420,537.01     100.00%
                                         =====    ==============     ======

                      OCCUPANCY TYPE -- FIXED RATE GROUP

The following table sets forth the occupancy types (as represented by the Mortgagor) with respect to the Fixed Rate Loans in the Fixed Rate Group as of the Cut-off Date.

                               -------------------------------------------------
                                                                 PERCENT OF
                               NUMBER OF FIXED                    PRINCIPAL
   OCCUPANCY TYPE                   RATE LOANS PRINCIPAL BALANCE    BALANCE
   --------------              --------------- ----------------- ----------
   Mortgager..................           1,884    $52,351,409.63      92.79%
   Tenant.....................             116      3,706,173.51       6.57
   Unknown....................               8        362,953.87       0.64
                                         -----    --------------     ------
     Total....................           2,008    $56,420,537.01     100.00%
                                         =====    ==============     ======

           SENIOR MORTGAGE LOAN-TO-VALUE RATIOS -- FIXED RATE GROUP

The following table sets forth the range of original senior mortgage Loan-to-Value Ratios with respect to the Fixed Rate Loans in the Fixed Rate Group.

                               -------------------------------------------------
                                                                 PERCENT OF
   RANGE OF SENIOR             NUMBER OF FIXED                    PRINCIPAL
    MORTGAGE LTV                    RATE LOANS PRINCIPAL BALANCE    BALANCE
   ---------------             --------------- ----------------- ----------
    0.01% -  10.00%...........             265    $ 2,019,322.64       3.58%
   10.01% -  20.00%...........             428      5,249,744.98       9.30
   20.01% -  30.00%...........             297      5,534,009.48       9.81
   30.01% -  40.00%...........             219      5,349,415.22       9.48
   40.01% -  50.00%...........             179      5,534,364.31       9.81
   50.01% -  60.00%...........             171      6,808,217.57      12.07
   60.01% -  70.00%...........             164      8,997,670.86      15.95
   70.01% -  80.00%...........             183     10,374,409.23      18.39
   80.01% -  90.00%...........              96      6,336,052.89      11.23
   90.01% - 100.00%...........               6        217,329.83       0.39
                                         -----    --------------     ------
     Total....................           2,008    $56,420,537.01     100.00%
                                         =====    ==============     ======

               COMBINED LOAN-TO-VALUE RATIOS -- FIXED RATE GROUP

The following table sets forth the range of original Combined Loan-to-Value Ratios with respect to the Fixed Rate Loans in the Fixed Rate Group.

                               -------------------------------------------------
                                                                 PERCENT OF
   RANGE OF COMBINED           NUMBER OF FIXED                    PRINCIPAL
     LTV RATIOS                     RATE LOANS PRINCIPAL BALANCE    BALANCE
   -----------------           --------------- ----------------- ----------
    0.01% -  10.00%...........              23    $   164,952.71       0.29%
   10.01% -  20.00%...........              95      1,014,939.05       1.80
   20.01% -  30.00%...........             215      2,868,843.45       5.08
   30.01% -  40.00%...........             234      4,256,000.46       7.54
   40.01% -  50.00%...........             272      6,371,844.73      11.29
   50.01% -  60.00%...........             375      9,731,382.58      17.25
   60.01% -  70.00%...........             363     12,374,573.14      21.93
   70.01% -  80.00%...........             267     11,755,194.45      20.83
   80.01% -  90.00%...........             142      7,376,214.90      13.07
   90.01% - 100.00%...........              22        506,591.54       0.90
                                         -----    --------------     ------
     Total....................           2,008    $56,420,537.01     100.00%
                                         =====    ==============     ======

                      PROPERTY TYPES -- FIXED RATE GROUP

The following table sets forth the property types with respect to the Fixed Rate Loans in the Fixed Rate Group as of the Cut-off Date.

                               -------------------------------------------------
                                                                 PERCENT OF
                               NUMBER OF FIXED                    PRINCIPAL
   PROPERTY TYPE                    RATE LOANS PRINCIPAL BALANCE    BALANCE
   -------------               --------------- ----------------- ----------
   Single Family.............            1,966    $53,975,763.29      95.67%
   Manufactured Home.........               12        556,330.43       0.99
   2-4 Family................               12        697,869.41       1.24
   Planned Unit Development..                7        786,792.62       1.39
   Condominium...............                5        188,626.17       0.33
   Triplex...................                1         30,782.45       0.05
   Townhouse.................                2         36,462.98       0.06
   Duplex....................                2        133,726.41       0.24
   Not Specified.............                1         14,183.25       0.03
                                         -----    --------------     ------
     Total...................            2,008    $56,420,537.01     100.00%
                                         =====    ==============     ======

               DISTRIBUTION BY LIEN POSITION -- FIXED RATE GROUP

The following table sets forth the lien position with respect to the Fixed Rate Loans in the Fixed Rate Group as of the Cut-off Date.

                               -------------------------------------------------
                                                                 PERCENT OF
                               NUMBER OF FIXED                    PRINCIPAL
   LIEN POSITION                    RATE LOANS PRINCIPAL BALANCE    BALANCE
   -------------               --------------- ----------------- ----------
   First......................           1,170    $44,026,743.29      78.03%
   Second.....................             798     12,127,189.11      21.49
   Third......................              40        266,604.61       0.47
                                         -----    --------------     ------
     Total....................           2,008    $56,420,537.01     100.00%
                                         =====    ==============     ======

    DISTRIBUTION OF ORIGINAL MONTHS TO STATED MATURITY -- FIXED RATE GROUP

The following table sets forth the range of original months to stated maturity with respect to the Fixed Rate Loans in the Fixed Rate Group.

                               -------------------------------------------------
   RANGE OF ORIGINAL                                             PERCENT OF
   MONTHS TO STATED            NUMBER OF FIXED                    PRINCIPAL
     MATURITY                       RATE LOANS PRINCIPAL BALANCE    BALANCE
   -----------------           --------------- ----------------- ----------
     1 -  60..................             298    $ 2,260,719.40       4.01%
    61 - 120..................             543      7,365,342.10      13.05
   121 - 180..................             683     19,971,026.26      35.40
   181 - 240..................             208      9,484,038.32      16.81
   241 - 300..................              21      1,237,833.57       2.19
   301 - 360..................             255     16,101,577.36      28.54
                                         -----    --------------     ------
     Total....................           2,008    $56,420,537.01     100.00%
                                         =====    ==============     ======

FLOATING RATE GROUP

The Floating Rate Group consists of 1,145 Home Equity Loans representing 66.6% of the Original Pool Principal Balance, all of which are ARM Loans.

As of the Cut-off Date, the unpaid principal balance of the ARM Loans averaged $98,437, the current Mortgage Interest Rates on the ARM Loans ranged from 6.75% to 13.95% per annum, the current weighted average Mortgage Interest Rate of the ARM Loans was 9.95% per annum, the weighted average original term to scheduled maturity of the ARM Loans was 359.9 months and the weighted average remaining term to scheduled maturity of the ARM Loans was 351.8 months. As of the Cut-off Date, the maximum principal balance of any of the ARM Loans was $614,462 and the minimum principal balance was $5,756. The original term to scheduled maturity of the ARM Loans ranged from 180 months to 360 months. The remaining term to scheduled maturity as of the Cut-off Date of the ARM Loans ranged from 62 months to 360 months. No ARM Loan had a scheduled maturity later than October 1, 2027. As of the dates of origination of the ARM Loans, the Combined Loan-to-Value Ratios ranged from 22% to 100% and the weighted av-erage Combined Loan-to-Value Ratio of the ARM Loans was approximately 77.9%. The weighted average months to the next Adjustment Date is 10.53. As of the Cut-off Date, the Margins ranged from 0% to 9.95%, the weighted average Margin was 4.96%, the Maximum Mortgage Rates ranged from 11.75% per annum to 19.95% per annum, the weighted average Maximum Mortgage Rate was 15.82% per annum, the Minimum Mortgage Rates ranged from 4.25% per annum to 13.95% per annum and the weighted average Minimum Mortgage Rate was 9.671% per annum.

The Indices with respect to the ARM Loans consist of per annum rates equal to
(i) the weekly average rate on U.S. Treasury Bills with a maturity of six months ("6 Month T-Bill") or adjusted to a constant maturity of one year ("1 Year CMT"), two years ("2 Year CMT") or five years ("5 Year CMT") or (ii) the average of interbank offered rates for six-month U.S. dollar-denominated de-posits in the London market ("6 Month LIBOR"). As of the Cut-off Date, approx-imately 68.1% by principal balance of the ARM Loans had an Index determined with reference to 1 Year CMT, approximately 19.6% by principal balance had an Index determined with reference to 2 Year CMT, approximately 12.0% by princi-pal balance had an Index determined with reference to 6 Month LIBOR and the remainder had an Index determined with reference to 5 Year CMT or 6 Month T-Bill.

On each Adjustment Date for an ARM Loan, the Mortgage Interest Rate thereon will be subject to adjustment to equal the sum, rounded, if applicable, as set forth in the related Mortgage Note of the applicable Index and the number of basis points, if any (the "Margin"), set forth in the related Mortgage Note, subject to the limitation set forth in such Mortgage Note with respect to in-creases and decreases on any Adjustment Date (the "Periodic Cap") and the max-imum and minimum rates, if any, set forth therein (the "Maximum Mortgage Rate" and the "Minimum Mortgage Rate", respectively).

The initial Mortgage Interest Rate in effect on an ARM Loan generally will be lower, and may be significantly lower, than the Mortgage Interest Rate that would have been in effect based on the related Index and Margin. Therefore, unless the related Index declines after origination of an ARM Loan, the re-lated Mortgage Interest Rate will generally increase on the first Adjustment Date following origination of such ARM Loan subject to the Periodic Cap and the Maximum Mortgage Rate. In addition, some of the ARM Loans are Delayed First Adjustment Loans. The repayment of the ARM Loans will be dependent on the ability of the Mortgagors to make larger monthly payments following ad-justments of the Mortgage Interest Rate. ARM Loans that have the same initial Mortgage Interest Rate may not always bear interest at the same Mortgage In-terest Rate thereafter because such Home Equity Loans may have different Ad-justment Dates (and the Mortgage Rates therefore may reflect different related Index values), Margins, Maximum Mortgage Rates and Minimum Mortgage Rates.

Each of the ARM Loans includes a due-on-sale provision.

Set forth below is a description of certain additional characteristics of the Floating Rate Group as of the Cut-off Date.

                           MORTGAGE POOL STATISTICS

                              FLOATING RATE GROUP

  DISTRIBUTION OF REMAINING MONTHS TO STATED MATURITY -- FLOATING RATE GROUP

The following table sets forth the range of remaining months to stated matu-rity with respect to the ARM Loans in the Floating Rate Group as of the Cut-off Date.

                                 -----------------------------------------------
RANGE OF REMAINING                                               PERCENT OF
 MONTHS TO STATED                NUMBER OF ARM                    PRINCIPAL
   MATURITY                              LOANS PRINCIPAL BALANCE    BALANCE
------------------               ------------- ----------------- ----------
 61 - 120.......................             1   $      5,756.43       0.01%
121 - 180.......................             1         42,000.00       0.04
181 - 240.......................             9        463,080.71       0.41
241 - 300.......................             4        726,340.92       0.64
301 - 360.......................         1,130    111,473,629.02      98.90
                                         -----   ---------------     ------
  Total.........................         1,145   $112,710,807.08     100.00%
                                         =====   ===============     ======

             DISTRIBUTION BY LIEN POSITION -- FLOATING RATE GROUP

The following table sets forth the lien position of the Mortgages related to the ARM Loans in the Floating Rate Group as of the Cut-off Date.

                                 -----------------------------------------------
                                                                 PERCENT OF
                                 NUMBER OF ARM                    PRINCIPAL
   LIEN POSITION                         LOANS PRINCIPAL BALANCE    BALANCE
   -------------                 ------------- ----------------- ----------
   First........................         1,144   $112,668,807.08      99.96%
   Second.......................             1         42,000.00       0.04
                                         -----   ---------------     ------
     Total......................         1,145   $112,710,807.08     100.00%
                                         =====   ===============     ======

                     OCCUPANCY TYPE -- FLOATING RATE GROUP

The following table sets forth the occupancy type (as represented by the Mort-gagor) with respect to the ARM Loans in the Floating Rate Group as of the Cut-off Date.

                                 -----------------------------------------------
                                                                 PERCENT OF
                                 NUMBER OF ARM                    PRINCIPAL
     OCCUPANCY                           LOANS PRINCIPAL BALANCE    BALANCE
     ---------                   ------------- ----------------- ----------
     Mortgagor..................         1,103   $107,837,261.30      95.68%
     Tenant.....................            34      3,830,290.03       3.40
     Unknown....................             8      1,043,255.75       0.93
                                         -----   ---------------     ------
       Total....................         1,145   $112,710,807.08     100.00%
                                         =====   ===============     ======

   GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE -- FLOATING RATE
                                     GROUP

The following table sets forth the geographic distribution by state of the Mortgage Properties related to the ARM Loans in the Floating Rate Group as of the Cut-off Date.

                                 -----------------------------------------------
                                                                 PERCENT OF
   MORTGAGED PROPERTY            NUMBER OF ARM                    PRINCIPAL
      STATE                              LOANS PRINCIPAL BALANCE    BALANCE
   ------------------            ------------- ----------------- ----------
   Arizona......................            26   $  2,354,331.87       2.09%
   Arkansas.....................             4        457,064.70       0.41
   California...................            45      6,741,851.60       5.98
   Colorado.....................             5        576,961.16       0.51
   Connecticut..................             7        949,148.40       0.84
   Delaware.....................             1         35,986.45       0.03
   District of Columbia.........             9        947,998.52       0.84
   Florida......................            73      7,957,415.18       7.06
   Georgia......................             5        519,450.24       0.46
   Hawaii.......................             1        403,342.36       0.36
   Idaho........................             6        517,563.87       0.46
   Illinois.....................            42      4,994,226.16       4.43
   Indiana......................            15      1,135,864.06       1.01
   Iowa.........................             3        201,486.71       0.18
   Kansas.......................             9        503,933.46       0.45
   Kentucky.....................             9        716,120.11       0.64
   Louisiana....................            16      1,105,724.02       0.98
   Maine........................             4        257,646.45       0.23
   Maryland.....................            55      8,395,161.21       7.45
   Massachusetts................            45      5,576,697.04       4.95
   Michigan.....................           302     26,576,270.23      23.58
   Minnesota....................            12        779,984.47       0.69
   Mississippi..................             3        302,103.64       0.27
   Missouri.....................            34      2,388,019.85       2.12
   Nebraska.....................             1        139,768.40       0.12
   Nevada.......................             5        500,511.93       0.44
   New Hampshire................             2        200,590.23       0.18
   New Jersey...................             4        752,674.67       0.67
   New Mexico...................             1         99,906.32       0.09
   New York.....................             2        310,026.34       0.28
   North Carolina...............            11      1,330,812.50       1.18
   North Dakota.................             4        333,845.16       0.30
   Ohio.........................           128      9,486,465.42       8.42
   Oklahoma.....................            27      1,622,304.07       1.44
   Oregon.......................             7        666,857.30       0.59
   Pennsylvania.................             6        330,853.20       0.29
   South Carolina...............             2        220,174.10       0.20
   South Dakota.................             9        893,639.85       0.79
   Tennessee....................            10        914,180.90       0.81
   Texas........................           135     13,310,571.22      11.81
   Utah.........................            21      1,867,883.64       1.66
   Virginia.....................            21      3,514,530.68       3.12
   Washington...................            11      1,291,682.90       1.15
   West Virginia................             3        185,034.65       0.16
   Wisconsin....................             4        344,141.84       0.31
                                         -----   ---------------     ------
     Total......................         1,145   $112,710,807.08     100.00%
                                         =====   ===============     ======

          SENIOR MORTGAGE LOAN-TO-VALUE RATIOS -- FLOATING RATE GROUP

The following table sets forth the range of original senior mortgage Loan-to-Value Ratios with respect to the ARM Loans in the Floating Rate Group.

                                 -----------------------------------------------
                                                                 PERCENT OF
                                 NUMBER OF ARM                    PRINCIPAL
   SENIOR MORTGAGE LTV                   LOANS PRINCIPAL BALANCE    BALANCE
   -------------------           ------------- ----------------- ----------
   10.01% -  20.00%.............             1   $     42,000.00       0.04%
   20.01% -  30.00%.............             4        401,732.53       0.36
   30.01% -  40.00%.............             8        341,759.63       0.30
   40.01% -  50.00%.............            14        736,144.08       0.65
   50.01% -  60.00%.............            49      5,013,341.80       4.45
   60.01% -  70.00%.............           118     10,368,286.58       9.20
   70.01% -  80.00%.............           535     51,160,215.27      45.39
   80.01% -  90.00%.............           413     43,973,721.70      39.01
   90.01% - 100.00%.............             3        673,605.49       0.60
                                         -----   ---------------     ------
     Total......................         1,145   $112,710,807.08     100.00%
                                         =====   ===============     ======

             COMBINED LOAN-TO-VALUE RATIOS -- FLOATING RATE GROUP

The following table sets forth the range of original Combined Loan-to-Value Ratios with respect to the ARM Loans in the Floating Rate Group.

                                 -----------------------------------------------
                                                                 PERCENT OF
   RANGE OF COMBINED             NUMBER OF ARM                    PRINCIPAL
     LTV RATIOS                          LOANS PRINCIPAL BALANCE    BALANCE
   -----------------             ------------- ----------------- ----------
   20.01% -  30.00%.............             4   $    401,732.53       0.36%
   30.01% -  40.00%.............             8        341,759.63       0.30
   40.01% -  50.00%.............            14        736,144.08       0.65
   50.01% -  60.00%.............            49      5,013,341.80       4.45
   60.01% -  70.00%.............           118     10,368,286.58       9.20
   70.01% -  80.00%.............           535     51,202,215.27      45.39
   80.01% -  90.00%.............           413     43,973,721.70      39.01
   90.01% - 100.00%.............             3        673,605.49       0.60
                                         -----   ---------------     ------
     Total......................         1,145   $112,710,807.08     100.00%
                                         =====   ===============     ======

                     PROPERTY TYPES -- FLOATING RATE GROUP

The following table sets forth the property type of the Mortgage Properties related to the ARM Loans in the Floating Rate Group as of the Cut-off Date.

                                -----------------------------------------------
                                                                PERCENT OF
                                NUMBER OF ARM                    PRINCIPAL
   PROPERTY TYPE                        LOANS PRINCIPAL BALANCE    BALANCE
   -------------                ------------- ----------------- ----------
   Single Family...............         1,025   $ 99,927,280.76      88.66%
   Condominium.................            31      3,895,964.35       3.46
   Manufactured Homes..........            34      2,479,296.45       2.20
   2-4 Family..................            10      1,374,869.10       1.22
   Planned Unit Development....            33      4,211,225.12       3.74
   Row house...................             2        102,554.07       0.09
   Townhouse...................             8        620,456.89       0.55
   Mobile Home.................             2         99,160.34       0.09
                                        -----   ---------------     ------
     Total.....................         1,145   $112,710,807.08     100.00%
                                        =====   ===============     ======

        DISTRIBUTION OF MORTGAGE INTEREST RATES -- FLOATING RATE GROUP

The following table sets forth the range of Mortgage Interest Rates with re-spect to the ARM Loans in the Floating Rate Group as of the Cut-off Date.

                                 -----------------------------------------------
                                                                 PERCENT OF
   MORTGAGE INTEREST RATE        NUMBER OF ARM                    PRINCIPAL
       RANGE                             LOANS PRINCIPAL BALANCE    BALANCE
   ----------------------        ------------- ----------------- ----------
    6.01% -  7.00%..............             1   $     85,115.97       0.08%
    7.01% -  8.00%..............            13      1,402,667.25       1.24
    8.01% -  9.00%..............           205     22,269,492.11      19.76
    9.01% - 10.00%..............           453     46,241,643.64      41.03
   10.01% - 11.00%..............           280     25,232,361.58      22.39
   11.01% - 12.00%..............           161     13,672,216.08      12.13
   12.01% - 13.00%..............            20      1,353,146.81       1.20
   13.01% - 14.00%..............            12      2,454,163.64       2.18
                                         -----   ---------------     ------
     Total......................         1,145   $112,710,807.08     100.00%
                                         =====   ===============     ======

           DISTRIBUTION OF PRINCIPAL BALANCES -- FLOATING RATE GROUP

The following table sets forth the range of principal balances with respect to the ARM Loans in the Floating Rate Group as of the Cut-off Date.

                                 -----------------------------------------------
                                                                 PERCENT OF
   RANGE OF PRINCIPAL            NUMBER OF ARM                    PRINCIPAL
      BALANCES                           LOANS PRINCIPAL BALANCE    BALANCE
   ------------------            ------------- ----------------- ----------
         1 -  25,000............            11   $    197,046.28       0.17%
    25,001 -  50,000............           180      7,130,696.30       6.33
    50,001 -  75,000............           293     18,259,068.60      16.20
    75,001 - 100,000............           239     20,914,931.16      18.56
   100,001 - 125,000............           163     18,140,332.33      16.09
   125,001 - 150,000............            95     12,987,992.67      11.52
   150,001 - 175,000............            62     10,046,375.41       8.91
   175,001 - 200,000............            33      6,181,749.64       5.48
   200,001 - 225,000............            19      4,074,166.50       3.61
   225,001 - 250,000............            16      3,835,318.44       3.40
   250,001 - 275,000............            10      2,607,282.43       2.31
   275,001 - 300,000............             8      2,270,523.96       2.01
   300,001 - 325,000............             5      1,537,426.21       1.36
   325,001 - 350,000............             5      1,713,982.24       1.52
   375,001 - 400,000............             2        767,079.94       0.68
   400,001 - 425,000............             1        403,342.36       0.36
   425,001 - 450,000............             1        433,834.49       0.38
   575,001 - 600,000............             1        595,195.65       0.53
   600,001 - 625,000............             1        614,462.47       0.55
                                         -----   ---------------     ------
     Total......................         1,145   $112,710,807.08     100.00%
                                         =====   ===============     ======

                DISTRIBUTION BY INDICES -- FLOATING RATE GROUP

The following table sets forth the types of Indices with respect to the ARM Loans in the Floating Rate Group as of the Cut-off Date.

                                 -----------------------------------------------
                                                                 PERCENT OF
                                                                  PRINCIPAL
   INDEX                         NUMBER OF LOANS CURRENT BALANCE    BALANCE
   -----                         --------------- --------------- ----------
   1 Year CMT...................             764 $ 76,756,409.92      68.10%
   2 Year CMT...................             252   22,116,545.67      19.62
   5 Year CMT...................               1       98,134.11       0.09
   6 Month LIBOR................             125   13,575,290.84      12.04
   6 Month T-Bill...............               3      164,426.54       0.15
                                           ----- ---------------     ------
     Total......................           1,145 $112,710,807.08     100.00%
                                           ===== ===============     ======

         DISTRIBUTION OF MAXIMUM MORTGAGE RATES -- FLOATING RATE GROUP

The following table sets forth the range of Maximum Mortgage Rates with re-spect to the ARM Loans in the Floating Rate Group as of the Cut-off Date.

                                 -----------------------------------------------
                                                                 PERCENT OF
   RANGE OF MAXIMUM              NUMBER OF ARM                    PRINCIPAL
     MORTGAGE RATES                      LOANS PRINCIPAL BALANCE    BALANCE
   ----------------              ------------- ----------------- ----------
   11.01% - 12.00%..............             2   $    782,895.01       0.69%
   12.01% - 13.00%..............             4        558,109.74       0.50
   13.01% - 14.00%..............            13      1,363,668.26       1.21
   14.01% - 15.00%..............           212     22,606,102.82      20.06
   15.01% - 16.00%..............           502     50,956,125.93      45.21
   16.01% - 17.00%..............           261     23,195,138.97      20.58
   17.01% - 18.00%..............           117      9,549,995.43       8.47
   18.01% - 19.00%..............            21      1,194,699.09       1.06
   19.01% - 20.00%..............            13      2,504,071.83       2.22
                                         -----   ---------------     ------
     Total......................         1,145   $112,710,807.08     100.00%
                                         =====   ===============     ======

         DISTRIBUTION OF MINIMUM MORTGAGE RATES -- FLOATING RATE GROUP

The following table sets forth the range of Minimum Mortgage Rates with re-spect to the ARM Loans in the Floating Rate Group as of the Cut-off Date.

                                 -----------------------------------------------
                                                                 PERCENT OF
   RANGE OF MAXIMUM              NUMBER OF ARM                    PRINCIPAL
     MORTGAGE RATES                      LOANS PRINCIPAL BALANCE    BALANCE
   ----------------              ------------- ----------------- ----------
    4.01% -  5.00%..............             1   $     85,094.28       0.08%
    5.01% -  6.00%..............             6      1,272,177.31       1.13
    6.01% -  7.00%..............            11      1,046,887.39       0.93
    7.01% -  8.00%..............            30      2,968,075.98       2.63
    8.01% -  9.00%..............           234     24,994,440.86      22.18
    9.01% - 10.00%..............           498     50,872,751.34      45.14
   10.01% - 11.00%..............           235     20,096,269.35      17.83
   11.01% - 12.00%..............           104      8,154,385.77       7.23
   12.01% - 13.00%..............            14        766,561.16       0.68
   13.01% - 14.00%..............            12      2,454,163.64       2.18
                                         -----   ---------------     ------
     Total......................         1,145   $112,710,807.08     100.00%
                                         =====   ===============     ======

                DISTRIBUTION OF MARGINS -- FLOATING RATE GROUP

The following table sets forth the range of Margins with respect to the ARM Loans in the Floating Rate Group as of the Cut-off Date.

                                 -----------------------------------------------
                                                                 PERCENT OF
                                 NUMBER OF ARM                    PRINCIPAL
   RANGE OF MARGINS                      LOANS PRINCIPAL BALANCE    BALANCE
   ----------------              ------------- ----------------- ----------
      0%         ...............             3   $    164,426.54       0.15%
   2.01% -  3.00%...............            11      1,558,023.71       1.38
   3.01% -  4.00%...............           151     15,109,985.77      13.41
   4.01% -  5.00%...............           456     45,503,063.36      40.37
   5.01% -  6.00%...............           497     47,206,977.98      41.88
   6.01% -  7.00%...............            15      1,187,785.53       1.05
   7.01% -  8.00%...............             9      1,593,420.61       1.41
   8.01% -  9.00%...............             2        347,167.92       0.31
   9.01% - 10.00%...............             1         39,955.66       0.04
                                         -----   ---------------     ------
     Total......................         1,145   $112,710,807.08     100.00%
                                         =====   ===============     ======

   DISTRIBUTION OF ORIGINAL MONTHS TO STATED MATURITY -- FLOATING RATE GROUP

The following table sets forth the range of original months to stated maturity with respect to the ARM Loans in the Floating Rate Group as of the Cut-off Date.

                                 -----------------------------------------------
   RANGE OF ORIGINAL                                             PERCENT OF
        MONTHS                   NUMBER OF ARM                    PRINCIPAL
   TO STATED MATURITY                    LOANS PRINCIPAL BALANCE    BALANCE
   ------------------            ------------- ----------------- ----------
   121 - 180....................             2   $     47,756.43       0.04%
   301 - 360....................         1,143    112,663,050.65      99.96
                                         -----   ---------------     ------
     Total......................         1,145   $112,710,807.08     100.00%
                                         =====   ===============     ======

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

The rate of principal payments on the Class A Certificates, the aggregate amount of each interest payment on the Class A Certificates and the yield to maturity of the Class A Certificates are related to the rate and timing of payments of principal on the Home Equity Loans in the related Home Equity Loan Group, which may be in the form of scheduled and unscheduled payments. In gen-eral, when the level of prevailing interest rates for similar loans signifi-cantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Defaults on mortgage loans are ex-pected to occur with greater frequency in their early years and the rate of default on second or more junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Home Equity Loans will result in distribu-tions to the related Class of Class A Certificates of amounts of principal which would otherwise be distributed over the remaining terms of the Home Eq-uity Loans in the related Home Equity Loan Group. See "Risk Factors--Delin-quent Home Equity Loans" herein.

In addition, the Master Servicer may, at its option, purchase from the Trust all of the outstanding Home Equity Loans and REO Properties, and thus effect the early retirement of the Certificates, on any Payment Date following the first date on which the Pool Principal Balance (as defined herein) is less than 10% of the Original Pool Principal Balance. If the Master Servicer does not exercise such option within 90 days of the first Payment Date upon which the Pool Principal Balance is less than 10% of the Original Pool Principal Balance, the Trustee is required to conduct a Termination Auction. If satis-factory bids are received as described under "Description of the Certifi-cates--Termination and Purchase of Home Equity Loans" herein, such remaining Home Equity Loans and REO Properties will be sold and the proceeds distributed to the Certificateholders in the same priority as distributions are made on any Payment Date.

As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Fixed Rate Loans in the Fixed Rate Group is affected by prevailing market rates for mortgage loans of a compara-ble term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged proper-ties, to meet cash flow needs or to make other investments. No assurance can be given as to the overall rate of prepayment on the Fixed Rate Loans.

All of the Home Equity Loans in the Floating Rate Group are ARM Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall sig-nificantly, adjustable rate mortgage loans such as the ARM Loans in the Float-ing Rate Group could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a low fixed interest rate. The prepayment behavior of the Delayed First Adjustment Loans may differ from that of the Fixed Rate Loans and the other ARM Loans. As a Delayed First Ad-justment Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance such loan to avoid an increase in the Mortgage Inter-est Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Mortgage Interest Rate before adjustment. The existence of the applicable Periodic Cap, Maximum Mortgage Rate and Mini-mum Mortgage Rate also may affect the likelihood of prepayments resulting from refinancings. However, no assurance can be given as to the overall rate of prepayment on the ARM Loans.

The prepayment experience on non-conventional home equity loans such as the Home Equity Loans may differ from that on conventional first mortgage loans primarily due to the credit quality of the typical borrower. Because the credit histories of many home equity borrowers may preclude them from other traditional sources of financing, such borrowers may be less likely to refi-nance due to a decline in market interest rates. Non-conventional home equity loans may also experience more prepayments in a rising interest rate environ-ment as the borrowers' finances are stressed to the point of default. However, the increased level of competition among home equity lenders has increased the awareness among credit-impaired borrowers of the availability of credit and the attraction of refinancing.

Greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par. Greater than antici-pated prepayments of principal will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the related Home Equity Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Class A Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans in the re-lated Home Equity Loan Group and the recoveries, if any, on defaulted Home Eq-uity Loans and foreclosed properties in such Home Equity Loan Group.

The Class A Certificates have been structured so that principal distributions thereon will be made, to the extent funds are available, in an amount neces-sary to cause the principal balances of the related Home Equity Loans to ex-ceed the aggregate Class Certificate Balance of the related Class A Certifi-cates by the applicable Overcollateralization Requirement. In the case of the Fixed Rate Certificates, all such payments of principal will be applied to the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance and the Class A-4 Certificate Balance sequentially until each such Class Certificate Balance has been reduced to zero. As a result, such Certificates will be sensitive in varying degrees to the rate of princi-pal payments, including principal prepayments, on the Home Equity Loans in the Fixed Rate Group.

No representation is made as to the particular factors that will affect the prepayment of the Home Equity Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Home Equity Loans that will be paid as of any date or as to the overall rate of prepayment on the Home Equity Loans. See "Certain Yield and Prepayment Considerations" in the Prospectus.

ADJUSTABLE RATE CERTIFICATES

Each Accrual Period for the Adjustable Rate Certificates will consist of the actual number of days elapsed from the Payment Date in the month preceding the month of the applicable Payment Date (or, in the case of the first Accrual Pe-riod, from the Closing Date) through the day preceding such Payment Date. The Pass-Through Rate for each Class of Adjustable Rate Certificates will be ad-justed by reference to changes in the level of One-Month LIBOR, subject to the effects of the applicable limitations described herein.

The Pass-Through Rate for the Adjustable Rate Certificates may be calculated by reference to the Fixed Rate Group Net WAC Cap and the Floating Rate Group Net WAC Cap. If Home Equity Loans bearing higher fixed Mortgage Interest Rates were to prepay, the weighted average Mortgage Interest Rate of such Home Eq-uity Loans would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in prevailing rates of interest. It is possible that a lower level of prevailing interest rates, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the LIBOR Rate were to be higher than the Fixed Rate Group Net WAC Cap or the Floating Rate Group Net WAC Cap, the Pass-Through Rate for the Class A-1 Certificates or the Class A-5 Certificates would be lower than otherwise would be the case. Although holders of the Ad-justable Rate Certificates will be entitled to any related LIBOR Carryover Amount from and to the limited extent of funds available therefor as provided herein, there can be no assurance that such funds will be available or suffi-cient for such purposes. In addition, the Certificate Insurance Policy does not cover, and the ratings of the Class A Certificates do not address the likelihood of, payment of any LIBOR Carryover Amount.

The Pass-Through Rate for the Class A-5 Certificates may be calculated with reference to One-Month LIBOR. Although the Mortgage Interest Rates on the ARM Loans are subject to adjustment, the Mortgage Interest Rates adjust less fre-quently than the Pass-Through Rate with respect to the Class A-5 Certificates and adjust by reference to the applicable Index. Changes in One-Month LIBOR may not correlate with changes in the applicable Index and either may not cor-relate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class A-5 Certificates.

Certain of the ARM Loans were originated with initial Mortgage Interest Rates that were based on competitive conditions and did not equal the sum of the In-dex and the related Margin. As a result, the Mortgage Interest Rates on such ARM Loans are more likely to adjust on their first, and possibly subsequent Adjustment Dates, subject to the effects of the applicable Periodic Cap and the Maximum Mortgage Rate. Because the Pass-Through Rate for the Class A-5 Certificates is limited by the Floating Rate Group Net WAC Cap on each Payment Date, limits on changes in the Mortgage Interest Rates of the ARM Loans may limit changes in the Pass-Through Rate for the Class A-5 Certificates.

The Floating Rate Group Net WAC Cap on a Payment Date will depend, in part, on the weighted average of the then-current Mortgage Interest Rates of the out-standing ARM Loans. If the ARM Loans bearing higher Mortgage Interest Rates were to prepay, the weighted average Mortgage Interest Rate of the ARM Loans, and consequently the Floating Rate Group Net WAC Cap, would be lower than oth-erwise would be the case.

PREPAYMENT MODEL

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement with respect to the Fixed Rate Group Certificates is the prepayment assumption (the "Pre-payment Assumption") that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. For each Class of Fixed Rate Group Certificates, a 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 1.8% per annum of the outstanding principal balance of the Fixed Rate Loans in the Fixed Rate Group in the first month of the life of such Fixed Rate Loans and an additional 1.8% per annum in each month thereafter un-til the tenth month; beginning in the eleventh month and in each month there-after during the life of such Fixed Rate Loans, a CPR of 18% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes a CPR equal to 0% of the Prepayment Assumption, i.e. no prepayments. Corre-spondingly, 125% Prepayment Assumption assumes prepayment rates equal to 125% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a predic-tion of the anticipated rate of prepayment of any pool of mortgage loans, in-cluding the Home Equity Loans. For the Class A-5 Certificates, a CPR of 26% per annum of the outstanding principal balance of the ARM Loans in the Float-ing Rate Group for each month in the life of such ARM Loans is assumed.

For the purpose of the tables below, it is assumed that: (i) the Home Equity Loans of each Home Equity Loan Group consist of loans with the characteristics set forth below, (ii) the Closing Date is December 5, 1997, (iii) distribu-tions on the Class A Certificates are made on the 25th day of each month re-gardless of the day on which the Payment Date actually occurs, commencing in December 1997 in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered to the Master Servicer or Subservicer each month (with no defaults), commencing with November 1997, (v) the Mortgage Interest Rate for each ARM Loan in the Floating Rate Group is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) an assumed level of the applicable Index (which remains constant at 5.42%, 5.8625%, 5.70% and 5.79% with respect to 1 Year CMT, 6 Month LIBOR, 2 Year CMT and 5 Year CMT, respectively) and (b) the respective gross margin (such sum being subject to the applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate), (vi) all prepayments are prepayments in full received on the last day of each month (commencing November 1997) and include 30 days' interest thereon, (vii) the Class A Certificates of each Class have the respective Pass-Through Rates and Class Certificate Balances as set forth herein and One-Month LIBOR is equal to 5.6875%, and (viii) the num-bers under the "Months to Next Rate Adjustment Date" heading for the Floating Rate Group table below indicate the number of months from the Cut-off Date to the first interest rate change date for the applicable pools of loans.

                               FIXED RATE GROUP

                    ------------------------------------------------------------
                    ORIGINAL     REMAINING TERM
                    TERM TO            TO                              MORTGAGE
   AMORTIZATION     MATURITY        MATURITY          PRINCIPAL        INTEREST
   METHODOLOGY      (MONTHS)        (MONTHS)           BALANCE           RATE
   ------------     --------     --------------     --------------     --------
   Level Pay(1)           50                 45     $ 2,260,719.40       10.268%
   Level Pay              98                 92       7,365,342.10       11.234
   Level Pay             175                164      19,971,026.26       11.831
   Level Pay             239                230       9,484,038.32       12.346
   Level Pay             292                284       1,237,833.57       12.729
   Level Pay             359                345      15,447,295.93       11.440
   Level Pay             360                350         654,281.43       11.030

-------
(1) A "Level Pay" amortization methodology provides for amortization of the principal balance thereof in equal monthly installments by the stated ma-turity.

                              FLOATING RATE GROUP

                ------------------------------------------------------------------------------------------
                              MONTHS TO                                                 ORIGINAL REMAINING
                                NEXT    MORTGAGE          MAXIMUM   MINIMUM             TERM TO   TERM TO
                  PRINCIPAL    ADJUST-  INTEREST          MORTGAGE  MORTGAGE  PERIODIC  MATURITY MATURITY
    INDEX          BALANCE    MENT DATE   RATE    MARGIN    RATE      RATE      CAP     (MONTHS) (MONTHS)
    -----       ------------- --------- --------  ------  --------  --------  --------  -------- ---------
1 Year CMT      $  953,466.83         3   13.950%  5.950%   19.950%   13.875%    1.000%      360       358
1 Year CMT         263,558.61         7    8.500   2.750    13.875     6.000     1.000       360       253
1 Year CMT          85,094.28         1    8.750   3.250    13.000     4.250     2.000       360       348
1 Year CMT       3,510,950.61         2    9.189   4.972    15.139     9.182     2.000       360       345
1 Year CMT       7,778,886.71         3    9.315   5.015    15.315     9.318     2.000       360       351
1 Year CMT       5,982,754.27         4    9.333   4.951    15.379     9.290     2.031       360       351
1 Year CMT       5,058,776.53         5    9.442   4.885    15.436     9.443     2.000       360       352
1 Year CMT       7,158,880.81         6    9.604   4.922    15.625     9.584     2.000       360       353
1 Year CMT       6,231,625.24         7    9.708   4.716    15.711     9.702     1.998       360       354
1 Year CMT       5,602,696.13         8    9.786   4.785    15.798     9.588     2.047       360       350
1 Year CMT       3,485,053.28         9    9.841   4.886    15.851     9.848     2.000       360       356
1 Year CMT       4,565,581.12        10   10.320   5.045    15.565     9.472     2.000       360       351
1 Year CMT       7,952,379.18        11   10.229   5.107    15.299     9.276     2.000       360       350
1 Year CMT       8,351,058.02        12   10.117   5.125    15.552     9.515     2.000       359       353
1 Year CMT       4,533,273.51        13    9.464   4.816    15.000     8.870     1.996       360       341
1 Year CMT         106,954.23        15    8.990   4.000    14.990     6.990     2.000       360       351
1 Year CMT          46,608.25        22   11.125   6.000    17.125    11.130     2.000       360       346
1 Year CMT         258,465.11        24   10.674   4.258    16.674    10.674     2.000       360       348
1 Year CMT         492,111.87        25   10.420   5.108    16.420    10.423     2.083       360       349
1 Year CMT         257,059.28        26   11.351   5.598    17.351    11.351     2.000       360       350
1 Year CMT         709,623.57        27   10.579   5.278    16.579    10.579     2.000       360       351
1 Year CMT         561,724.90        28   10.080   4.717    16.080    10.377     2.000       360       352
1 Year CMT         249,315.46        29   10.788   5.272    16.788    10.793     2.000       360       353
1 Year CMT          98,621.47        30   11.621   5.439    17.621    11.621     2.000       360       354
1 Year CMT         347,445.69        31   11.608   5.586    17.608    11.609     2.000       360       355
1 Year CMT         497,277.04        32   10.521   4.579    16.521    10.521     2.000       360       356
1 Year CMT         265,231.01        33   11.009   5.207    17.009    11.011     2.000       360       357
1 Year CMT         229,729.69        34    7.750   2.750    12.750     5.750     2.000       360       353
1 Year CMT         367,721.61        35   11.074   5.413    17.074    11.077     2.000       360       359
1 Year CMT         341,932.60        37    9.990   4.000    15.990     7.990     2.000       360       337
1 Year CMT          66,116.27        42    9.490   4.000    15.490     7.490     2.000       360       342
1 Year CMT         149,016.38        46    9.990   4.000    15.990     7.990     2.000       360       346
1 Year CMT         123,838.84        48    9.545   4.000    15.545     7.547     2.000       360       348
1 Year CMT          73,581.52        49    9.490   4.000    15.490     7.490     2.000       360       349
6 Month LIBOR    1,439,058.20         1   13.170   7.293    19.072    13.007     1.000       360       358
6 Month LIBOR    1,384,750.84         2   10.116   5.614    16.282     9.570     1.284       360       354
6 Month LIBOR    1,613,639.07         3   10.554   5.739    16.900    10.039     1.411       360       356
6 Month LIBOR    1,623,435.78         4   10.565   5.195    16.518     9.524     1.500       360       353
6 Month LIBOR    2,657,885.05         5   10.203   5.193    16.511     9.579     1.467       360       356
6 Month LIBOR    3,247,065.13         6    9.741   4.829    16.207     9.209     1.500       360       357
6 Month LIBOR      912,670.19         7   10.291   5.024    16.489     9.489     1.500       360       353
6 Month LIBOR      129,009.33        10    8.875   5.375    14.875     8.880     1.500       360       347
6 Month LIBOR      348,958.93        13   10.081   6.297    16.331    10.084     1.250       360       349
6 Month LIBOR      125,506.82        14   10.240   5.950    16.740    10.240     1.000       360       351
6 Month LIBOR       93,311.50        15    9.400   6.000    15.900     9.400     1.000       360       351
6 Month T-bill      32,186.93         6    7.250   0.000    15.750     5.750    10.000       360       192
6 Month T-bill     132,239.61         7    6.884   0.000    15.750     5.750    10.000       360       193
2 Year CMT          90,892.50         9    9.750   4.250    15.750     9.750     2.000       360       341
2 Year CMT         211,677.81        11   10.765   5.182    16.765    10.767     2.000       360       347
2 Year CMT         482,016.72        12   10.564   5.043    16.564    10.567     2.000       360       348
2 Year CMT         324,245.82        13   10.162   4.940    16.162    10.166     2.000       360       349
2 Year CMT         740,813.01        14   10.244   5.354    16.244    10.246     2.000       360       350
2 Year CMT       1,537,550.30        15    9.593   4.594    15.593     9.596     2.000       360       351
2 Year CMT       1,939,932.89        16    9.935   4.666    15.935     9.938     2.000       360       352
2 Year CMT       3,075,001.46        17    9.709   4.526    15.490     9.711     2.000       360       353
2 Year CMT       1,735,451.81        18   10.009   4.623    16.009    10.012     2.000       360       354
2 Year CMT       2,103,289.50        19   10.568   4.784    16.568    10.534     2.000       360       355
2 Year CMT       1,955,391.87        20   10.648   4.947    16.648    10.651     2.000       360       356
2 Year CMT       2,283,884.32        21   10.434   4.878    16.434    10.437     2.000       360       357
2 Year CMT       2,184,220.61        22   10.330   4.882    16.330    10.332     2.000       360       358
2 Year CMT       3,157,113.28        23    9.935   4.642    15.935     9.938     2.000       360       359
2 Year CMT         295,063.77        24    9.881   4.505    15.880     9.883     2.000       360       359
5 Year CMT          98,134.11        59    8.875   2.750    14.125     8.125     2.000       360       299

Any discrepancy between the characteristics of the Home Equity Loans actually included in the Trust and the characteristics of the Home Equity Loans ex-pected to be so included may affect the percentages of the original outstand-ing principal balance set forth in the tables and the weighted average lives of the Certificates. In addition, to the extent that the Home Equity Loans in-cluded in the Trust have characteristics that differ from those assumed in preparing the following tables, the outstanding principal balance of any Cer-tificate will be reduced to zero earlier or later than that indicated by the table.

Variations in actual prepayment experience and the principal balances of the Home Equity Loans that prepay may increase or decrease the percentages of the Initial Certificate Balance outstanding and each of the Class A Certificates' respective Weighted Average Life to Maturity and Weighted Average Life to Call shown in the following tables. Such variations may occur even if the average prepayment experience of all such Home Equity Loans equals the indicated lev-els of the Prepayment Assumption. There is no assurance that prepayments of the Home Equity Loans will conform to any level of the Prepayment Assumption.

Based on the foregoing assumptions, the following tables set forth the per-centages of the Initial Certificate Balance of each Class of Class A Certifi-cates that would be outstanding after each of the dates shown at various per-centages of the Prepayment Assumption and the corresponding weighted average lives.

CLASS A-1 CERTIFICATES

Percent of Initial Class A-1 Certificate Balance Outstanding at the Following Percentages of the Prepayment Assumption

                                 ----------------------------------------------
PAYMENT DATE:                      0%    50%    75%   100%   125%   150%   200%
-------------                    ----   ----   ----   ----   ----   ----   ----
Initial                           100    100    100    100    100    100    100
11/25/98                           86     66     56     47     37     27      7
11/25/99                           77     41     24      8      0      0      0
11/25/00                           67     17      0      0      0      0      0
11/25/01                           56      0      0      0      0      0      0
11/25/02                           47      0      0      0      0      0      0
11/25/03                           36      0      0      0      0      0      0
11/25/04                           24      0      0      0      0      0      0
11/25/05                           12      0      0      0      0      0      0
11/25/06                            3      0      0      0      0      0      0
11/25/07                            0      0      0      0      0      0      0
11/25/08                            0      0      0      0      0      0      0
11/25/09                            0      0      0      0      0      0      0
11/25/10                            0      0      0      0      0      0      0
11/25/11                            0      0      0      0      0      0      0
11/25/12                            0      0      0      0      0      0      0
11/25/13                            0      0      0      0      0      0      0
11/25/14                            0      0      0      0      0      0      0
11/25/15                            0      0      0      0      0      0      0
11/25/16                            0      0      0      0      0      0      0
11/25/17                            0      0      0      0      0      0      0
11/25/18                            0      0      0      0      0      0      0
11/25/19                            0      0      0      0      0      0      0
11/25/20                            0      0      0      0      0      0      0
11/25/21                            0      0      0      0      0      0      0
11/25/22                            0      0      0      0      0      0      0
11/25/23                            0      0      0      0      0      0      0
11/25/24                            0      0      0      0      0      0      0
11/25/25                            0      0      0      0      0      0      0
Weighted Average
 Life to Maturity (years) (1):   4.57   1.72   1.27   1.00   0.82   0.69   0.51
Weighted Average
 Life to Call (years)(2):        4.57   1.72   1.27   1.00   0.82   0.69   0.51

-------
(1) The "Weighted Average Life to Maturity" of the Class A-1 Certificates as shown above is determined by (i) multiplying the amount of the principal payments with respect to the Class A-1 Certificates by the number of years from the date of issuance of the Class A-1 Certificates to the related Payment Date upon which such Certificates mature, (ii) summing the results and (iii) dividing the sum by the sum of the amounts in clause (i) above.
(2) The "Weighted Average Life to Call" of the Class A-1 Certificates as shown above is determined by (i) multiplying the amount of the principal pay-ments with respect to the Class A-1 Certificates by the number of years from the date of issuance of the Class A-1 Certificates to the earliest Payment Date upon which the Class A-1 Certificates would be subject to op-tional termination by the Master Servicer, (ii) summing the results and
    (iii) dividing the sum by the sum of the amounts in clause (i) above.

CLASS A-2 CERTIFICATES

Percent of Initial Class A-2 Certificate Balance Outstanding at the Following Percentages of the Prepayment Assumption

                            -----------------------------------------------------------
PAYMENT DATE:                  0%      50%      75%     100%     125%     150%     200%
-------------               -----     ----     ----     ----     ----     ----     ----
Initial                       100      100      100      100      100      100      100
11/25/98                      100      100      100      100      100      100      100
11/25/99                      100      100      100      100       83       51        0
11/25/00                      100      100       90       47       10        0        0
11/25/01                      100       91       38        0        0        0        0
11/25/02                      100       51        0        0        0        0        0
11/25/03                      100       17        0        0        0        0        0
11/25/04                      100        0        0        0        0        0        0
11/25/05                      100        0        0        0        0        0        0
11/25/06                      100        0        0        0        0        0        0
11/25/07                       85        0        0        0        0        0        0
11/25/08                       60        0        0        0        0        0        0
11/25/09                       33        0        0        0        0        0        0
11/25/10                        3        0        0        0        0        0        0
11/25/11                        0        0        0        0        0        0        0
11/25/12                        0        0        0        0        0        0        0
11/25/13                        0        0        0        0        0        0        0
11/25/14                        0        0        0        0        0        0        0
11/25/15                        0        0        0        0        0        0        0
11/25/16                        0        0        0        0        0        0        0
11/25/17                        0        0        0        0        0        0        0
11/25/18                        0        0        0        0        0        0        0
11/25/19                        0        0        0        0        0        0        0
11/25/20                        0        0        0        0        0        0        0
11/25/21                        0        0        0        0        0        0        0
11/25/22                        0        0        0        0        0        0        0
11/25/23                        0        0        0        0        0        0        0
11/25/24                        0        0        0        0        0        0        0
11/25/25                        0        0        0        0        0        0        0
Weighted Average Life to
 Maturity (years)(1):       11.36     5.09     3.81     3.00     2.45     2.04     1.50
Weighted Average Life to
 Call (years)(2):           11.36     5.09     3.81     3.00     2.45     2.04     1.50

-------
(1) The "Weighted Average Life to Maturity" of the Class A-2 Certificates as shown above is determined by (i) multiplying the amount of the principal payments with respect to the Class A-2 Certificates by the number of years from the date of issuance of the Class A-2 Certificates to the related Payment Date upon which such Certificates mature, (ii) summing the results and (iii) dividing the sum by the sum of the amounts in clause (i) above.
(2) The "Weighted Average Life to Call" of the Class A-2 Certificates as shown above is determined by (i) multiplying the amount of the principal pay-ments with respect to the Class A-2 Certificates by the number of years from the date of issuance of the Class A-2 Certificates to the earliest Payment Date upon which such Class A-2 Certificates would be subject to optional termination by the Master Servicer, (ii) summing the results and
    (iii) dividing the sum by the sum of the amounts in clause (i) above.

CLASS A-3 CERTIFICATES

Percent of Initial Class A-3 Certificate Balance Outstanding at the Following Percentages of the Prepayment Assumption

                                           -----------------------------------
PAYMENT DATE:                                 0%  50%  75% 100% 125% 150% 200%
-------------                              ----- ---- ---- ---- ---- ---- ----
Initial                                      100  100  100  100  100  100  100
11/25/98                                     100  100  100  100  100  100  100
11/25/99                                     100  100  100  100  100  100   92
11/25/00                                     100  100  100  100  100   75   13
11/25/01                                     100  100  100   93   51   16    0
11/25/02                                     100  100   97   47    7    0    0
11/25/03                                     100  100   57   10    0    0    0
11/25/04                                     100   83   24    0    0    0    0
11/25/05                                     100   52    0    0    0    0    0
11/25/06                                     100   28    0    0    0    0    0
11/25/07                                     100    5    0    0    0    0    0
11/25/08                                     100    0    0    0    0    0    0
11/25/09                                     100    0    0    0    0    0    0
11/25/10                                     100    0    0    0    0    0    0
11/25/11                                      75    0    0    0    0    0    0
11/25/12                                      64    0    0    0    0    0    0
11/25/13                                      51    0    0    0    0    0    0
11/25/14                                      37    0    0    0    0    0    0
11/25/15                                      21    0    0    0    0    0    0
11/25/16                                       2    0    0    0    0    0    0
11/25/17                                       0    0    0    0    0    0    0
11/25/18                                       0    0    0    0    0    0    0
11/25/19                                       0    0    0    0    0    0    0
11/25/20                                       0    0    0    0    0    0    0
11/25/21                                       0    0    0    0    0    0    0
11/25/22                                       0    0    0    0    0    0    0
11/25/23                                       0    0    0    0    0    0    0
11/25/24                                       0    0    0    0    0    0    0
11/25/25                                       0    0    0    0    0    0    0
Weighted Average Life to Maturity
 (years)(1):                               16.01 8.20 6.27 5.00 4.09 3.43 2.50
Weighted Average Life to Call (years)(2):  16.01 8.20 6.27 5.00 4.09 3.43 2.50

-------
(1) The "Weighted Average Life to Maturity" of the Class A-3 Certificates as shown above is determined by (i) multiplying the amount of the principal payments with respect to the Class A-3 Certificates by the number of years from the date of issuance of the Class A-3 Certificates to the related Payment Date upon which such Certificates mature, (ii) summing the results and (iii) dividing the sum by the sum of the amounts in clause (i) above.
(2) The "Weighted Average Life to Call" of the Class A-3 Certificates as shown above is determined by (i) multiplying the amount of the principal pay-ments with respect to the Class A-3 Certificates by the number of years from the date of issuance of the Class A-3 Certificates to the earliest Payment Date upon which such Class A-3 Certificates would be subject to optional termination by the Master Servicer, (ii) summing the results and
    (iii) dividing the sum by the sum of the amounts in clause (i) above.

CLASS A-4 CERTIFICATES

Percent of Initial Class A-4 Certificate Balance Outstanding at the Following Percentages of the Prepayment Assumption

                                           -------------------------------------
PAYMENT DATE:                                 0%   50%   75% 100% 125% 150% 200%
-------------                              ----- ----- ----- ---- ---- ---- ----
Initial                                      100   100   100  100  100  100  100
11/25/98                                     100   100   100  100  100  100  100
11/25/99                                     100   100   100  100  100  100  100
11/25/00                                     100   100   100  100  100  100  100
11/25/01                                     100   100   100  100  100  100   67
11/25/02                                     100   100   100  100  100   79   40
11/25/03                                     100   100   100  100   77   54   23
11/25/04                                     100   100   100   83   56   36   13
11/25/05                                     100   100    97   63   40   24    7
11/25/06                                     100   100    79   49   28   15    3
11/25/07                                     100   100    63   36   20   10    1
11/25/08                                     100    87    50   27   13    6    0
11/25/09                                     100    71    38   19    8    3    0
11/25/10                                     100    56    28   13    5    1    0
11/25/11                                     100    44    20    8    2    0    0
11/25/12                                     100    37    16    6    1    0    0
11/25/13                                     100    31    12    4    0    0    0
11/25/14                                     100    25     9    2    0    0    0
11/25/15                                     100    20     7    1    0    0    0
11/25/16                                     100    15     4    0    0    0    0
11/25/17                                      94    12     3    0    0    0    0
11/25/18                                      87    10     2    0    0    0    0
11/25/19                                      78     8     1    0    0    0    0
11/25/20                                      69     6     0    0    0    0    0
11/25/21                                      59     4     0    0    0    0    0
11/25/22                                      50     2     0    0    0    0    0
11/25/23                                      38     1     0    0    0    0    0
11/25/24                                      25     0     0    0    0    0    0
11/25/25                                      10     0     0    0    0    0    0
Weighted Average Life to Maturity
 (years)(1):                               24.60 14.82 11.80 9.62 8.02 6.79 5.05
Weighted Average Life to Call (years)(2):  24.57 13.96  9.82 7.65 6.41 5.04 3.73

-------
(1) The "Weighted Average Life to Maturity" of the Class A-4 Certificates as shown above is determined by (i) multiplying the amount of the principal payments with respect to the Class A-5 Certificates by the number of years from the date of issuance of the Class A-4 Certificates to the related Payment Date upon which such Certificates mature, (ii) summing the results and (iii) dividing the sum by the sum of the amounts in clause (i) above.
(2) The "Weighted Average Life to Call" of the Class A-4 Certificates as shown above is determined by (i) multiplying the amount of the principal pay-ments with respect to the Class A-5 Certificates by the number of years from the date of issuance of the Class A-4 Certificates to the earliest Payment Date upon which such Class A-4 Certificates would be subject to optional termination by the Master Servicer, (ii) summing the results and
    (iii) dividing the sum by the sum of the amounts in clause (i) above.

CLASS A-5 CERTIFICATES

Percent of Initial Class A-5 Certificate Balance Outstanding at the Following CPR's

                            -----------------------------------------------------------
PAYMENT DATE:                  0%      10%      20%      26%      30%      40%      50%
-------------               -----     ----     ----     ----     ----     ----     ----
Initial                       100      100      100      100      100      100      100
11/25/98                       95       85       75       69       65       55       46
11/25/99                       95       76       59       50       44       31       20
11/25/00                       94       67       46       36       31       19       11
11/25/01                       93       60       36       27       21       11        5
11/25/02                       93       53       29       19       15        7        2
11/25/03                       92       46       23       14       10        4        1
11/25/04                       91       41       18       10        7        2        0
11/25/05                       89       37       14        8        5        1        0
11/25/06                       88       33       11        5        3        0        0
11/25/07                       87       29        9        4        2        0        0
11/25/08                       85       25        7        3        1        0        0
11/25/09                       83       23        5        2        0        0        0
11/25/10                       82       20        4        1        0        0        0
11/25/11                       79       17        3        0        0        0        0
11/25/12                       77       15        2        0        0        0        0
11/25/13                       74       13        1        0        0        0        0
11/25/14                       72       12        1        0        0        0        0
11/25/15                       68       10        1        0        0        0        0
11/25/16                       65        8        0        0        0        0        0
11/25/17                       61        7        0        0        0        0        0
11/25/18                       56        6        0        0        0        0        0
11/25/19                       52        5        0        0        0        0        0
11/25/20                       46        4        0        0        0        0        0
11/25/21                       41        3        0        0        0        0        0
11/25/22                       35        2        0        0        0        0        0
11/25/23                       28        1        0        0        0        0        0
11/25/24                       21        1        0        0        0        0        0
11/25/25                       13        0        0        0        0        0        0
11/25/26                        3        0        0        0        0                 0
Weighted Average Life to
 Maturity (years)(1):       20.09     7.48     3.94     2.97     2.52     1.77     1.30
Weighted Average Life to
 Call (years)(2):           20.01     6.98     3.69     2.78     2.36     1.68     1.23

-------
(1) The "Weighted Average Life to Maturity" of the Class A-5 Certificates as shown above is determined by (i) multiplying the amount of the principal payments with respect to the Class A-5 Certificates by the number of years from the date of issuance of the Class A-5 Certificates to the related Payment Date upon which such Certificates mature, (ii) summing the results and (iii) dividing the sum by the sum of the amounts in clause (i) above.
(2) The "Weighted Average Life to Call" of the Class A-5 Certificates as shown above is determined by (i) multiplying the amount of the principal pay-ments with respect to the Class A-5 Certificates by the number of years from the date of issuance of the Class A-5 Certificates to the earliest Payment Date upon which such Class A-5 Certificates would be subject to optional termination by the Master Servicer, (ii) summing the results and
    (iii) dividing the sum by the sum of the amounts in clause (i) above.

 THE MASTER SERVICER AND THE SUBSERVICER--ORIGINATION AND SERVICING EXPERIENCE

GENERAL

For a general discussion of the Seller and the Master Servicer, see "The Sell-er" and "The Master Servicer and Its Affiliates" in the Prospectus.

As of the Cut-off Date, 77.6% (by principal amount) of the Home Equity Loans included in the Mortgage Pool (the "TMC Loans") were originated or acquired by Transamerica Mortgage Company and 22.4% (by principal amount) of the Home Eq-uity Loans included in the Mortgage Pool (the "MMC Loans") were originated or acquired by Metropolitan Mortgage Company ("MMC"). Certain representations and warranties will be made by TMC with respect to the TMC Loans and certain rep-resentations and warranties will be made by MMC with respect to the MMC Loans. Such representations and warranties will include, among others, the represen-tations and warranties set forth in the Prospectus under "Representations and Warranties of the Seller" and "Description of the Class A Certificates--Repre-sentations and Warranties of the Seller, the Master Servicer and the Subservicer" herein.

TMC will be the Master Servicer. The Master Servicer will be responsible for servicing the Home Equity Loans in accordance with the Pooling and Servicing Agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending insti-tutions. On the Closing Date the Master Servicer will enter into a subservicing agreement (the "Subservicing Agreement") with Metropolitan Mort-gage Company (the "Subservicer") whereby the Subservicer will agree to service the MMC Loans in accordance with the Pooling and Servicing Agreement and gen-erally in accordance with the first and second mortgage loan servicing stan-dards and procedures accepted by prudent mortgage lending institutions. See "Description of the Certificates--Servicing Standards" and "--Use of Subservicers" in the Prospectus for a further description of the provisions of the Pooling and Servicing Agreement relating to servicing standards and the use of subservicers.

TRANSAMERICA MORTGAGE COMPANY

All of the TMC Loans are secured by first priority mortgage liens. Transamer-ica Mortgage Company ("TMC") is a nationwide wholesaler specializing in resi-dential mortgage lending to sub-prime credit borrowers. TMC was incorporated in May 1996, and its underwriting and servicing operations are centralized in Dallas, Texas.

TMC acquires loans through independent mortgage brokers located throughout the United States, who originate loans in conformance with underwriting and docu-mentation standards developed by TMC (the "Flow Program"). Flow Program loans are re-underwritten by TMC prior to their funding. TMC solicits and contacts mortgage brokers through advertising in mortgage industry publications, direct mail campaigns, telemarketing and more recently, through account executives located in several metropolitan areas. In addition, TMC acquires seasoned loans or small packages of loans on an ongoing basis from a variety of sourc-es, including commercial banks, mortgage banks and brokers and thrifts (the "Bulk Acquisition Program"). As of the Cut-off Date, 69.5% (by principal bal-
ance) of the Home Equity Loans in the Mortgage Pool were originated by TMC through its Flow Program and 8.1% (by principal balance) of the Home Equity Loans in the Mortgage Pool were acquired by TMC through its Bulk Acquisition Program.

Flow Program Underwriting

In order to arrive at a lending decision under the Flow Program, TMC generally evaluates the adequacy of the property to serve as collateral, the sufficiency of the borrower's projected income to total fixed obligations and the credit history of the borrower. The underwriting standards described herein include such criteria and characteristics as guidelines only. If compensating factors exist, underwriting personnel may use their judgement in assessing such com-pensating factors and the overall feasibility of the loan. See "Underwriting Guidelines" below.

Broker Selection. Each broker is required to submit to TMC's screening proc-ess. TMC prefers that brokers have at least two years of experience as brokers or prior experience in the mortgage brokerage industry.

Brokers are compensated based upon the size of the loan. Such compensation typically includes a yield spread premium. In addition, such compensation may include incentives tied to the volume of mortgage loans such brokers originate on behalf of TMC and the level of prepayments with respect to such loans. TMC currently does business with approximately 650 brokers located throughout the United States. Since inception no broker has accounted for more than 7% (by principal balance) of the TMC Loans in the Mortgage Pool.

Combined Loan-to-Value Ratio. Subject to the discussion under "Underwriting Guidelines" below, the Combined Loan-to-Value Ratio for each loan is dependent upon the credit grade established for such loan. See "Credit Grading" below. For loans graded B-1, a maximum Combined Loan-to-Value Ratio guideline is es-tablished at 85% for owner occupied residences and 75% for non-owner occupied residences (provided that for owner occupied residences under the limited in-come verification program and the no income qualification program, the maximum Combined Loan-to-Value Ratio is set at 75% and 70%, respectively). For loans graded B-2, a maximum Combined Loan-to-Value Ratio guideline is established at 80% for owner occupied residences and 70% for non-owner occupied residences (provided that for owner occupied residences under the limited income verifi-cation plan, the maximum Combined Loan-to-Value Ratio is set at 70%). For loans graded B-3, a maximum Combined Loan-to-Value Ratio guideline is estab-lished at 75% for owner occupied residences and 65% for non-owner occupied residences. Properties other than single family residences, such as condomini-ums, manufactured homes and rural properties, may have lower Combined Loan-to-Value Ratio guidelines. The maximum loan amount varies from $350,000 to $500,000 depending upon the credit grade and the Combined Loan-to-Value Ratio of the loan.

An appraisal of the property is required in connection with all TMC Loans originated under the Flow Program. All appraisals are performed by independent appraisers licensed in the state in which the property is located selected by the broker. For loan applications with a Combined Loan-to-Value Ratio in ex-cess of 80%, TMC requires a desktop review appraisal by an appraiser selected by TMC. For all loans in excess of $350,000, a second full appraisal by an ap-praiser selected by TMC is required.

Debt to Income Ratio. TMC's underwriting guidelines specify that, subject to the discussion under "Underwriting Guidelines" below, TMC's maximum debt to income ratio guideline for each borrower is 50%, provided that for loans with a Combined Loan-to-Value Ratio of 85% and for loans originated under TMC's no income qualification and limited income verification programs discussed below, the maximum debt to income ratio guideline is 45%. In determining the borrow-er's income level, certain sources of income are usually not considered, in-cluding educational benefits, one time capital gains, tax refunds, contribu-tions and support from family members and cash income which cannot be verified or documented. In determining the borrower's debt level, TMC does not include any installment debts with fewer than ten payments remaining.

Certain of the TMC Loans have been originated under the limited income verifi-cation and no income qualification programs which require less documentation and verification than the traditional full documentation program. Such pro-grams are generally available only to borrowers, other than real estate pro-fessionals, who are self-employed. In addition such programs are generally available only for owner occupied properties. As of the Cut-off Date, approxi-mately 2.5% (by principal balance) of the Home Equity Loans in the Mortgage Pool were originated under TMC's limited income verification and no income qualification programs.

Credit Grading. TMC has established grades based upon the applicant's credit by which it can aggregate acceptable loans into groupings considered to have progressively greater risk. The grades applicable to the TMC Loans are B-1, B-2 and B-3. As discussed under "Underwriting Guidelines" below, each TMC Loan may not completely satisfy the specified criteria for each category.

In evaluating the credit of each applicant, TMC will obtain credit reports from two repositories. In addition TMC will require a twelve month payment history on rent or mortgages of the borrower. TMC will consider borrowers who are in bankruptcy proceedings under Chapter 13 provided that the new loan from TMC will pay in full the outstanding balance to the bankruptcy trustee, the bankruptcy trustee provides written approval to TMC and the prospective bor-rower has paid any existing mortgage satisfactorily during the Chapter 13 pro-ceedings. TMC will also consider borrowers who have been previously discharged from bankruptcy proceedings in the prior two years on a case by case basis provided their mortgage or rental payment history has been acceptable. Many of the borrowers on the TMC Loans originated through the Flow Program may have had a prior bankruptcy at some point in time. Approximately 0.6% of the prin-cipal balance of all TMC Loans (including TMC Loans acquired through the Bulk Acquisition Program) representing 0.5% of the principal balance of the Home Equity Loans included in the Mortgage Pool were in bankruptcy proceedings as of the Cut-off Date.

TMC's credit underwriting criteria is set forth in Appendix B.

As of the Cut-off Date, approximately 36.5%, 22.4% and 10.6% (by principal balance) of the Home Equity Loans in the Mortgage Pool were graded at origina-tion B-1, B-2 and B-3, respectively, by TMC pursuant to its Flow Program.

Underwriting Guidelines. As discussed above, TMC's underwriting process em-ploys criteria that are guidelines only. A substantial portion of the TMC Loans underwritten under TMC's Flow Program may not completely satisfy all of the criteria for the defined credit grade because TMC's underwriting personnel may employ a certain amount of discretion based upon the existence of compensating factors. This underwriting process extensively utilizes and re-lies upon the judgement and experience of TMC's underwriting personnel. Vari-ances from the guidelines may, for example, result in debt to income ratios or Combined Loan-to-Value Ratios varying from the above standards. Compensating factors often include a long length of employment or residence in the proper-ty, a high quality property or the superior payment history of the borrower.

Quality Control. TMC manages its quality control process in-house while outsourcing data sampling and report generation to an independent contractor. Approximately 10% of all loans acquired through the Flow Program are sampled on a random basis. In addition, certain loans with high risk characteristics are selected by TMC for review. The quality control group reviews the loan documentation, re-underwrites the loans to TMC's standards and provides TMC with a report on a monthly basis detailing discrepancies from TMC's documenta-tion and underwriting standards. Such discrepancies are graded as to the level of seriousness.

Title Insurance and Escrow Impound Accounts. A title insurance policy is re-quired for each TMC Loan. TMC requires a valid one year policy of hazard in-surance and, if applicable, flood insurance. Except in states where escrow ac-counts are not allowed, TMC requires the establishment of an escrow account for insurance premiums and taxes. As a general rule, TMC does not require pri-mary mortgage insurance.

Bulk Acquisition Program

Under the Bulk Acquisition Program, TMC acquires residential performing and/or sub-performing loans in bulk from a variety of sources, including commercial banks, mortgage banks and brokers and thrifts. Typically these loans are sea-soned from one to five years. TMC conducts a due diligence file review on each loan borrower and generally obtains a broker's price opinion regarding the mortgaged property, borrower payment history and a credit score on the bor-rower prior to acquiring the loan.

In addition, separate from the Bulk Acquisition Program, as of the Cut-off Date, approximately 3.5% (by principal balance) of the Home Equity Loans in the Mortgage Pool consist of mortgage loans purchased in bulk by TMC from Transamerica Financial Services ("TFS"), a former affiliate of TMC. Generally, these loans acquired from TFS do not have escrow accounts and do not have cur-rent hazard insurance information.

Servicing

TMC follows specific servicing and collection procedures. Servicing includes, but is not limited to, post-origination loan processing, customer service, payment handling, collections and liquidations. Currently TMC employs the equivalent of approximately eight full-time employees in its servicing depart-ment. TMC also outsources some servicing activities. TMC is a HUD-approved mortgagee.

It is TMC's policy to begin the collection process after a payment due under a loan is between two and twenty days past due. TMC collection representatives handling delinquent accounts attempt to initiate contact with the delinquent borrower by telephone and/or through letters targeted to the particular his-tory of an account. After a loan is delinquent more than 30 days, TMC gener-ally informs the borrower of its intent to begin accelerating the loan because TMC believes that the potential for acceleration compels borrowers to make timely payments. TMC generally does not modify delinquent loans, but may cre-ate a payment plan whereby the borrower can make up delinquent payments over a specified period of time. TMC typically does not accept partial payments from delinquent borrowers.

Foreclosure procedures usually begin by the time an account is 90 or more days delinquent. If TMC obtains title to the property upon foreclosure, the account is placed in a "Real Estate Owned" status until the property is liquidated. TMC utilizes a real estate asset management company to maximize the disposi-tion of its "Real Estate Owned" property.

Upon sale of a "Real Estate Owned" property, the proceeds are applied to the loan balance and any collectible expenses due to TMC. If the sale proceeds do not cover the existing balance due TMC, the remainder of the balance is charged off.

METROPOLITAN MORTGAGE COMPANY

The MMC Loans are secured by first priority or junior mortgage liens. Metro-politan Mortgage Company ("MMC") was incorporated in Florida in 1953. It was acquired by an affiliate of Transamerica Finance Corporation in March 1997 and is now a wholly-owned indirect subsidiary of Transamerica Finance Corporation. MMC's underwriting and servicing operations are centralized in Miami, Florida.

All of the MMC Loans have been originated exclusively to borrowers owning res-idential properties located in the state of Florida under the three lending programs described below.

As of the Cut-off Date 17.6% (by principal amount) of the Home Equity Loans in the Mortgage Pool were originated by MMC under its retail program (the "Retail Program"). MMC markets loans in the states of Florida and Georgia under the Retail Program through its twenty-eight retail branch offices located in the states of Florida and Georgia. Direct mail solicitation, telemarketing and ex-tensive television and radio advertising are utilized. Such marketing efforts are targeted at MMC's primary market of credit-impaired borrowers who have significant equity in their homes but whose borrowing needs are not being met by traditional financial institutions.

As of the Cut-off Date 2.1% (by principal amount) of the Home Equity Loans in-cluded in the Mortgage Pool were originated by MMC under its wholesale lending program (the "Wholesale Program"). This program was implemented by MMC in March of 1997. Under this program, participating banks, thrifts and mortgage companies identify borrowers who do not meet such lender's underwriting crite-ria but may qualify for a loan from MMC. When such a borrower is identified, the originator may complete the underwriting and documentation of a loan in conformance with the underwriting standards of MMC. MMC will purchase such a loan after MMC has re-underwritten the loan and reviewed the documentation.

As of the Cut-off Date 2.7% (by principal amount) of the Home Equity Loans in-cluded in the Mortgage Pool were originated by MMC under its institutional lending program (the "Institutional Program"). Such loans are underwritten in accordance with more traditional guidelines and are targeted at a more tradi-tional market of borrowers whose profiles do not fit MMC's Retail Program. MMC directs borrowers who desire a higher Combined Loan-to-Value Ratio to its In-stitutional Program.

Underwriting -- Retail Program

Underwriting guidelines and procedures under the Retail Program generally rely more heavily upon the value of the Mortgaged Property and typically do not rely as heavily upon the borrower's credit grade or income. The underwriting standards described herein include such criteria and characteristics as guide-lines only. If compensating factors exist, underwriting personnel may use their judgement in assessing such compensating factors and the overall feasi-bility of the loan. See "Underwriting Guidelines" below.

MMC's underwriting guidelines are based upon the maximum Combined Loan-to-Value Ratio, which can vary up to 60% or higher under certain circumstances. See "Underwriting Guidelines" below. Certain credit related criteria are con-sidered at each Combined Loan-to-Value Ratio, including the following: (i) the maximum mortgage debt service to monthly gross income ratio; (ii) the maximum total debt service to monthly gross income ratio; (iii) the minimum monthly dollars remaining after satisfaction of current obligations; (iv) the status of superior mortgages; (v) the collateral type; and (vi) the occupancy type.

Appraisals are an integral part of the underwriting process for the Retail Program. Appraisals are required for all loans and are heavily relied upon in assessing a loan application. MMC performs its own appraisals through its staff of licensed appraisers employed by First Florida Appraisal Services, Inc. ("FFAS") and First Georgia Appraisal Services, Inc., each wholly owned subsidiaries of MMC. All of the appraisers are certified as residential ap-praisers and are full-time employees compensated by salary and a bonus that is not dependent on the completion of loan transactions.

Verification of income is not generally required under MMC's underwriting guidelines. Furthermore, the underwriting guidelines established by MMC do not rely heavily upon the borrower's credit history (other than the borrower's mortgage credit history over the prior twelve months). As a result many of the borrowers have delinquencies and other derogatory information on their credit report. A "dial up" credit bureau report is obtained in connection with each application. A "dial up" credit report is a short form credit report produced by credit bureaus which lists only a summary of the applicant's credit histo-ry. Of all the factors considered, MMC views the borrower's performance on first mortgage loans as highly indicative. If the borrower has performed sat-isfactorily on such first mortgage, substantial consideration will be given to that performance in the underwriting process. Borrowers on the MMC Loans orig-inated through the Retail Program may have had a prior bankruptcy at some point in time. Approximately 0.12% of the principal balance of the MMC Loans (including MMC Loans originated through the Institutional Program and acquired through the Wholesale Program) representing 0.03% of the principal balance of the Home Equity Loans included in the Mortgage Pool were in bankruptcy pro-ceedings as of the Cut-off Date.

Subject to the discussion under "Underwriting Guidelines" below, for all MMC Loans under the Retail Program, borrowers are allowed a maximum mortgage debt to income ratio of 50% and a maximum total debt to income ratio of 55%.

Loans are underwritten at each Combined Loan-to-Value Ratio based upon the criteria set forth in Appendix C.

Underwriting Guidelines. As discussed above, MMC's underwriting process em-ploys criteria that are guidelines only. The indicated underwriting standards applicable at a certain Combined Loan-to-Value Ratio vary with respect to a substantial portion of the MMC Loans originated through the Retail Program and a certain amount of discretion is utilized by MMC's underwriting personnel based upon compensating factors. Variances from the guidelines may, for exam-ple, result in Combined Loan-to-Value Ratios varying from the standards set forth in Appendix C, sometimes as a result of high credit scores as reported on the "dial-up" credit bureau report, and sometimes as a result of good job stability, an excellent payment history on an existing first mortgage or rapid marketability of the subject property. This underwriting process extensively utilizes and relies upon the judgement and experience of MMC's underwriting personnel.

Quality Control. MMC usually conducts both a pre-closing and a post-closing review of the loan documents and the underwriting guidelines for a sample of loans originated under the Retail Program. Such review is conducted periodi-cally by senior management and includes, among other things, a review of the loan and appraisal documentation and reverification of the Combined Loan-to-Value Ratio and various other closing statement amounts.

Insurance. Title insurance is generally required for all properties. Hazard insurance is generally required for all properties unless the value of the land is greater than the loan amount or the loan balance is under $5,000. MMC will monitor such insurance during the life of the loan and force place such insurance if necessary. MMC does not require the establishment of escrow ac-counts for the payment of insurance premiums or taxes. Some of the MMC Loans include private mortgage guarantee insurance.

Underwriting -- Institutional Program

The MMC Loans originated under MMC's Institutional Program have been under-written in accordance with the underwriting guidelines developed by a large U.S. mortgage loan wholesaler/retailer. Such guidelines classify loans as "A", "B", "C" or "D" in accordance with the progressively greater risk characteris-tics each such loan possesses.

Underwriting -- Wholesale Program

As discussed above, MMC acquires loans under its Wholesale Program from banks, thrifts and mortgage companies located in the state of Florida. MMC requires a standard FNMA application from all borrowers. All submissions from originators include a credit report and an appraisal. Under the full documentation loan program, MMC may also determine and verify the borrower's income and debt lev-els. Loans are assigned a grade of A, B, C, D, or E based upon the borrower's most recent 12 month mortgage or rental payment history using the borrower's overall credit history as a compensating factor.

Servicing

MMC is a FNMA-approved servicer. MMC's mortgage servicing activities include processing and administering mortgage loan payments, monitoring the status of homeowner's insurance and property taxes, collection monitoring and manage-ment, foreclosure and other administration of mortgage loans. MMC currently has approximately fourteen employees on its collection staff and eight employ-ees on its servicing staff.

Collection efforts on loans generally begin when the account is 6-10 days de-linquent with phone calls and thereafter late notices. MMC may reach a verbal or written payment agreement with the borrower, depending upon a number of factors, including the borrower's payment history and the reason for the in-ability to make current payments. MMC prefers to reach a payment agreement with a delinquent borrower rather than accepting partial payments. A payment agreement may provide that a borrower who is delinquent may make up such de-linquent payments over a specified period of time.

When a loan is more than 30 days past due in accordance with its original terms, the facts surrounding the delinquency are generally reviewed. MMC will generally recommend that legal action be commenced to force foreclosure of the underlying collateral only if it deems a delinquency cannot otherwise be cured. After a mortgage is from 76 to 120 days delinquent, its status is re-viewed and a foreclosure determination is made. The underlying property may be appraised or a field inspection performed and the results evaluated to help MMC determine the proper course of action. If the delinquency cannot be cured, MMC may then commence foreclosure proceedings. In appropriate circumstances MMC may pursue various loss mitigation alternatives to foreclosure, including pre-foreclosure sales and deeds in lieu of foreclosure.

                        LOSS AND DELINQUENCY EXPERIENCE

TMC serviced loans under the Flow Program and the Bulk Acquisition Program ag-gregating approximately $49,022,000 as of December 31, 1996 and $163,775,000 as of September 30, 1997. MMC serviced loans under the Retail, Institutional and Wholesale Programs aggregating approximately $160,425,000, $169,136,000, $175,197,000 and $176,227,000 as of December 31, 1996, 1995, 1994 and 1993,
respectively. Set forth below is certain loss and delinquency information re-lating to such loans. With respect to the information regarding the TMC port-folio, since TMC was only recently formed and has a short operating history, such loss and delinquency information is unlikely to be indicative of the fu-ture performance of TMC's portfolio.

                         METROPOLITAN MORTGAGE COMPANY

                                        --------------------------------------
                                             YEAR ENDING DECEMBER 31,
                                        --------------------------------------
                                            1993      1994      1995      1996
(Dollars in 000s)                       --------  --------  --------  --------
Servicing Portfolio (at period
 end)(number of loans)................    12,165    11,804    11,042     9,935
Servicing Portfolio (at period
 end)($)..............................  $176,227  $175,197  $169,136  $160,425
Delinquency of Home Equity Loans Serv-
 iced (at period end)(as a percentage
 of number of loans:)
  30 Days:
    Number of loans...................       427       347       464       382
    Percent of Delinquency............      3.51%     2.94%     4.20%     3.84%
  60 Days:
    Number of loans...................        51        69        99        92
    Percent of Delinquency............      0.42%     0.58%     0.90%     0.93%
  90 Days or more:
    Number of loans...................        14        12         9        22
    Percent of Delinquency............      0.12%     0.10%     0.08%     0.22%
  Total Delinquencies
    Number of loans...................       492       428       572       496
    Percent of Delinquency............      4.04%     3.63%     5.18%     4.99%
  In foreclosure and bankruptcy
    Number of loans...................       211       180       180       205
    Percent of Delinquency............      1.73%     1.52%     1.63%     2.06%
REO Property at Period End (1)........  $  2,445  $  2,324  $  2,390  $  2,165
REO as a percentage of Serviced Port-
 folio (2)............................      1.39%     1.33%     1.41%     1.35%
Net Loss on REO Portfolio (3).........  $    579  $    415  $    475  $    330
Net Loss as a percentage of Serviced
 Portfolio (4)........................      0.33%     0.24%     0.28%     0.21%

-------
(1) Outstanding principal balance of loans where the servicer has acquired ti-tle to the property ("real estate owned properties" or "REO Property").
(2) Outstanding principal balance of loans related to REO Property as a per-cent of outstanding principal of all loans in serviced portfolio.
(3) REO and Net Loss data include property acquired by a related mortgage in-surance company.
(4) Net Loss on REO Portfolio as a percentage of outstanding principal balance of all loans in serviced portfolio.

The delinquency percentages set forth in the preceding table are calculated on the basis of the number of mortgage loans included in the portfolio as of the end of the periods indicated. The net loss percentages set forth above are calculated on the basis of the outstanding principal balance of mortgage loans included in the portfolio as of the end of the periods indicated. The actual delinquency percentages and loss experience with respect to the Home Equity Loans in the Mortgage Pool may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mort-gage Pool will not change.

                         TRANSAMERICA MORTGAGE COMPANY

                                                   ---------------------------
                                                      AS OF          AS OF
                                                   DECEMBER 31,  SEPTEMBER 30,
                                                       1996          1997
(Dollars in 000s)                                  ------------  -------------
Servicing Portfolio (at period end)..............  $49,022       $163,775
Average Serviced Portfolio.......................  $19,980       $110,611
Delinquency of mortgage loans serviced (at period
 end)
  31 days........................................  $   494 1.01% $  2,331 1.42%
  61 days........................................  $   119 0.24% $     59 0.04%
  91 days or more................................  $    23 0.05% $    259 0.16%
Total delinquencies (at period end)..............  $   636 1.30% $  2,649 1.62%
REO Portfolio (at period end)....................      --  0.00% $    152 0.09%
  Total..........................................  $   636 1.30% $  2,801 1.71%
In foreclosure and bankruptcy (at period end)....      --  0.00% $ 13,508 8.25%
Net Loss on REO Portfolio........................      --        $     71
Net Loss As A Percentage of Serviced Portfolio--
 Annualized......................................          0.00%          0.06%

The delinquency percentages set forth in the preceding table are calculated on the basis of the unpaid principal balances of mortgage loans included in the Portfolio as of the end of the periods indicated. The annualized net loss per-centages set forth above are calculated on the basis of the ending outstanding unpaid principal balance of mortgage loans included in the Portfolio with re-spect to the periods indicated. However, because the amount of loans included in TMC's portfolio has increased rapidly over these periods as a result of new originations, the portfolio as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency or to have resulted in losses. In the absence of such substantial and continual additions of newly originated loans to the portfolio, the delinquency and charge-offs percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages and loss experience with respect to the Home Equity Loans in TMC's portfolio may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mort-gage Pool will not change. Until such time as TMC develops a meaningful ser-vicing portfolio, the reported delinquency and loss experience is unlikely to have any predictive value with respect to the delinquency and loss experience on the Home Equity Loans. As a result, it is unlikely that the delinquency and loss experience with respect to the TMC Loans will be comparable to that re-ported above.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. Reference is made to the accompanying Pro-spectus for important additional information regarding the terms of the Class A Certificates and the underlying documents. A form of the Pooling and Servic-ing Agreement has been filed as an exhibit to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the pro-visions of the Class A Certificates and the Pooling and Servicing Agreement. Where particular provisions or terms used in any of such documents are re-ferred to, the actual provisions (including definitions of terms) are incorpo-rated by reference as part of such summaries.

The TFC Home Equity Loan Asset-Backed Certificates, Series 1997-1, will con-sist of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certifi-cates (collectively, the "Class A Certificates"), and the Class R Certificate (together with the Class A Certificates, the "Certificates"). Only the Class A Certificates are offered hereby.

The Certificates represent interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Trust consists of (i) a pool (the "Mort-gage Pool") of fixed and adjustable rate mortgage loans (each, a "Home Equity Loan") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first, second or more junior lien primarily on one- to four-family dwellings, condominiums, units in planned unit developments and manufactured homes (each, a "Mortgaged Property") to be deposited into the Trust by the Seller for the benefit of the holders of the Certificates (the "Certificateholders"), (ii) all monies received on the Home Equity Loans after the Cut-off Date and (iii) the Certificate Insurance Policy.

Each Class A Certificate will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Each Class A Certificate will represent a percentage interest (a "Percentage Interest") in the Certifi-cates of the applicable Class determined by dividing the original dollar amount represented by such Certificate by the Class Certificate Balance for such Class.

Each Class of Class A Certificates (the "Book-Entry Certificates") will ini-tially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). Per-sons acquiring beneficial ownership in the Class A Certificates ("Certificate Owners") will hold their Certificates through DTC in the United States, or Cedel or Euroclear in Europe, if they are participants in such systems, or in-directly through organizations which are participants in such systems. Trans-fers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Euroclear or Cedel, on the other, will be effected in DTC through The Chase Manhattan Bank ("Chase") or Citibank, N.A. ("Citibank"), the relevant deposi-taries of Euroclear and Cedel, respectively, and each a participating member of DTC. The interests of the Certificate Owners will be represented by book entries on the records of DTC and participating members thereof. No Certifi-cate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that definitive Certificates are issued in the limited circumstances described in the Pooling and Servicing Agreement. All references in this Prospectus Supplement to any of the Class A Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See "Risk Factors" and "Appendix A" hereto.

On each Payment Date, the Trustee will pay to each person in whose name a Cer-tificate is registered on the related Record Date (which in the case of Book-Entry Certificates initially will be only Cede, as nominee of DTC), the por-tion of the aggregate payment to be made to Certificateholders of the applica-ble Class of Certificates, to which such holder is entitled based on the Per-centage Interest of the Certificates of such Class held by such holder. Dis-tributions will be made by wire transfer of immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor if such holder owns of record Certificates in denominations aggregat-ing in excess of $1,000,000 and shall have provided complete wiring instruc-tions to the Trustee at least five Business Days prior to the Record Date, and otherwise by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. A "Business Day" is defined to be any day other than (i) a Saturday or Sunday or (ii) a day on which banking institu-tions in New York, New York, Dallas, Texas, or the city in which the corporate trust office of the Trustee or the executive office of the Insurer is located shall be authorized or obligated by law, executive order, or governmental de-cree to be closed.

FINAL SCHEDULED PAYMENT DATES

The Final Scheduled Payment Dates of the Class A Certificates will be as fol-lows:

                          Class A-1: April 25, 2007
                          Class A-2: January 25, 2001
                          Class A-3: January 25, 2017
                          Class A-4: January 25, 2028
                          Class A-5: October 25, 2028

The Final Scheduled Payment Date with respect to the Class A-1, Class A-2 and Class A-3 Certificates is the Payment Date on which the Class Certificate Bal-ance of such Classes are expected to be reduced to zero assuming that, among other things, that there are no principal prepayments on the related Home Eq-uity Loans. The Final Scheduled Payment Date with respect to the Class A-4 and Class A-5 Certificates is the Payment Date that is one year after the maturity of the last maturing Home Equity Loan in the Fixed Rate Group and Floating Rate Group, respectively. The rate of payment of principal of the Class A Cer-tificates will depend on the rate of payments of principal (including prepay-ments) and any repurchases of the related Home Equity Loans. Since the Final Scheduled Payment Dates have been determined based upon the assumptions set forth above, the actual final Payment Date of each Class is likely to occur prior to its Final Scheduled Payment Date although, in the event of defaults in payment of the Home Equity Loans, it could occur later or earlier.

REPRESENTATIONS AND WARRANTIES OF THE SELLER, THE SUBSERVICER AND THE MASTER SERVICER

The Seller will make the representations, among others, as to each Home Equity Loan conveyed by the Seller as of the Closing Date described under "Descrip-tion of the Certificates -- Representations and Warranties of the Seller" in the Prospectus and will also represent that:

  (i) As of the Cut-off Date, no Home Equity Loans in the Mortgage Pool are more than 60 days contractually delinquent.

  (ii) No Home Equity Loan is subject to foreclosure proceedings as of the Cut-off Date.

  (iii) No Home Equity Loan has a Combined Loan-to-Value Ratio in excess of
  100%.

  (iv) All Home Equity Loans have Mortgage Interest Rates equal to or in ex-cess of 6% per annum.

With respect to the TMC Loans, the Master Servicer will make the same repre-sentations and warranties that the Seller makes. Likewise, with respect to the MMC Loans, the Subservicer will make the same representations and warranties that the Seller makes. Upon the breach of such representations and warranties, the Master Servicer or the Subservicer, as the case may be, will be required to cure such breach or repurchase or substitute for such affected Home Equity Loans upon the terms and conditions sets forth in the Pooling and Servicing Agreement. See "Description of the Certificates--Representations and Warran-ties of the Seller" in the Prospectus.

DISTRIBUTIONS

General. Distributions will be made on the Certificates on each Payment Date to the extent monies are available therefor, if and to the extent such Certif-icates are then entitled to such distributions, as described herein.

On any Payment Date, the amount available for distribution to Fixed Rate Group Certificateholders generally will equal the Available Payment Amount with re-spect to the Fixed Rate Group and the amount available for distribution to Class A-5 Certificateholders generally will equal the Available Payment Amount with respect to the Floating Rate Group. The "Fixed Rate Group Certificates" are the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

The term "Available Payment Amount" generally means, with respect to any Pay-ment Date and each Home Equity Loan Group, (a) collections on or with respect to the Home Equity Loans in the related Home Equity Loan Group received by the Master Servicer or the Subservicer during the immediately preceding calendar month other than scheduled payments due in months subsequent to such calendar month, net of the related Servicing Fee paid to each of the Master Servicer and Subservicer and reimbursements for accrued and unpaid Servicing Fees, pre-vious Advances and Servicing Advances and certain expenses paid by the Master Servicer and Subservicer, and the amount of the monthly premium payable to the Insurer with respect to the preceding calendar month, (b) the amount of any Advances with respect to the related Home Equity Loans, (c) Compensating In-terest and (d) any Insured Payments.

For purposes of determining the Available Payment Amount with respect to each Home Equity Loan Group, the Servicing Fee and certain expenses paid by the Master Servicer or the Subservicer, and the amount of the monthly premium pay-able to the Insurer will be all allocated to each Home Equity Loan Group based upon the principal balances of the Home Equity Loans in such Home Equity Loan Group.

Interest. Interest on the Class A Certificates will accrue for each Accrual Period on the Class A Certificate Balance immediately prior to such Payment Date.

Interest will accrue on each of the Class A-2, Class A-3 and Class A-4 Certif-icates at the respective Pass-Through Rates specified on the cover page hereof and will be distributed, to the extent monies are available therefor, on each Payment Date, commencing in December, 1997. Interest with respect to the Class A-2, Class A-3 and Class A-4 Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months.

The Class A-1 Certificates will accrue interest at a per annum rate equal to the lesser of (i) One- Month LIBOR plus 0.16% and (ii) the Fixed Rate Group Net WAC Cap (the "Class A-1 Pass-Through Rate"). The Class A-5 Certificates will accrue interest during each Accrual Period at a rate equal to the lesser of (i) One-Month LIBOR plus 0.23% and (ii) the Floating Rate Group Net WAC Cap (the "Class A-5 Pass-Through Rate"). Interest with respect to the Class A-1 and Class A-5 Certificates will accrue on the basis of a 360-day year and ac-tual days elapsed.

The "Accrual Period" for each Payment Date and with respect to (i) the Adjust-able Rate Certificates is defined to be the period from the preceding Payment Date, or the Closing Date in the case of the first Accrual Period, to and in-cluding the day preceding the current Payment Date and (ii) the Class A-2, Class A-3 and Class A-4 Certificates is defined to be the calendar month imme-diately prior to such Payment Date.

"One-Month LIBOR" means, as of any LIBOR Determination Date, the rate for de-posits in United States dollars for a period of one month which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on

Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Refer-ence Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period of one month. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, se-lected by the Master Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of one month.

"Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

"LIBOR Determination Date" means with respect to any Accrual Period, the sec-ond LIBOR Business Day prior to such Accrual Period.

"Reference Banks" means two major banks in the London interbank market se-lected by the Master Servicer and not controlled by or under common control with the Master Servicer.

The "Current Interest" for any Class of Class A Certificates and any Payment Date will equal the sum of (i) interest accrued during the applicable Accrual Period at the related Pass-Through Rate on the related Class Certificate Bal-ance immediately prior to such Payment Date and (ii) the Carryforward Amount.

The "Carryforward Amount" with respect to any Class of Class A Certificates is the amount, as of any Payment Date, equal to the sum of (i) the amount, if any, by which (x) the Current Interest for such Class exceeds (y) the amount of the actual distribution in respect of interest on such Class of Class A Certificates, made to the holders of such Class of Class A Certificates on the immediately preceding Payment Date and (ii) 30 days' interest on such excess at the related Pass-Through Rate for such Class of Class A Certificates.

The "Fixed Rate Group Net WAC Cap" for any Payment Date will equal the average of the Net Mortgage Rates for the Fixed Rate Loans as of the first day of the preceding calendar month less 0.50% and less the premium payable to the In-surer with respect to the related Home Equity Loan Group (calculated as a per annum rate), with such average weighted by the respective principal balances of each such Fixed Rate Loan as of such first day.

The "Floating Rate Group Net WAC Cap" for any Payment Date will equal the av-erage of the Net Mortgage Rates for the ARM Loans as of the first day of the preceding calendar month less, if such Payment Date occurs after the date that is six months after the Closing Date, 0.75% and less the premium payable to the Insurer with respect to the related Home Equity Loan Group (calculated as a per annum rate), with such average weighted by the respective principal bal-ances of each such ARM Loan as of such first day.

The "Net Mortgage Rate" for each Home Equity Loan is equal to the Mortgage In-terest Rate less the per annum rate used to determine the Servicing Fee.

Principal. Holders of the Class A Certificates will be entitled to receive on each Payment Date, to the extent of the portion of the Available Payment Amount attributable to the Home Equity Loans in the related Home Equity Loan Group (but not more than the Class Certificate Balance of the Class then out-standing), a distribution allocable to principal in an amount equal to the amounts available pursuant to the Payment Priority described below.

Payment Priority. The Available Payment Amount on deposit in the Collection Account will be distributed on each Payment Date in the following amounts and order of priority:

(i) first to the Insurer, the premium payable with respect to the Certificate Insurance Policy;

(ii) second, on each Payment Date, the Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to the related Home Equity Loan Group plus (y) any Overcollateralization Reduction Amount with respect to such Home Equity Loan Group and Payment Date (such sum being the "Total Monthly Excess Cashflow") in the following order of priority:

  (A) first, such Total Monthly Excess Cashflow shall be allocated to the payment of the related Principal Payment (excluding any Overcollateralization Increase Amount) pursuant to clause (iv)(C) below in an amount equal to the amount if any, by which (x) such Principal Payment exceeds (y) Available Funds with respect to such Home Equity Loan Group for such Payment Date, net of the related Current Interest and the premium pay-able to the Insurer (the amount of such difference with respect to a Home Equity Loan Group being an "Available Funds Shortfall" for such Home Equity Loan Group);

  (B) second, any portion of Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the application described in clause (A) above shall be allocated pursuant to clause (iv)(D) below against any Available Funds Shortfall with respect to the other Home Equity Loan Group;

  (C) third, any portion of Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocations described in clauses (A) and (B) above shall be paid to the Insurer in respect of any Reimbursement Amount (as defined in the Pooling and Servicing Agreement) owed to the Insurer with respect to the related Home Equity Loan Group;

  (D) fourth, any portion of Total Monthly Excess Cashflow remaining after the allocations described in clauses (A), (B) and (C) above shall be paid to the Insurer in respect of any Reimbursement Amount owed to the Insurer with respect to the other Home Equity Loan Group;

(iii) third, the amount, if any, of the Total Monthly Excess Cashflow with re-spect to such Home Equity Loan Group on a Payment Date remaining after the al-locations and payments described in clause (ii) above is the "Net Monthly Ex-cess Cashflow" with respect to such Home Equity Loan Group and Payment Date and is required to be applied in the following order of priority:

  (A) first, such Net Monthly Excess Cashflow shall be used to reduce to ze-ro, through the payment of an Overcollateralization Increase Amount, any Overcollateralization Deficiency with respect to the related Home Equity Loan Group as of such Payment Date;

  (B) second, any Net Monthly Excess Cashflow remaining after the application described in clause (A) above shall be used to reduce to zero, through the payment of an Overcollateralization Increase Amount, the Overcollateralization Deficiency, if any, with respect to the other Home Equity Loan Group; and

(iv) fourth, following the making of all of the allocations and disbursements described above, the following disbursements shall be made from the remaining Available Payment Amount with respect to the related Home Equity Loan Group:

  (A) to the Insurer, the amounts described in (ii)(C) and (D) above;

  (B) to the applicable Class A Certificateholders from the related Available Payment Amount, the related Current Interest;

  (C) to the applicable Class A Certificateholders, an amount equal to the related Principal Payment;

  (D) to the holders of the Class or Classes of Class A Certificates related to the other Home Equity Loan Group, any amounts specified in clauses
  (ii)(B) and (iii)(B) above (such amounts with respect to the Fixed Rate Group Certificateholders shall be distributed sequentially as provided for in the definition of Principal Payment);

  (E) to the holders of the related Class of Adjustable Rate Certificates, the related LIBOR Carryover Amount;

  (F) to the holders of the other Class of Adjustable Rate Certificates, the related LIBOR Carryover Amount; and

(v) fifth, to the Class R Certificateholder, any remaining distributable amounts as described in the Pooling and Servicing Agreement.

The "Principal Payment" for each Home Equity Loan Group and Payment Date shall be the lesser of:

(a) the Total Available Funds (as defined herein) for the related Home Equity Loan Group minus the related Current Interest, and the premium payable to the Insurer for such Payment Date with respect to the related Class A Certifi-cates; and

(b) the excess, if any, of

  (i) the sum of (without duplication):

    (A) the principal portion of all scheduled monthly payments on the Home Equity Loans in the related Home Equity Loan Group due on or prior to the related due date thereof, to the extent actually received by the Master Servicer during the related Remittance Period and any prepayments made by the Mortgagors and actually received by the Master Servicer dur-ing the related Remittance Period;

    (B) the balance of each Home Equity Loan (the "Principal Balance") in the related Home Equity Loan Group that was repurchased by the Seller during the related Remittance Period, to the extent such Principal Bal-ance is actually received by the Trustee;

    (C) any substitution amounts (i.e. the excess, if any, of the Principal Balance of a Home Equity Loan being replaced over the outstanding prin-cipal balance of a replacement Home Equity Loan plus accrued and unpaid interest) delivered by the Seller in connection with a substitution of a Home Equity Loan in the related Home Equity Loan Group (to the extent such substitution amounts relate to principal), to the extent such sub-stitution amounts are actually received by the Trustee;

    (D) all net liquidation proceeds actually collected by the Master Servicer with respect to the Home Equity Loans in the related Home Eq-uity Loan Group during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal);

    (E) the amount of any Overcollateralization Deficit with respect to the related Home Equity Loan Group for such Payment Date;

    (F) the principal portion of the proceeds received with respect to the related Home Equity Loan Group by the Trustee upon termination of the Trust (to the extent such proceeds relate to principal); and

    (G) the amount of any Overcollateralization Increase Amount with respect to the related Home Equity Loan Group for such Payment Date to the ex-tent of any Net Monthly Excess Cashflow available for such purpose;
    over

  (ii) the amount of any Overcollateralization Reduction Amount with respect to the related Home Equity Loan Group for such Payment Date.

The Principal Payment for the Fixed Rate Group will be applied as follows: first, to the Class A-1 Certificates until the Class A-1 Certificate Balance has been reduced to zero; second, to the Class A-2 Certificates until the Class A-2 Certificate Balance has been reduced to zero; third, to the Class A-3 Certificates until the Class A-3 Certificate Balance has been reduced to ze-ro; and fourth, to the Class A-4 Certificates until the Class A-4 Certificate Balance has been reduced to zero.

The "Remittance Period" with respect to any Payment Date is the calendar month immediately preceding such Payment Date.

The "Group Principal Balance" with respect to either Home Equity Loan Group at any time equals the aggregate outstanding principal balance of the Home Equity Loans in such Home Equity Loan Group.

The "Overcollateralization Requirement" with respect to each of the Fixed Rate Group Certificates and the Class A-5 Certificates with respect to each Payment Date is an amount provided for in the Pooling and Servicing Agreement. The Overcollateralization Requirement provides for a certain level of overcollateralization with respect to the each of the Fixed Rate Group Certif-icates and the Class A-5 Certificates, i.e. the excess of the outstanding principal balance of the Home Equity Loans in the related Home Equity Loan Group over the aggregate Class Certificate Balance of the related Class A Cer-tificates. Such level may increase or decrease over time as a result of the performance of the Home Equity Loans in the related Home Equity Loan Group with respect to certain tests specified in the Pooling and Servicing Agree-ment. In addition, the Overcollateralization Requirement is subject to certain floors specified in the Pooling and Servicing Agreement.

"Available Funds" as to each Home Equity Loan Group and each Payment Date is defined to be the Available Payment Amount with respect to such Home Equity Loan Group (net of Total Monthly Excess Cashflow and disregarding any Insured Payments to be made on such Payment Date).

The "Class Certificate Balance" as of any Payment Date with respect to any Class of Class A Certificates equals the principal amount set forth next to such Class of Class A Certificates on the cover page hereof less all amounts distributed to the Certificateholders of such Class as principal.

As of any Payment Date, the "Class A Certificate Balance" will equal the sum of the Class Certificate Balances of all Class A Certificates.

As of any Payment Date, the "Fixed Rate Group Certificate Balance" will equal the sum of the Class A-1 Certificate Balance, the Class A-2 Certificate Bal-ance, the Class A-3 Certificate Balance and Class A-4 Certificate Balance.

"LIBOR Carryover Amount" for any Payment Date and either Class of Adjustable Rate Certificates will equal the excess, if any, of (i) the sum of (a) the ex-cess of interest accrued during the applicable Accrual Period on the applica-ble Class Certificate Balance at the rate determined by reference to One-Month LIBOR and the applicable margin (as to either Class of Adjustable Rate Certif-icates, the "LIBOR Rate") over interest accrued at the Class A-1 Pass-Through Rate or Class A-5 Pass-Through Rate, as applicable, and (b) 30 days' interest on such excess at the applicable LIBOR Rate over (ii) the amount, if any, dis-tributed in respect of such excess on prior Payment Dates. The Certificate Insurance Policy does not cover, and the ratings of the Class A Certificates do not address the likeli-hood of, the payment of any LIBOR Carryover Amount.

"Total Available Funds" as to each Home Equity Loan Group and Payment Date is the sum of (i) the Available Payment Amount on deposit in the Collection Ac-count with respect to such Home Equity Loan Group (net of Total Monthly Excess Cashflow with respect to the related Home Equity Loan Group) on such Payment Date and (ii) any amounts of Total Monthly Excess Cashflow with respect to such Home Equity Loan Group to be applied on such Payment Date (disregarding the amount of any Insured Payment to be made on such Payment Date).

CREDIT ENHANCEMENT

General. The credit enhancement provided for the benefit of the Class A Certificateholders consists of (x) the overcollateralization and crosscollateralization mechanics which utilize the internal cash flows of the Trust and (y) the Certificate Insurance Policy. For a description of the Cer-tificates Insurance Policy, see "The Certificate Insurance Policy and the In-surer" herein.

Overcollateralization Resulting from Cash Flow Structure. The Pooling and Ser-vicing Agreement requires that, on each Payment Date, Net Monthly Excess Cashflow with respect to a Home Equity Loan Group be applied on such Payment Date as an accelerated payment of principal on the related Class(es) of Class A Certificates then entitled to distributions of principal, but only to the limited extent hereafter described. Net Monthly Excess Cashflow equals the ex-cess of (I) the excess, if any, of (x) the interest which is collected on the Home Equity Loans in such Home Equity Loan Group during a calendar month (net of the Servicing Fee, the premium paid to the Insurer and certain miscellane-ous administrative amounts with respect to such Home Equity Loan Group includ-ing reimbursement of Advances and Servicing Advances) over (y) the related Current Interest (the difference between (x) and (y) is the "Total Monthly Ex-cess Spread" with respect to such Home Equity Loan Group), over (II) the por-tion of the Total Monthly Excess Cashflow that is used to cover shortfalls in Available Funds on such Payment Date in the related Home Equity Loan Group or in the other Home Equity Loan Group, or used to reimburse the Insurer.

The application of Net Monthly Excess Cashflow has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Home Equity Loans in the related Home Equity Loan Group. To the extent that any Net Monthly Excess Cashflow is not so used (and is not required to satisfy requirements with respect to the other Home Equity Loan Group or to pay Reimbursement Amounts (as defined in the Pooling and Servicing Agreement) to the Insurer), the Pooling and Servicing Agreement provides that it will be paid to the Class R Certificateholder.

Pursuant to the Pooling and Servicing Agreement, each Home Equity Loan Group's Net Monthly Excess Cashflow will be applied as an accelerated payment of prin-cipal on the Class A Certificates until the Overcollateralization Amount has increased to the level required. "Overcollateralization Amount" means, with respect to each Home Equity Loan Group and Payment Date, the excess, if any, of the aggregate principal balances of the Home Equity Loans in such Home Eq-uity Loan Group as of the close of business on the last day of the preceding calendar month over the aggregate Class Certificate Balance of the related Class A Certificates as of such Payment Date (after taking into account the payment of the Principal Payment to such Home Equity Loan Group (except for any Overcollateralization Reduction Amount or Overcollateralization Increase Amount) on such Payment Date). With respect to each Home Equity Loan Group, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a "Overcollateralization Increase Amount." The re-quired level of the Overcollateralization Amount for each Home Equity Loan Group with respect to a Payment Date is the "Overcollateralization Require-ment." The Pooling and Servicing Agreement generally provides that the related Overcollateralization Requirement may, over time, decrease, or increase, based on the performance on the Home Equity Loans in the related Home Equity Loan Group with respect to certain tests specified in the Pooling and Servicing Agreement based on delinquency rates and cumulative losses.

In the event that the Overcollateralization Requirement with respect to a Home Equity Loan Group is permitted to decrease on a Payment Date in the future, the Pooling and Servicing Agreement provides that a portion of the amounts which would otherwise be distributed to the related Class A Certificateholders on such Payment Date shall be distributed to the holder of the Class R Certif-icate. This has the effect of decelerating the amortization of Class A Certif-icates relative to the amortization of the Home Equity Loans and of reducing the related Overcollateralization Amount. With respect to any Home Equity Loan Group and Payment Date, the excess, if any, of (x) the related Overcollateralization Amount on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distribu-tions of related Overcollateralization Reduction Amounts as described in this sentence) over (y) the related Overcollateralization Requirement is the "Ex-cess Overcollateralization Amount" for such Home Equity Loan Group and Payment Date. If, on any Payment Date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the related Overcollateralization Requirement), then such amounts which would otherwise be distributed to the related Class A Certificateholders on such Payment Date shall instead be distributed to the holder of the Class R
Certificate: such amount being the "Overcollateralization Reduction Amount" with respect to the related Home Equity Loan Group and Payment Date.

The Pooling and Servicing Agreement provides generally that, on any Payment Date all amounts collected (other than any such amount applied to the payment of an Overcollateralization Reduction Amount) with respect to a Home Equity Loan Group during the prior calendar month will be distributed to the related Class A Certificateholders on such Payment Date. If any Home Equity Loan be-came a Liquidated Home Equity Loan during such prior calendar month, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Home Equity Loan; the amount of any such insufficiency is a "Net Loss." In addition, the Pooling and Servicing Agreement provides that the principal balance of any Home Equity Loan which becomes a Liquidated Home Equity Loan shall thenceforth equal zero. The Pool-ing and Servicing Agreement does not contain any requirement that the amount of any Net Loss be distributed to the related Class A Certificateholders on the Payment Date which immediately follows the event of loss; i.e., the Pool-ing and Servicing Agreement does not require the current recovery of losses. However, the realization of a Net Loss will reduce the Overcollateralization Amount with respect to the related Home Equity Loan Group, which to the extent that such reduction causes the Overcollateralization Amount to be less than the related Overcollateralization Requirement applicable to the related Pay-ment Date, will require the payment of an Overcollateralization Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Overcollateralization Amount equals the related Overcollateralization Requirement). The effect of the foregoing is to allocate losses to the Class R Certificateholder by reduc-ing, or eliminating entirely, payments of Total Monthly Excess Spread and Overcollateralization Reduction Amounts which such Certificateholder would otherwise receive.

Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement defines an "Overcollateralization Deficit" with respect to a Home Equity Loan Group and Payment Date to be the amount, if any, by which the aggregate Class Certificate Balance of the related Class A Certificates with respect to such Payment Date, after taking into account all distributions to be made on such Payment Date (without regard to any Insured Payment to be made on such Payment Date), exceeds the aggregate principal balances of the Home Equity Loans in such Home Equity Loan Group as of the close of business on the last day of the prior calendar month. The Pooling and Servicing Agree-ment requires the Trustee to make a claim for an Insured Payment under the Certificate Insurance Policy not later than the second Business Day prior to any Payment Date as to which the Trustee has determined that an Overcollateralization Deficit will occur for the purpose of applying the pro-ceeds of such Insured Payment as a payment of principal to the related Class A Certificateholders on such Payment Date. The Certificate Insurance Policy is thus similar to the subordination provisions described above insofar as such Certificate Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Net Losses to the Class A Certificateholders. Investors in the Class A Certificates should realize that, under extreme loss or delin-quency scenarios applicable to the related Home Equity Loan Group, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal of the Class A Certif-icates depends in part on the ability of the Insurer to satisfy its obliga-tions under the Certificate Insurance Policy. In that respect and to the ex-tent that the Insurer satisfies such obligations, the Class A Certificateholders are insulated from shortfalls in Available Funds that may arise.

The Pooling and Servicing Agreement will provide that to the extent that the Insurer makes Insured Payments, either directly or indirectly to the holders of such Class A Certificates, the Insurer will be subrogated to the rights of such holders of Class A Certificates with respect to such Insured Payments, and shall receive reimbursement for such Insured Payment as provided in the Pooling and Servicing Agreement, but only from the sources and in the manner provided in the Pooling and Servicing Agreement, such subrogation and reim-bursement to have no effect on the Insurer's obligations under the Certificate Insurance Policy.

Cross-collateralization. In addition to the foregoing, the Total Monthly Ex-cess Spread and Net Monthly Excess Cashflow will be available to cover the Overcollateralization Increase Amounts, Available Funds Shortfalls and Overcollateralization Deficits with respect to the other Home Equity Loan Group as described above under "Description of the Certificates -- Distribu-tions; Payment Priority."

ADVANCES; COMPENSATING INTEREST

Not later than two Business Days prior to each Payment Date, the Master Servicer will make an advance (each, an "Advance") in an amount equal to all monthly payments of interest that were due on the Home Equity Loans during the preceding calendar month and delinquent at the close of business on the last day of such calendar month, to the extent the Master Servicer believes that the amount so advanced will be recoverable from subsequent payments and col-lections in respect of the related Home Equity Loan. On each Payment Date, the Master Servicer will be entitled to a first priority reimbursement for previ-ous Advances from funds received with respect to such delinquent Home Equity Loans. When the Master Servicer has determined that any Advances are nonrecoverable, the Mas-ter Servicer will be entitled to a first priority reimbursement for such Ad-vances from any funds received with respect to the Home Equity Loans.

Not later than two Business Days prior to each Payment Date, the Master Servicer is required to remit to the Trustee, without any right of reimburse-ment, an amount equal to, with respect to each Home Equity Loan as to which a principal prepayment in full was received during the preceding calendar month, the lesser of (a) the excess, if any, of the sum of 30 days' interest on the principal balance of each such Home Equity Loan (or at such lower rate as may be in effect because of application of the Civil Relief Act) minus the Servic-ing Fees for such Home Equity Loan, over the amount of interest actually paid by the related Mortgagor in connection with each such principal prepayment (with respect to all such Home Equity Loans, the "Prepayment Interest Shortfall") and (b) the sum of the Servicing Fees for the most recently ended calendar month. Such payments are referred to herein as "Compensating Inter-est."

In addition, the Master Servicer is obligated to advance funds to satisfy or to keep current any Home Equity Loans secured by senior liens, in order to preserve the Trust's interest in such Home Equity Loans, or to pay taxes, le-gal expenses and attorney fees, insurance premiums and similar expenses relat-ing to a Home Equity Loan (each, a "Servicing Advance"), to the extent that the Master Servicer believes that the amount so advanced will be recoverable from subsequent payments and collections on the related Home Equity Loan. The Master Servicer will be entitled to a first priority reimbursement for such Servicing Advances from amounts received with respect to the Home Equity Loans. The Subservicer will have similar obligations under the Subservicing Agreement.

SERVICING COMPENSATION

The Master Servicer (with respect to the TMC Loans) and the Subservicer (with respect to the MMC Loans) will be entitled to a fee of 0.50% per annum of the outstanding principal balance of each such Home Equity Loan (the "Servicing Fee") payable out of collections with respect to the Home Equity Loans as pro-vided in the Pooling and Servicing Agreement. In addition to the Servicing Fee, the Master Servicer and Subservicer are entitled under the Pooling and Servicing Agreement to retain as additional servicing compensation any prepay-ment charges and assumption and other administrative fees (including bad check charges, late payment fees and similar fees), the excess of any net liquida-tion proceeds over the outstanding principal balance of a Liquidated Home Eq-uity Loan, to the extent not otherwise required to be remitted to the Trustee for deposit into the Collection Account, and earnings paid on Permitted In-vestments and similar items.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

The Agreement provides that the Master Servicer may not resign from its obli-gations and duties thereunder, unless such duties and obligations are no longer permissible under applicable laws as evidenced by an opinion of counsel delivered to the Trustee. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

The Master Servicer may perform any of its duties and obligations under the Pooling and Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. On the Closing Date, the Mas-ter Servicer will engage Metropolitan Mortgage Company to service the MMC Loans. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee, the Insurer and the Certificateholders for the Master Servicer's duties and obligations under the Pooling and Servic-ing Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer under the Agreement, provided, however, that, so long as Certificates are outstanding under the Pooling and Servicing Agreement, the Master Servicer will covenant that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of the Pooling and Servicing Agreement to be kept or performed by the Master Servicer shall, by an agreement supplemen-tal thereto, executed and delivered to the Trustee, be assumed by the corpora-tion (if other than the Master Servicer) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Master Servicer, just as fully and effectually as if such successor corporation had been an original party thereto, and the representations and warranties set forth by the Master Servicer therein shall be true and correct with respect to such successor cor-poration in all material respects. No consent or approval of the Certificateholders shall be required as to any such transaction.

MASTER SERVICER TERMINATION EVENTS

Any one of the following events constitutes a "Master Servicer Termination Event:" (i) failure by the Master Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit, on the date the Master Servicer is required to do so under the Pooling and Servicing Agreement, which is not cured within a five Business Day grace period; (ii) the Master Servicer assigns its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder, or fail-ure on the part of the Master Servicer duly to observe or perform in any mate-rial respect any other covenants or agreements of the Master Servicer in the Pooling and Servicing Agreement which has a material adverse effect on the In-surer or the Certificateholders and which continues unremedied for a period of 60 days after the date on which the Master Servicer shall have received writ-ten notice (or had actual knowledge) of such failure from the Trustee, the In-surer or the Holders of Certificates evidencing not less than 33-1/3% of the Class A Certificate Balance; (iii) any representation, warranty or certifica-tion made by the Master Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, which has a material adverse effect on the rights of the Certificateholders or the Insur-er, and which material adverse effect continues for a period of 60 days after written notice; (iv) certain bankruptcy or insolvency events occur with re-spect to the Master Servicer; and (v) certain tests with respect to the per-formance of the Home Equity Loans in the Mortgage Pool are not met.

RIGHTS UPON THE OCCURRENCE OF A MASTER SERVICER TERMINATION EVENT

Subject to the cure periods specified above and so long as a Master Servicer Termination Event has not been remedied, the Insurer may terminate all of the rights and obligations of the Master Servicer as servicer of the Home Equity Loans under the Pooling and Servicing Agreement. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Pooling and Servicing Agreement, whether with re-spect to the Certificates or the Home Equity Loans or otherwise, will pass to and be vested in the Trustee.

TERMINATION; PURCHASE OF HOME EQUITY LOANS

The Pooling and Servicing Agreement will terminate upon the taking of the last action required to be taken by the Trustee on the final Payment Date following the earlier of (i) the purchase or (ii) the final payment or other liquida-tion, of the principal balance of the last Home Equity Loan remaining in the Trust and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Home Equity Loan.

Subject to provisions in the Pooling and Servicing Agreement concerning adopt-ing a plan of complete liquidation, the Master Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the Pool Principal Balance is less than 10% of the Original Pool Principal Balance by purchasing, on the next succeeding Payment Date, all of the outstanding Home Equity Loans and REO Properties then remaining in the Trust at a price (the "Termination Price") equal to the sum of (w) 100% of the principal balance of each Home Equity Loan (other than any Liquidated Home Equity Loans and any Home Equity Loan which is in "REO Property" status and whose fair market value is included pursuant to clause (x) below) as of the Payment Date upon which the proceeds of any such purchase are to be distributed, (x) the fair market value of REO Property (but in no event less than the principal balance and ac-crued and unpaid interest of the related Home Equity Loan), (y) accrued and unpaid interest at the applicable Mortgage Interest Rate on the principal bal-ance of each Home Equity Loan and (z) all Reimbursement Amounts owing the the Insurer.

If the Master Servicer does not exercise such option within 90 days of the first Payment Date upon which Pool Principal Balance is less than 10% of the Original Pool Principal Balance, the Trustee is required to conduct a termina-tion auction (the "Termination Auction"). The Trustee will solicit one or more active participants in the asset-backed securities or mortgage loan markets that are not affiliated with the Master Servicer to make a bid to purchase the Home Equity Loans at the Termination Auction. The Trustee will sell all the Home Equity Loans to the highest bidder, subject, among other things, to: (i) the requirement that the highest bid equal or exceed the Minimum Termination Amount; and (ii) the requirement that at least one bid be tendered by an ac-tive participant in the asset-backed securities or mortgage loan market that is not affiliated with the Master Servicer. If the foregoing requirements are satisfied, the successful bidder or bidders shall remit the aggregate purchase price for the Home Equity Loans to the Trustee. If the foregoing requirements are not satisfied, the purchase shall not occur and distributions will con-tinue to be made on the Certificates. Any sale and consequent termination of the Trust as a result of a Termination Auction must constitute a "qualified liquidation" of the Trust under Section 860F of the Code. If satisfactory bids are received as described above, such remaining Home Equity Loans will be sold and the proceeds distributed to the Certificateholders in the same priority as distributions are made on any Payment Date.

The "Minimum Termination Amount" is defined to be the sum of (i) the Class A Certificate Balance, (ii) the interest on the respective Class Certificate Balance for each Class of Class A Certificates at the respective Pass-Through Rates for the next succeeding Payment Date and (iii) all Reimbursement Amounts owing to the Insurer.

The "Pool Principal Balance" as of any date is the sum of the Group Principal Balances for each of the Fixed Rate Group and the Floating Rate Group.

AMENDMENT OF POOLING AND SERVICING AGREEMENT

The Pooling and Servicing Agreement may be amended from time to time by the Seller, Master Servicer and the Trustee by written agreement, without prior notice to, or consent of, the Certificateholders, but with the consent of the Insurer, to cure any ambiguity, to correct or supplement any provisions there-in, or to make any other provisions with respect to matters or questions aris-ing under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement, provided that such action does not, as evidenced by an opinion of counsel delivered to the Trust-ee, adversely affect in any material respect the interests of any Certificateholder.

The Pooling and Servicing Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee by written agreement, without prior notice to, or consent of, the Certificateholders, but with the consent of the Insurer, to modify, eliminate or add to the provisions thereof as may be necessary to maintain the qualification of the Trust as a REMIC under the Code or avoid, or minimize the risk of, the imposition of any tax on the Trust under the Code, or to prevent the Trust from entering into any "prohibited transaction" as defined in the Code; provided that (a) there shall have been delivered an opinion of counsel addressed to the Trustee to the effect that such action is necessary or appropriate to prevent the Trust from entering into such prohibited transaction and (b) such amendment shall not adversely affect in any material respect the interests of any Certificateholder.

The Pooling and Servicing Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the In-surer and Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Class A Certificate Balance, such classes voting to-gether as a class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modi-fying in any manner the rights of the Holders of Certificates; provided, how-ever, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Home Equity Loans or distributions that shall be required to be made on any Certificate without the consent of the Holder of such Certificate, or (ii) re-duce the aforesaid percentage required to consent to any such amendment, with-out the consent of the Holders of all Certificates then outstanding. Further-more, no such amendment shall be effective unless the Trustee has received an opinion of counsel with respect to certain tax matters.

ASSIGNMENT OF HOME EQUITY LOANS

On the Closing Date, the Seller will transfer to the Trust all of its right, title and interest in and to each Home Equity Loan, the related mortgage note, mortgages and other related documents (collectively, the "Related Documents"), including all payments received after the Cut-off Date. The Trustee, concur-rently with such initial transfer, will deliver the Certificates to the Sell-er. Each Home Equity Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. Such schedule will include information as to the principal balance of each Home Equity Loan as of the Cut-off Date, as well as other information.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the Seller will deliver to the Trustee (or a custodian, as the Trustee's agent for such purpose) the Home Equity Loans endorsed to the Trustee and the Related Documents. Under the terms of the Pooling and Servic-ing Agreement, the Seller will prepare assignments of the Mortgages related to each Home Equity Loan in favor of the Trustee.

During the period that the Class A Certificates are outstanding and so long as certain conditions specified by the Insurer are met, assignments of the re-lated Mortgages from the entities that will sell Home Equity Loans to the Seller and from the Seller to the Trustee will not be required to be recorded. See "Risk Factors--Creditors' Rights and Bankruptcy Considerations" herein.

If the conditions specified by the Insurer are not met, assignments of the Mortgages in favor of the Trustee will be required to be recorded (or opinions of counsel acceptable to the Insurer and the Rating Agencies will be obtained to the effect that recording is not required to protect the Trust's interest in and to the related Home Equity Loan). See "Description of the Certifi-cates -- Assignment of the Home Equity Loans" in the Prospectus.

Within 60 days of the Closing Date the Trustee will review the Home Equity Loans and the Related Documents pursuant to the Pooling and Servicing Agree-ment and if any Home Equity Loan or the Related Documents are found to be de-fective in any material respect (a "Defective Home Equity Loan") and such de-fect is not cured within 90 days (with respect to defects relating to the Mortgage Note) or within 120 Days (with respect to defects relating to the Re-lated Documents) following notification thereof to the Seller by the Trustee or the Insurer, the Seller will be obligated to either (i) substitute for such Home Equity Loan an Eligible Substitute Home Equity Loan; however, such sub-stitution is permitted only within two years of the Closing Date or (ii) pur-chase such Home Equity Loan at a price (the "Purchase Price") equal to the outstanding principal balance of such Home Equity Loan as of the date of pur-chase, plus unpaid and unpaid interest thereon through the calendar month in which such purchase occurs. The obligation of the Seller to repurchase or sub-stitute for a Defective Home Equity Loan is the sole remedy regarding any de-fects in the Home Equity Loans and Related Documents available to the Trustee or the Certificateholders.

In connection with the substitution of an Eligible Substitute Home Equity Loan, the Seller will be required to deposit in the Collection Account the amount of any accrued and unpaid interest on the Defective Home Equity Loan plus the excess, if any, of the Principal Balance of the Defective Home Equity Loan over the aggregate Principal Balances of the Eligible Substitute Home Eq-uity Loan or Loans for deposit into the Collection Account as a payment with respect to the Eligible Substitute Home Equity Loan.

An "Eligible Substitute Home Equity Loan" is a Home Equity Loan to be substi-tuted by the Seller for a Defective Home Equity Loan which must have an aggre-gate Principal Balance equal to or less than the Principal Balance of such De-fective Home Equity Loan, a Mortgage Interest Rate of not less than the Mort-gage Interest Rate of such Defective Home Equity Loan and not more than 1% in excess thereof, a final maturity of no more than six months earlier or later than the final maturity of such Defective Home Equity Loan (and in no event later than the latest maturing Home Equity Loan in the related Home Equity Loan Group) and a Combined Loan-to-Value Ratio no higher than that of the De-fective Home Equity Loan and shall not be a Balloon Loan. In addition, if the Defective Home Equity Loan is an ARM Loan, the Eligible Substitute Home Equity Loan must be an ARM Loan and likewise for Fixed Rate Loans. Each Eligible Sub-stitute Home Equity Loan shall itself be subject to repurchase or substitu-tion. The Insurer may vary the above criteria.

The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Home Equity Loan. In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Trust, the Seller has transferred or assigned all of its right, title and interest in each Home Equity Loan and the Related Documents, free of any lien; and (ii) each Home Equity Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which mate-rially and adversely affects the interests of the Certificateholders or the Insurer in the related Home Equity Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured with the 90-day period, the Seller will be obligated to (i) substitute for such Home Equity Loan an Eligible Substitute Home Equity Loan or (ii) purchase such Home Equity Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Home Equity Loan as a result of deficient documenta-tion relating thereto will apply to the substitution or purchase of a Home Eq-uity Loan as a result of a breach of a representation or warranty in the Pool-ing and Servicing Agreement that materially and adversely affects the inter-ests of the Certificateholders or the Insurer.

               THE CERTIFICATE INSURANCE POLICY AND THE INSURER

The information set forth in this section has been provided by Ambac Assurance Corporation. No representation is made by the Seller, the Master Servicer, the Subservicer, the Underwriters or any of their affiliates as to the accuracy or completeness of any such information.

THE INSURER

Ambac Assurance Corporation (the "Insurer") is a Wisconsin-domiciled stock in-surance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the Dis-trict of Columbia, the Commonwealth of Puerto Rico and Guam. The Insurer pri-marily insures newly issued municipal and structured finance obligations. The Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's, S&P and Fitch Investors Service, L.P. have each assigned a triple-A claims-paying ability rating to the Insurer.

The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended De-cember 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 8-K of Ambac Financial Group, Inc. (formerly AMBAC Inc.) (which was filed with the Commission on March 12, 1997; Commission File No. 1-10777) and the consolidated financial statements of the Insurer and its subsidiaries as of September 30, 1997 and for the periods ending September 30, 1997 and September 30, 1996 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the pe-riod ended September 30, 1997 (which was filed with the Commission on November 14, 1997) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the pur-poses of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

All financial statements of the Insurer and its subsidiaries included in docu-ments filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

The following table sets forth the capitalization of the Insurer as of Decem-ber 31, 1994, December 31, 1995, December 31, 1996 and September 30, 1997, re-spectively, in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION

                       CONSOLIDATED CAPITALIZATION TABLE

                           -----------------------------------------------------
                           DECEMBER 31,  DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                   1994          1995         1996          1997
(Dollars in Millions)      ------------  ------------ ------------ -------------
                                                                     (UNAUDITED)
Unearned premiums........       $   840       $   906      $   995        $1,047
Other liabilities........           136           295          259           311
                                -------       -------      -------        ------
Total liabilities........           976         1,201        1,254         1,358
                                -------       -------      -------        ------
Stockholder's equity
  Common stock...........            82            82           82            82
  Additional paid in cap-
   ital..................           444           481          515           521
  Unrealized gains (loss-
   es) on investments,
   net of tax............           (46)           87           66            89
  Retained earnings......           782           907          992         1,130
                                -------       -------      -------        ------
Total stockholder's equi-
 ty......................         1,262         1,557        1,655         1,822
                                -------       -------      -------        ------
Total liabilities and
 stockholders equity.....       $ 2,238       $ 2,758      $ 2,909        $3,180
                                =======       =======      =======        ======

For additional financial information concerning the Insurer, see the audited and unaudited financial statements of the Insurer incorporated by reference herein. Copies of the financial statements of the Insurer incorporated herein by reference and copies of the Insurer's annual statement for the year ended December 31, 1996 prepared in accordance with statutory accounting standards are available, without charge from the Insurer. The address of the Insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

The Insurer makes no representation regarding the Certificates or the advis-ability of investing in the Certificates and makes no representation regard-ing, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Insurer and presented under this heading "The Certificate Insurance Policy and the Insurer" and in the finan-cial statements incorporated herein by reference.

THE CERTIFICATE INSURANCE POLICY

The Insurer will issue its Securities Guaranty Surety Bond for the Class A Certificates (the "Certificate Insurance Policy"). The Certificate Insurance Policy unconditionally guarantees the payment of Insured Payments on the Class A Certificates. The Insurer will make each required Insured Payment to the Trustee on the later of (i) the Payment Date on which such Insured Payment is distributable to the Class A Certificateholders pursuant to the Pooling and Servicing Agreement and (ii) the Business Day next following the day on which the Insurer shall have re-ceived telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee, specifying that an Insured Payment is due in accordance with the terms of the Certificate Insurance Policy.

The Insurer's obligation under the Certificate Insurance Policy will be dis-charged to the extent that funds are received by the Trustee for distribution to the Class A Certificateholders, whether or not such funds are properly dis-tributed by the Trustee.

For purposes of the Certificate Insurance Policy, "Class A Certificateholder" as to a particular Certificate, does not and may not include the Trust, the Master Servicer, any Subservicer or the Seller.

The Certificate Insurance Policy does not guarantee to the Class A Certificateholders any rate of principal payments on the Class A Certificates. Furthermore, the Certificate Insurance Policy does not guarantee any payments of the LIBOR Carryover Amount. The Certificate Insurance Policy expires and terminates without any action on the part of the Insurer or any other person on the date that is one year and one day following the date on which the Class A Certificates have been paid in full.

"Insured Payment" means (x) with respect to any Home Equity Loan Group and for any Payment Date the excess, if any, of (i) the sum of (a) the related Current Interest, (b) the related Overcollateralization Deficit and (c) the related Preference Amount (without duplication) over (ii) the related Total Available Funds (after applying the cross-collateralization provisions of the Pooling and Servicing Agreement, after any deduction of the related premium and after taking into account the portion of the related Principal Payment to be actu-ally distributed on such Payment Date without regard to any related Insured Payments to be made with respect to such Payment Date) and (y) (without dupli-cation) on the Payment Date in October, 2028, the Class Certificate Balance of any Class A Certificates then outstanding, to the extent not otherwise paid on such Payment Date.

"Preference Amount" means any amount previously distributed to a holder of a Class A Certificate that is recoverable and sought to be recovered as a void-able preference by a trustee in bankruptcy pursuant to the United States Bank-ruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a fi-nal non-appealable order of a court having competent jurisdiction.

In the absence of payments under the Certificate Insurance Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust.

The Certificate Insurance Policy is non-cancelable.

The Certificate Insurance Policy is issued under and pursuant to and shall be construed under, the laws of the State of Illinois, without giving effect to the conflict of laws principles thereof.

THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CAUSALITY IN-SURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

The information set forth above concerning the Insurer has been provided by the Insurer.

                                  THE TRUSTEE

The First National Bank of Chicago, a national banking association organized under the laws of the United States of America (the "Trustee"), has its corpo-rate trust offices at One First National Plaza, Chicago, Illinois 60670-0126.

Pursuant to the Pooling and Servicing Agreement, the Trustee is required at all times to be a banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, the Trustee shall give notice of such ineligibility to the Master Servicer and shall resign, upon the request of the Insurer or of the Master Servicer (with the consent of the Insurer), in the manner and with the effect specified in the Pooling and Servicing Agreement.

Any resignation or removal of the Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by such suc-cessor trustee.

The Trustee, or any successor trustee or trustees, may resign at any time by giving written notice to the Master Servicer in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Master Servicer is required to promptly appoint a successor trustee or trust-ees acceptable to the Insurer meeting the eligibility requirements set forth above in the manner set forth in the Pooling and Servicing Agreement. The Mas-ter Servicer will deliver a copy of the instrument used to appoint a successor trustee to the Certificateholders. If no successor trustee shall have been ap-pointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of compe-tent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, ap-point a successor trustee.

At any time, for the purpose of meeting any legal requirements of any juris-diction in which any part of the Trust or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such person or persons, in such capaci-ty, such title to the Trust, or any part thereof, and, subject to the provi-sions of the Pooling and Servicing Agreement, such powers, duties, obliga-tions, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Class A Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Seller, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust (as defined in the Pool-ing and Servicing Agreement) will qualify as a REMIC under the Code.

For federal income tax purposes, (a) the Class R Certificate will constitute the sole class of "residual interests" in the Trust and (b) each class of Class A Certificates will represent ownership of "regular interests" in the Trust and will generally be treated as representing ownership of debt instru-ments of the Trust. See "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

For federal income tax reporting purposes, the Class A Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Home Equity Loans in the Fixed Rate Group will prepay at a rate equal to 100% of the Prepayment Assumption and the Home Equity Loans in the Floating Rate Group will prepay at a CPR of 26%. No representation is made that the Home Equity Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

The Internal Revenue Service (the "IRS") has issued regulations (the "OID Reg-ulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Adjustable Rate Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Adjustable Rate Certificates. In addition, because of the uncertainties concerning the appli-cation of Section 1272(a)(6) of the Code to debt instruments having an adjust-able rate of interest and because the rules of the OID Regulations relating to such debt instruments are limited in their application in ways that could pre-clude their application to the Adjustable Rate Certificates even in the ab-sence of Section 1272(a)(6) of the Code, the IRS could assert that the Adjust-able Rate Certificates should be treated as having been issued with original issue discount, or that the Adjustable Rate Certificates should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Adjustable Rate Certificates are advised to consult their tax advisors con-cerning the tax treatment of such Certificates.

In the absence of other authority, the Master Servicer believes that if the Adjustable Rate Certificates were determined to have been issued with original issue discount in excess of a de minimis amount that it would be proper to re-port all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of deter-mining the original yield to maturity of, and projecting future distributions on, each class of such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount rules described in the Prospectus can be applied, and (ii) by accounting for any positive or neg-ative variation in the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such peri-od.

If the method for computing original issue discount described in the Prospec-tus results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to such pe-riod would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attribut-able to such Certificates.

The OID Regulations permit the holder of a debt instrument to recognize origi-nal issue discount under a method that differs in certain respects from that used by the issuer. Accordingly, it is possible for the holder of a Certifi-cate to recognize original issue discount in amounts different from those to be reported by the Master Servicer to Certificateholders and the IRS.

Certain classes of the Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distri-butions remaining to be made on such Certificate at the time of its acquisi-tion by such Certificateholder. Holders of such classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences --
 REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Premium" in the Prospectus.

The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" un-der Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest there-in. See "Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the Prospectus.

For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan"), or any insurance company (whether in-vesting through its general or separate accounts) or other person investing "plan assets" of any Plan, should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The U.S. Department of Labor has issued an Exemption, as de-scribed under "ERISA Considerations--Prohibited Transaction Exemptions" in the Prospectus, to J.P. Morgan Securities Inc. The purchase or holding of the Class A Certificates by, on behalf of or with "plan assets" of a Plan may qualify for exemptive relief under the Exemption. However, the Exemption con-tains a number of conditions, as described under "ERISA Considerations--Pro-hibited Transaction Exemptions" in the Prospectus, including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(i) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, amended. See "ERISA Considerations" in the Prospectus.

                               LEGAL INVESTMENT

Although upon their initial issuance the Class A Certificates will be rated "Aaa" by Moody's and "AAA" by S&P, the Class A Certificates will not consti-tute "mortgage related securities" under the Secondary Mortgage Market En-hancement Act of 1984 ("SMMEA") because the Mortgage Pool includes Home Equity Loans that are secured by second Mortgages. Investors should consult their own legal advisers in determining whether and to what extent any Class of Certifi-cates constitute legal investments for such investors.

                                USE OF PROCEEDS

The Seller will use the net proceeds received from the sale of the Class A Certificates to purchase the Home Equity Loans.

                                 UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") among the Seller and the Underwriters named be-low, the Seller has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Seller, the respective principal amounts of Certificates set forth opposite their names below.

                         ----------------------------------------------------------------
                            CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4    CLASS A-5
                         CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
UNDERWRITERS             ------------ ------------ ------------ ------------ ------------
J.P. Morgan Securities
 Inc....................  $14,738,400  $ 6,593,400   $5,811,600  $ 6,708,600 $ 66,949,800
BancAmerica Robertson
 Stephens, Inc..........  $ 9,825,600  $ 4,395,600   $3,874,400  $ 4,472,400 $ 44,633,200
                          -----------  -----------   ----------  ----------- ------------
  Totals................  $24,564,000  $10,989,000   $9,686,000  $11,181,000 $111,583,000
                          ===========  ===========   ==========  =========== ============

Under the terms of the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of such Certificates are purchased.

The Seller has been advised that the Underwriters propose initially to offer the Class A Certificates to certain dealers at such price less a selling con-cession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriters may allow and such dealers may reallow a re-allowance discount not to exceed the percentage of the Certificate denomina-tion set forth below:

                                                          ----------------------
                                                             SELLING REALLOWANCE
         CLASS                                            CONCESSION    DISCOUNT
         -----                                            ---------- -----------
         A-1.............................................     0.130%      0.091%
         A-2.............................................     0.150%      0.105%
         A-3.............................................     0.185%      0.130%
         A-4.............................................     0.230%      0.161%
         A-5.............................................     0.165%      0.116%

Until the distribution of the Class A Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Class A Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Class A Certificates. Such transactions con-sist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Certificates.

In general, purchases of a security for the purpose of stabilization or to re-duce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transac-tions described above may have on the prices of the Class A Certificates. In addition, neither the Seller nor any of the Underwriters makes any representa-tion that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Underwriting Agreement provides that the Seller and the Master Servicer will indemnify the Underwriters against certain liabilities, including liabil-ities under the Securities Act of 1933, as amended.

In the ordinary course of their respective businesses, the Underwriters and/or their respective affiliates have engaged, and may in the future engage, in in-vestment banking and/or commercial banking transactions with the Seller and their affiliates. An affiliate of J.P. Morgan Securities Inc. previously pur-chased substantially all of the Home Equity Loans to be included in the Mort-gage Pool. The proceeds from the sale of the Class A Certificates will be used to acquire such Home Equity Loans from such affiliate.

                                    EXPERTS

The consolidated financial statements of Ambac Assurance Corporation, as of December 31, 1996 and 1995 and for each of the years in the three year period ending December 31, 1996 are incorporated by reference herein and in the reg-istration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified pub-lic accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    RATINGS

It is a condition to the issuance of the Class A Certificates that they be rated "Aaa" by Moody's and "AAA" by S&P. Such ratings do not address the like-lihood that any LIBOR Carryover Amount will be paid.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to the Class A Certificates upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                                 LEGAL MATTERS

In addition to the legal opinions referred to in the Prospectus, certain legal matters relating to the Certificates will be passed upon for the Seller by Orrick, Herrington & Sutcliffe LLP and for the Underwriters by Stroock & Stroock & Lavan LLP. Certain federal income tax matters will be passed upon for the Seller by Orrick, Herrington & Sutcliffe LLP.

                                                                     APPENDIX A

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered TFC Home Equity Loan Trust 1997-1 Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. do-mestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conven-tional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

Non U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and de-liver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depos-itaries, which in turn will hold such positions in accounts as DTC Partici-pants.

Investor securities custody accounts will be credited with their holdings yet payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lockup" or restricted period. Global Securities will be credited to the secu-rities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

Since the purchaser determines the place of delivery, it is important to es-tablish at the time of the trade where both the purchaser's and seller's ac-counts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Partic-ipants will be settled in same-day funds.

Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Secu-rities are to be transferred from the account of a DTC Participant to the ac-count of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one Business Day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to re-ceive the Global Securities against payment. Payment will include interest ac-crued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of either a 360 day year composed of twelve 30-day months or a year of 360 days, as applica-ble, and the actual number of days occurring in the period for which such in-terest is payable, as applicable. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global

Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in ac-cordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (Euro-pean time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preced-ing day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this ap-proach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular Cost of funds.

Since the settlement is taking place during New York business hours, DTC Par-ticipants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respec-tive Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include inter-est accrued on the Global Securities from and including the last coupon pay-ment date to and excluding the settlement date, calculated on the basis of a either a 360 day year composed of twelve 30-day months year of 360 days and the actual number of days occurring in the period for which such interest is payable, as applicable. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's ac-count would be back-valued to the value date (which would be the proceeding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing sys-tem and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges in-curred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use CEDEL or Euroclear and that purchase Global Se-curities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action was taken. At least three techniques should be readily available to eliminate this potential problem:

  (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures.

  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securi-ties sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless under currently applicable laws (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries be-tween such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

Exemption for non-US. Persons (Form W8). Beneficial owners of Class A Certifi-cates that are non-U.S. Persons can obtain a complete exemption from the with-holding tax by filing a signed Form W8 (Certificate of Foreign Status). If the information shown on Form W8 changes, a new Form W8 must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its con-duct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificateholders residing in a coun-try that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Owner-ship, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W8. Form 1001 may be filed by the Certificateholder or his agent.

Exemption for U.S. Persons (Form W9). U.S. Persons can obtain a complete ex-emption from the withholding tax by filing Form W9 (Payer's Request for Tax-payer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by sub-mitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all as-pects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. witholding taxes (in-cluding backup withholding) provided that the holder complies with the new certification procedures.

                                                                     APPENDIX B

              TRANSAMERICA MORTGAGE COMPANY UNDERWRITING CRITERIA

The credit underwriting criteria established for each of the B-1, B-2 and B-3 grades are as set forth below. The application of such criteria is subject to the discussion under "Flow Program Underwriting; Underwriting Guidelines".

B-1: Under category B-1, a maximum of two 30 day late payments on each of the borrower's mortgage, installment and revolving debt payments are allowed over the prior 12 months and no other late payments are allowed over the prior 12 months. Judgements, liens, collections and charge-offs against the borrower should not aggregate more than $500 over the past 12 months. The borrower should have been discharged from any bankruptcy proceedings for at least 2 years from the date of application.

B-2: Under category B-2, a maximum of three 30 day late payments on the bor-rower's mortgage are allowed over the prior 12 months. A maximum of three 30 day late payments or one 60 day late payment are allowed on each of the bor-rower's installment and revolving debt over the prior 12 months. Judgements, liens, collections and charge-offs are allowed in an amount up to $1,000. The borrower should have been discharged from any bankruptcy proceedings for at least one year.

B-3: Under category B-3, a maximum of four 30 day late payments, two 60 day late payments or one 90 day late payment are allowed on the borrower's mort-gage over the prior 12 months. A maximum of five 30 day late payments, two 60 day late payments or one 90 day late payment are allowed on the borrower's in-stallment debt over the prior 12 months and a maximum of four 30 day late pay-ments, two 60 day late payments or one 90 day late payment are allowed on the borrower's revolving debt over the prior 12 months. Judgements, liens, collec-tions and charge-offs are allowed in an amount up to $2,500. The borrower may currently be in Chapter 13 bankruptcy proceedings.

                                                                     APPENDIX C

              METROPOLITAN MORTGAGE COMPANY UNDERWRITING CRITERIA

Loans are underwritten at each Combined Loan-to-Value Ratio based upon the criteria set forth below. The application of such criteria is subject to the discussion under "Underwriting-Retail Program; Underwriting Guidelines."

60% Combined Loan-to-Value Ratio -- Loans are made in an amount up to 60% of the value of the Mortgaged Property for single family owner occupied resi-dences. Purchases and refinancings are permitted under this category. Any ex-isting senior mortgage on the property must be current with no delinquencies over the prior twelve months.

55% Combined Loan-to-Value Ratio -- Loans are made in an amount up to 55% of the value of the Mortgaged Property for single family owner occupied resi-dences. Cash out refinances, home improvements and debt consolidations are permitted under this category. Any existing senior mortgage on the property must not be 30 days or more past due.

50% Combined Loan-to-Value Ratio -- Loans are made in an amount up to 50% of the value of the Mortgaged Property for single family residences, condomini-ums, and townhomes, in each case whether or not owner occupied. Cash out refi-nances, home improvements and purchases are permitted under this category. Any existing senior mortgage on the property must not be 60 days or more past due.

40% Combined Loan-to-Value Ratio -- Loans are made in an amount up to 40% of the value of the Mortgaged Property for single family residences, condomini-ums, mobile homes and townhomes, in each case whether or not owner occupied. In addition, mobile homes that are less than 5 years old and are located in-side mobile home parks are permitted within this category, provided that the borrower owns the land underlying the mobile home. Cash out refinances, debt consolidation, home improvements, purchases and new construction are permitted under this category. Any existing senior mortgage on the property must not be 90 days or more past due.

25% Combined Loan-to-Value Ratio -- Loans are made in an amount up to 25% of the value of the Mortgaged Property for single family residences, condomini-ums, mobile homes and townhomes, in each case whether or not owner occupied. In addition, mobile homes that are less than 5 years old and are located in-side mobile home parks are permitted within this category, provided that the borrower owns the land underlying the mobile home. In addition, all other mo-bile homes are permitted within this category. Cash out refinances, debt con-solidation, home improvements, purchases and new construction are permitted under this category. The status of any existing senior mortgage on the prop-erty is not considered.

Additional Guidelines

In certain instances, such as if the property (i) is for sale, (ii) is non-owner occupied, (iii) was inherited within the last 12 months, (iv) is located in a congested area, (v) is located behind a [privately held] first mortgage or (vi) is located in an historic district or is very old, then the maximum Combined Loan-to-Value Ratio may be reduced by 10%. Certain other circum-stances may require prior approval from a senior executive at the Subservicer's home office. These circumstances include the following: (a) all loans where the borrower has been in bankruptcy within the prior year, (b) all loans secured by buildings that do not conform to current zoning laws, (c) all loans secured by property located in a flight path, (d) all loans secured by property in foreclosure and all loans where the borrower is more than 90 days past due on the first mortgage, (e) all loans secured by vacant or non-buildable lots, (f) all construction loans and loans secured by commercial property or property used for mixed commercial and residential purposes, and
(g) all loans secured by property with unique single purpose usage for the area and luxury or estate homes.

PROSPECTUS

                          TFC HOME EQUITY LOAN TRUSTS
                TFC HOME EQUITY LOAN ASSET-BACKED CERTIFICATES
                             (ISSUABLE IN SERIES)

                                ---------------
                         TRANSAMERICA MORTGAGE COMPANY
                                MASTER SERVICER

  The TFC Home Equity Loan Asset-Backed Certificates (the "Certificates") offered hereby may be sold from time to time in series (each, a "Series") as described in the related Prospectus Supplement. Each Series of Certificates will be issued by a separate trust (each, a "Trust").

  The assets of each Trust will consist primarily of (i) a pool (a "Mortgage Pool") of mortgage loans (each, a "Home Equity Loan") secured primarily by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first, second or more junior lien on one- to four-family dwellings, units in planned unit developments, condominium developments or cooperatives and mobile or manufactured homes (each, a "Mortgaged Property") to be transferred to such Trust by Transamerica Consumer Mortgage Receivables Corporation, as specified in the related Prospectus Supplement (the "Seller") and (ii) all monies received on the Home Equity Loans on and after the related Cut-Off Date (as defined herein). All of the Home Equity Loans are closed-end Home Equity Loans where the principal amount is disbursed in full at origination. The Home Equity Loans will be master serviced by Transamerica Mortgage Company (in its capacity as servicer, the "Master Servicer") and were originated or acquired by Transamerica Mortgage Company or certain of its affiliates in the ordinary course of business, as described in the related Prospectus Supplement. The Home Equity Loans and other assets of each Trust as described herein and in the related Prospectus Supplement will be held for the benefit of the holders of the related Series of Certificates.

  Each Series of Certificate may be issuable in one or more classes (each, a "Class"), each of which may represent beneficial ownership interests in the Home Equity Loans held by the related Trust. A Series may include one or more Classes of Certificates entitled to principal distributions and disproportionate, nominal or no interest distributions, or to interest distributions and disproportionate, nominal or no principal distributions. The rights of one or more Classes of Certificates of a Series may be senior or subordinate to the rights of one or more of the other Classes of Certificates of such Series. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both.

  If specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may have the benefit of one or more of a letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other form of credit enhancement. If specified in the related Prospectus Supplement, the Home Equity Loans underlying a Series of Certificates may be insured under one or more of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or similar credit enhancement. In addition to or in lieu of any or all of the foregoing, credit enhancement with respect to one or more Classes of Certificates of a Series may be provided through subordination. See "Description of Credit Enhancement" in the related Prospectus Supplement.

  The yield on each Class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Home Equity Loans in the related Trust and the timing of receipt of such payments. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

  Offers of the Certificates of a Series may be made through one or more different methods, including offerings through underwriters, as described under "Plan of Distribution" herein and "Underwriting" in the related Prospectus Supplement. There will have been no secondary market for the Certificates of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Class of Certificates of any Series will develop or, if one does develop, that it will continue. None of the Certificates will be listed on any securities exchange.

                                ---------------
  FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE CERTIFICATES, SEE "RISK FACTORS," WHICH BEGINS ON PAGE 12 HEREIN.

                                ---------------
  One or more elections will be made to treat the related Trust or a designated portion of the assets of the related Trust as one or more "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. For a description of certain tax consequences of owning the Certificates, including, without limitation, original issue discount, see "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.
                                ---------------
  PROCEEDS OF THE ASSETS IN THE TRUST ARE THE SOLE SOURCE OF PAYMENTS ON
   THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR
       OBLIGATION OF THE SELLER, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES. EXCEPT AS EXPRESSLY SET FORTH IN THE RELATED PROSPECTUS
       SUPPLEMENT, NEITHER THE CERTIFICATES NOR THE UNDERLYING HOME
      EQUITY LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL
      AGENCY OR INSTRUMENTALITY OR BY THE SELLER, THE MASTER SERVICER
        OR ANY OF THEIR AFFILIATES. NONE OF SUCH ENTITIES WILL HAVE
         ANY OBLIGATIONS IN RESPECT OF THE CERTIFICATES, EXCEPT AS
         EXPRESSLY SET FORTH HEREIN OR IN THE RELATED PROSPECTUS
          SUPPLEMENT.
                                ---------------
      THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
         STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
         ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
          CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------
  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

  Prospective investors should refer to the "Index of Principal Definitions" herein for the location of the definitions of capitalized terms that appear in this Prospectus.

October 10, 1997

  No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

  Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the related Certificates, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             AVAILABLE INFORMATION

  The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

                              REPORTS TO HOLDERS

  Unless and until the Offered Certificates are no longer issued in book-entry form, the Trust will provide to CEDE & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates and, upon request, to Participants (as defined herein) of DTC, monthly and annual reports concerning the Certificates pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates--Reports to Holders." Such reports may be made available to the owners of the certificates (the "Certificate Owners") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Trust does not intend to provide any financial information to any holder of the Certificates which has been examined and reported upon, with an opinion expressed, by an independent public accountant.

  The Master Servicer will file with the Commission such periodic reports with respect to each Trust as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules regulations or orders of the Commission thereunder. Each Trust that issues a Series of Certificates may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of such Certificates if there are fewer than 300 holders of such Certificates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All reports and other documents filed by the Seller pursuant to Section 13(a), Section 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Seller will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to Corporate Secretary, 1150 South Olive Street, Suite 2800, Los Angeles, California 90015.

                             SUMMARY OF PROSPECTUS

  The following Summary of Prospectus is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Capitalized terms used but not defined in this Summary of Prospectus shall have the meanings ascribed to such terms elsewhere in this Prospectus. The Index of Principal Definitions included in this Prospectus sets forth the pages on which the definitions of certain principal terms appear.

SELLER..............  Transamerica Consumer Mortgage Receivables Corporation, a
                      Delaware corporation (the "Seller") and a special purpose, wholly owned indirect subsidiary of Transamerica Finance Corporation, will sell and assign the Home Equity Loans to the Trust. Each Home Equity Loan will be serviced by the Master Servicer.

ISSUER..............  With respect to each Series of Certificates, a trust entitled "TFC Home Equity Loan Trust" (the "Trust"), with an additional designation to indicate the Series of Certificates to which it relates. Each Trust will be formed pursuant to a Pooling and Servicing Agreement among the Seller, the Master Servicer (defined herein) and the trustee named therein (the "Trustee").

MASTER SERVICER.....  Transamerica Mortgage Company, a California corporation
                      (in its capacity as servicer, the "Master Servicer").

TRUSTEE.............  The entity or entities named as trustee in the related
                      Prospectus Supplement.

CUT-OFF DATE........  The date specified in the related Prospectus Supplement on and after which payments due or received on the related Home Equity Loans, as specified in the related Prospectus Supplement, are transferred to the related Trust and available for payment to the holders of the related Certificates (each, a "Cut-off Date").

CLOSING DATE........  The date on which the Certificates of any Series are initially issued (each, a "Closing Date") as specified in the related Prospectus Supplement.

DESCRIPTION OF
 CERTIFICATES.......  The Certificates of each Series may be issued in one or more classes (each, a "Class") and will represent beneficial interests in a segregated pool (each, a "Mortgage Pool") of mortgage loans (the "Home Equity Loans") originated or acquired by Transamerica Mortgage Company or certain of its affiliates. See "Description of the Mortgage Pools."

                      A Series of Certificates may include one or more Classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any Certificate may be zero or may be a notional amount as specified in the related Prospectus Supplement. A Class of Certificates of a Series entitled to payments of interest may receive interest at a specified rate (a "Pass-Through Rate") which may be fixed, variable or adjustable and may differ from other Classes of the same Series, may receive interest based on the weighted average interest rate on the underlying Home Equity Loans or may receive interest as otherwise determined, all as described in the related Prospectus Supplement. One or more Classes of a Series may be Certificates upon which interest will accrue but not be currently paid until certain other Classes have received principal payments due to them in full or until the happening of certain events, as set forth in the related Prospectus Supplement. One or more Classes of Certificates of a Series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. The rights of one or more Classes of Certificates may be senior or subordinate to the rights of one or more of the other Classes of Certificates. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment or amount of distributions of principal or interest or both.

                      Except as expressly set forth in the related Prospectus Supplement, neither the Certificates nor the underlying Home Equity Loans will be guaranteed or insured by any governmental agency or instrumentality or the Seller, the Master Servicer or any of their affiliates.

PAYMENT DATE........  The monthly date specified in the related Prospectus
                      Supplement on which payments will be made to holders of Certificates (each, a "Payment Date").

DETERMINATION
DATE................  With respect to each Payment Date the day (each, a
                      "Determination Date") specified in the related Prospectus Supplement.

RECORD DATE.........  The calendar day (each, a "Record Date") specified in the related Prospectus Supplement.

INTEREST............  Unless otherwise specified in the related Prospectus
                      Supplement, interest on each Class of Certificates of a Series (other than a Class of Certificates entitled to receive only principal) will accrue during each period specified in the related Prospectus Supplement (each, an "Accrual Period") at the Pass-Through Rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Certificates at the applicable Pass-Through Rate during each Accrual Period will be paid, to the extent monies are available therefor, on each Payment Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement, except for any Class of Certificates ("Accrual Certificates") on which interest is to accrue and not be paid until the interest and principal of certain other Classes has been paid in full or until the occurrence of certain events as specified in such Prospectus Supplement. If so described in the related Prospectus Supplement, interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance thereof on each Payment Date and will thereafter bear interest at the applicable Pass-Through Rate. Payments of interest with respect to any Class of Certificates entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related Prospectus Supplement. Payments of interest (or accruals of interest, in the case of Accrual Certificates) with respect to any Series of Certificates or one or more Classes of Certificates of such Series, may be reduced to the extent of interest shortfalls not covered by Advances (defined herein), if any, or by any applicable credit enhancement.

PRINCIPAL...........  On each Payment Date, commencing with the Payment Date specified in the related Prospectus Supplement, principal with respect to the related Home Equity Loans during the period specified in the related Prospectus Supplement (each such period, a "Remittance Period") will be paid to holders of the Certificates of the related Series (other than a Class of Certificates of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus Supplement, to the extent funds are available therefor. Unless otherwise specified in the related Prospectus Supplement, such principal payments will generally include (i) the principal portion of all scheduled payments ("Monthly Payments") received on the related Home Equity Loans during the related Remittance Period, (ii) any principal prepayments of any such Home Equity Loans in full ("Principal Prepayments") and in part ("Curtailments") received during the related Remittance Period or such other period (each, a "Prepayment Period") specified in the related Prospectus Supplement, (iii) the principal portion of (A) the proceeds of any insurance policy relating to a Home Equity Loan, a Mortgaged Property (defined herein) or a REO Property (defined herein), net of any amounts applied to the repair of the Mortgaged Property or released to the Mortgagor (defined herein) and net of reimbursable expenses (such net proceeds, "Insurance Proceeds"), (B) proceeds received in connection with the liquidation of any defaulted Home Equity Loans ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and (C) proceeds received in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with any partial release of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"), (iv) the principal portion of all amounts paid by the Seller or the Master Servicer in connection with the purchase of or substitution for a Home Equity Loan as to which there is defective documentation or a breach of a representation or warranty contained in the related Pooling and Servicing Agreement and (v) the principal balance of each defaulted Home Equity Loan or REO Property as to which the Master Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Home Equity Loan"), to the extent not included in the amounts described in clauses (i) through (iv) above (the aggregate of the amounts described in clauses (i) through
                      (v), the "Basic Principal Payment"). Payments of principal with respect to a Series of Certificates or one or more Classes of such Series may be delayed or reduced to the extent of delinquencies or losses not covered by Advances, if any, or any applicable credit enhancement.

DENOMINATIONS.......  Each Class of Certificates of a Series will be issued in the minimum denominations set forth in the related Prospectus Supplement. Each Certificate will represent a percentage interest (a "Percentage Interest") in the Certificates of the related Class determined by dividing the original dollar amount (or Notional Principal Amount (as defined below), in the case of Certificates entitled to interest only and assigned a Notional Principal Amount) represented by such Certificate by the original aggregate principal balance (or original aggregate Notional Principal Amount, if applicable). The related Prospectus Supplement will set forth the amount or method of calculating the Notional Principal Amount with respect to any Certificate having a Notional Principal Amount.

REGISTRATION OF THE
 CERTIFICATES.......  Each or any Class of Certificates of a Series may be
                      issued in definitive form or may initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede") ("Book-Entry Certificates"), the nominee of The Depository Trust Company ("DTC"), and available only in the form of book-entries on the records of DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ("Indirect Participants"). Certificateholders may also hold Certificates of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. Certificates representing Book-Entry Certificates will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to the Book-Entry Certificates, all references herein to "holders" shall reflect the rights of owners of the Book-Entry Certificates as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See "Risk Factors" and "Description of the Certificates--Registration and Transfer of the Certificates" herein.

THE TRUST
PROPERTY............  Each Class of Certificates of a Series will represent an interest in (i) a segregated pool (the "Mortgage Pool") of fixed or adjustable rate mortgage loans originated or acquired by Transamerica Mortgage Company or certain of its affiliates and evidenced by promissory notes or other evidence of indebtedness (the "Home Equity Loans") secured primarily by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first, second or more junior lien on one- to four-family dwellings, units in condominium developments, planned unit developments or cooperatives and mobile or manufactured homes (each, a "Mortgaged Property"), with the aggregate principal balance as of the Cut-off Date specified in the related Prospectus Supplement, after giving effect to payments due or received, as specified in the related Prospectus Supplement, on or prior to the Cut-off Date (the "Original Pool Principal Balance") and (ii) all monies due or received, as specified in the related Prospectus Supplement, on or with respect to the Home Equity Loans on or after the Cut-off Date. All of the Home Equity Loans are closed-end Home Equity Loans where the principal amount is disbursed in full at origination. One or more Classes of Certificates of any Series may, if so specified in the related Prospectus Supplement, have the benefit of one or more of a letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, spread account, reserve fund, cash collateral account, overcollateralization, subordination or other credit enhancement as described herein under "Description of the Certificates--Description of Credit Enhancement."

                      The Prospectus Supplement for each Series of Certificates will specify certain information with respect to the related Mortgage Pool including, without limitation, the number of Home Equity Loans in the Mortgage Pool, the Original Pool Principal Balance, the respective percentages of the Home Equity Loans which are secured by first Mortgages, second Mortgages and more junior Mortgages, the minimum and maximum outstanding principal balances of the Home Equity Loans, the weighted average of the annual rates of interest on the Home Equity Loans (each such annual rate of interest hereinafter referred to as the "Mortgage Interest Rate"), the weighted average original term to maturity, the weighted average remaining term to maturity, the minimum and maximum remaining terms to maturity and the range of origination dates. If so specified in the related Prospectus Supplement, such information may be approximate, based on the expected Mortgage Pool, in which case the final information, to the extent of any variances, will be contained in the Current Report on Form 8-K referred to below. See "Description of the Mortgage Pools--General" herein and "Description of the Mortgage Pool" in the related Prospectus Supplement.

                      A Current Report on Form 8-K will be available to purchasers or underwriters of the related Series of Certificates and will generally be filed, together with the related primary documents, with the Securities and Exchange Commission within fifteen days after the related Closing Date.

OPTIONAL
TERMINATION.........  The Master Servicer, the Seller or the holders of the
                      Class of Certificates specified in the related Prospectus Supplement may cause the Trust to sell all of the Home Equity Loans and all Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure ("REO Properties") when the Pool Principal Balance declines to the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement, the proceeds of which will be applied to retire the related Certificates. See "Description of the Certificates-- Optional Disposition of Home Equity Loans" herein.

MANDATORY
TERMINATION.........  If so specified in the related Prospectus Supplement, the
                      Trustee, the Master Servicer or such other entities as may be specified in such Prospectus Supplement, may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise, under the circumstances and in the manner specified under "Description of the Certificates--Mandatory Disposition of Home Equity Loans" herein.

YIELD AND
PREPAYMENT
 CONSIDERATIONS.....  The yield on each Class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Home Equity Loans in the related Trust and the timing of receipt of such payments. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. The Prospectus Supplement for a Series may specify certain yield calculations, based upon an assumed rate or range of prepayment assumptions on the related Home Equity Loans, for Classes receiving disproportionate allocations of principal and interest. A higher level of principal prepayments on the related Home Equity Loans than anticipated is likely to have an adverse effect on the yield of any Class of Certificates that is purchased at a premium and a lower level of principal prepayments on the related Home Equity Loans than anticipated is likely to have an adverse effect on the yield of any Class of Certificates that is purchased at a discount from its principal amount. It is possible under certain circumstances that holders of Certificates purchased at a premium (including Certificates entitled to receive interest only) could suffer a lower than anticipated yield or could fail to recoup fully their initial investment. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement.

CREDIT
ENHANCEMENT.........  If so specified in the related Prospectus Supplement, credit enhancement may be provided by any one or a combination of a letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other type of credit enhancement to provide full or partial coverage for certain defaults and losses relating to the underlying Home Equity Loans. Credit support may also be provided by subordination. The amount of any credit enhancement may be limited or have exclusions from coverage and may decline or be reduced over time or under certain circumstances, all as specified in the related Prospectus Supplement. See "Description of the Certificates--Description of Credit Enhancement" herein.

ADVANCES............  If so specified in the related Prospectus Supplement, on each Payment Date the Master Servicer may be required to make advances (each, an "Advance") to cover shortfalls in the amount payable to Certificateholders resulting from delinquent payments on the Home Equity Loans that remain uncollected as of the end of the preceding Remittance Period, to the extent the Master Servicer believes that the amount so advanced will be recoverable from subsequent payments and collections in respect of the related Home Equity Loan. However, no Advances will be made if after giving effect thereto the total amount of such Advances with respect to a particular Home Equity Loan outstanding at that time would exceed the total amount of delinquent payments of principal and interest on such Home Equity Loan as of the preceding Record Date, plus the total amount of Servicing Advances made during the preceding Remittance Period with respect to such Home Equity Loan. On each Payment Date, the Master Servicer will be entitled to a first priority reimbursement from amounts paid by borrowers for previous Advances.

                      In addition, the related Prospectus Supplement will specify whether the Servicer may advance funds to satisfy or to keep current any Home Equity Loans secured by senior liens, in order to preserve the Trust's interest in such Home Equity Loans, or to pay taxes, legal expenses and attorney fees, insurance premiums and similar expenses relating to a Home Equity Loan, to the extent that the Master Servicer believes that the amount so advanced will be recoverable from subsequent payments and collections on the related Home Equity Loan. The Master Servicer will be entitled to a first priority reimbursement from amounts paid by borrowers for such previous advances. See "Description of the Certificates-- Advances; Servicing Advances" herein.

SERVICING FEE.......  The Master Servicer will be entitled to receive a fee for its servicing duties in the amount specified in the related Prospectus Supplement (the "Servicing

                      Fee"), payable monthly from payments and collections with respect to the Home Equity Loans.

RATINGS.............  At the date of issuance, as to each series, each class of
                      Certificates offered hereby will be rated at the request of the Seller in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Ratings" in the related Prospectus Supplement.

                      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Certificate and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Certificates of a Series is revised or withdrawn, the liquidity of such Class of Certificates may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. See "Risk Factors Certificates Limited Liquidity" and "Ratings" herein.

CERTAIN LEGAL
ASPECTS OF  THE
HOME EQUITY
 LOANS..............  The Home Equity Loans relating to a Series of
                      Certificates may be secured by second or more junior Mortgages which are subordinate to one or more mortgage liens on the related Mortgaged Property prior to the lien of such Home Equity Loan (such senior lien, if any, a "Senior Lien"). A primary risk with respect to a junior Mortgage is that funds received in connection with a foreclosure will not be sufficient to satisfy fully both the Senior Lien and the junior Mortgage. See "Risk Factors" and "Certain Legal Aspects of the Home Equity Loans" herein.

TAX STATUS OF THE
 CERTIFICATES.......  One or more elections will be made to treat the Trust relating to a Series of Certificates or one or more segregated pools of assets comprising such a Trust as one or more "real estate mortgage investment conduits" (each, a "REMIC"). The Certificates will constitute "regular interests" in a REMIC or "residual interests" in a REMIC, as specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA
CONSIDERATIONS......  A fiduciary of any employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any insurance company (whether through its general or separate accounts) or other person investing "plan assets" of any Plan, should carefully review with its legal advisors whether the purchase or holding of any Class of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. Certain Classes of Certificates may not be permitted to be acquired by, on behalf of or with "plan assets" of any Plan, as specified in the related Prospectus Supplement. See "ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT....  Unless otherwise specified in the related Prospectus
                      Supplement, no Class of Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 because the related Mortgage Pool will include Home Equity Loans that are secured by second or more junior mortgages. Investors should consult their own legal advisers in determining whether and to what extent the Certificates constitute legal investments for such investors. See "Legal Investment" herein and in the related Prospectus Supplement.

USE OF PROCEEDS.....  The Seller will use the net proceeds received from each sale of Certificates to purchase Home Equity Loans from its affiliates. Such affiliates will use such proceeds for general corporate purposes.

                                 RISK FACTORS

  Investors should consider, among other things, the following factors in connection with the purchase of Certificates:

RISKS OF THE HOME EQUITY LOANS

  General Economic Conditions. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a Home Equity Loan (a "Mortgagor"), it is possible that the holders of the related Certificates could experience a loss with respect to such Mortgagor's Home Equity Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Home Equity Loan, thus delaying the amount received by the holders of the related Certificates with respect to such Home Equity Loan. Moreover, if a bankruptcy court prevents the transfer of the related Mortgaged Property to the related Trust, any remaining balance on such Home Equity Loan may not be recoverable.

  Real Estate Market Conditions. An investment in securities such as the Certificates which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. No assurance can be given that values of the Mortgaged Properties will remain at the levels existing on the dates of origination of the related Home Equity Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans, together with loans secured by Senior Liens (defined below), if any, on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

  Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Home Equity Loans relating to any Series of Certificates in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See "Description of the Mortgage Pool" in the related Prospectus Supplement for further information regarding the geographic concentration of the Home Equity Loans underlying the Certificates of any Series.

  Junior Liens. The Home Equity Loans underlying the Certificates of a Series may be secured by Mortgages junior or subordinate to one or more other mortgages ("Senior Liens"), and the related Senior Liens will not be included in the Mortgage Pool. The rate of default of second or more junior mortgage loans may generally be expected to be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of Home Equity Loans secured by junior Mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Lien to first satisfy fully the Senior Lien and then make any payment in connection with the Home Equity Loan. A foreclosure sale by the holder of a Senior Lien will extinguish the lien of the junior Mortgage and it is unlikely that the holder of the junior Mortgage will receive any proceeds from such foreclosure sale. Thus, in servicing junior Mortgages, the Master Servicer may in certain circumstances desire to advance funds to keep the Senior Lien current in the event the Mortgagor is in default thereunder in order to forestall a foreclosure of the Senior Lien until after such time as the Master Servicer is able to foreclose on the junior Mortgage (subject to the Senior
Lien). The related Prospectus Supplement will specify whether the Master Servicer may advance such amounts. Unless such amounts are advanced by the Master Servicer, the related Trust will have no source of funds to satisfy any Senior Lien or make payments due to any senior mortgagee.

  If the Master Servicer were to foreclose on any junior Home Equity Loan, it would do so subject to any related Senior Lien. The amount received at any such sale will therefore be reduced to reflect the fact that the interest in the property conveyed will be subject to the Senior Lien. If such proceeds from a foreclosure or similar sale of the related Mortgaged Property (subject to the Senior Lien) are insufficient to satisfy the Home Equity Loan, the related Trust, as the holder of the junior Mortgage and, accordingly, holders of the Certificates, would bear (i) the risk of delay in distributions while a deficiency judgment against the Mortgagor is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. The junior Mortgages securing the Home Equity Loans are subject and subordinate to any Senior Liens affecting the related Mortgaged Property, including negative amortization features that may increase the outstanding balance secured by a Senior Lien and limitations and prohibitions which may be contained in such Senior Liens upon subordinate financing.

  Delays in Liquidating Defaulted Home Equity Loans or Property. Even assuming that the Mortgaged Properties provide adequate security for the Home Equity Loans underlying a Series of Certificates, substantial delays could be encountered in connection with the liquidation of defaulted Home Equity Loans and corresponding delays in the receipt of related proceeds by the related Trust could occur. An action to foreclose on a Mortgaged Property securing a Home Equity Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Some states allow a nonjudicial foreclosure proceeding which may proceed more swiftly than a judicial foreclosure action. However, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Home Equity Loan. In addition, the Master Servicer will be entitled to deduct from the amount of payments and collections received during the preceding Remittance Period all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on Liquidated Home Equity Loans, including payments to senior lienholders, legal fees and costs of legal action, settlement costs, real estate taxes and maintenance and preservation expenses, thereby reducing collections available to the related Trust. See "Certain Legal Aspects of the Home Equity Loans--Foreclosure in General," and "--Rights of Redemption" herein.

  Likelihood of Disproportionate Liquidation Expenses. Some liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small mortgage loan than would be the case with the defaulted mortgage loan having a large remaining principal balance. To the extent that the average outstanding principal balance of the Home Equity Loans is small relative to the size of the average outstanding principal balance of the loans in a pool consisting only of conventional purchase-money mortgage loans, Net Liquidation Proceeds on Liquidated Home Equity Loans may also be smaller as a percentage of the principal balance of a Home Equity Loan than would be the case in a pool consisting only of conventional purchase-money mortgage loans.

  Risk of Early Defaults. Certain of the Home Equity Loans underlying a Series of Certificates may be recently originated as of the date of inclusion in the related Mortgage Pool. Defaults on mortgage loans may generally be expected to occur with greater frequency in their early years.

  Balloon Loans. Certain of the Home Equity Loans underlying a Series of Certificates may provide for the payment of the unamortized principal balance of the Home Equity Loan in a single payment at the maturity of the Home Equity Loan that is significantly greater than the scheduled monthly payments ("Balloon Loans"). See "Description of the Mortgage Pools" herein and "Description of the Mortgage Pool" in the related Prospectus Supplement. Because borrowers under Balloon Loans are required to make a relatively large payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. The ability of a Mortgagor on a Balloon Loan to repay the Home Equity Loan upon maturity frequently depends upon, among other things, the borrower's ability to refinance the Home Equity Loan, which will be affected by a number of factors, including, without limitation, the level of mortgage rates available in the primary mortgage market at the time, the Mortgagor's equity in the related Mortgaged

Property, the financial condition of the Mortgagor, the condition of the Mortgaged Property, tax law, general economic conditions and the general willingness of financial institutions to extend credit.

  Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by holders of the Certificates of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Home Equity Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults.

  Certain Home Equity Loans. Certain of the Home Equity Loans underlying a Series of Certificates may be delinquent for a period not exceeding 59 days, as specified in the related Prospectus Supplement. Such Home Equity Loans may be subject to a greater risk of default. See "Description of the Mortgage Pools" herein and "Description of the Mortgage Pool" in the related Prospectus Supplement.

  Legal and Regulatory Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures and, unless an exemption is available, require licensing of the originators of home equity loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Home Equity Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Home Equity Loans" herein.

  The Home Equity Loans are also subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Home Equity Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the Mortgagor's credit experience; and (iv) certain other laws and regulations.

  Under environmental legislation and case law applicable in certain states, it is possible that liability for environmental hazards in respect of real property may be imposed on a holder of a mortgage note (such as the Trust) secured by real property. See "Certain Legal Aspects of the Home Equity Loans--Environmental Legislation" herein.

LIMITED OPERATING HISTORY OF MASTER SERVICER

  The Master Servicer commenced originating and servicing mortgage loans in June 1996 as part of TFC's strategy to build a centralized real estate-secured lending operation. Accordingly, the Master Servicer has a limited operating history, and no relevant delinquency or loss experience data is available. Currently, the Master Servicer services a loan portfolio with an aggregate principal amount of approximately $160 million, which consists primarily of first mortgage loans.

CERTIFICATES

  Limited Liquidity. There is no assurance that a secondary market for any of the Certificates will develop or, if one does develop, that it will provide the holders with liquidity of investment or that it will continue for the life of such Certificates. None of the Certificates will be listed on any securities exchange.

  Issuance of any of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates-- Registration and Transfer of the Certificates" herein.

  Limited Obligations. No Class of Certificates of any Series will represent an interest in or obligation of the Seller, the Master Servicer or any of their affiliates. The only obligations of the foregoing entities with respect to any of the Certificates or the related Home Equity Loans will be the Master Servicer's servicing obligations under the Pooling and Servicing Agreement and the obligations of the Seller to purchase, or substitute substantially similar mortgage loans for any Home Equity Loans as to which there is defective documentation or a breach of certain representations and warranties in the Pooling and Servicing Agreement. Except as expressly set forth in the related Prospectus Supplement, neither the Certificates nor the underlying Home Equity Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Seller, the Master Servicer or any of their affiliates.

  ERISA Considerations. An investment in a Class of Certificates of any Series by Plans may give rise to a prohibited transaction under Section 406 of ERISA and/or be subject to tax under Section 4975 of the Code unless a statutory or administrative exemption is available. Accordingly, fiduciaries of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan") or any insurance company (whether through its general or separate accounts) or other person investing "plan assets" of any Plan, should consult their counsel before purchasing any Class of Certificates. Certain Classes of Certificates will not be eligible for purchase by, on behalf of or with "plan assets" of Plans. See "ERISA Considerations" herein and in the related Prospectus Supplement.

  Limitations, Reduction and Substitution of Credit Enhancement. Credit enhancement may be provided with respect to one or more Classes of Certificates of a Series to cover certain types of losses on the underlying Home Equity Loans. Credit enhancement may be provided by one or more forms, including but not limited to subordination of one or more Classes of Certificates of such Series, letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other type of credit enhancement. The coverage of any credit enhancement may be limited or have exclusions from coverage and may decline over time or under certain circumstances, all as specified in the related Prospectus Supplement. See "Description of the Certificates--Description of Credit Enhancement" herein.

CREDITORS' RIGHTS AND BANKRUPTCY CONSIDERATIONS

  Creditors' Rights Considerations. During the period that the related Certificates are outstanding and so long as the ratings of the long-term senior unsecured debt of TFC satisfy the ratings requirements specified in the related Prospectus Supplement, assignments of the related Mortgages from the entities that will sell Home Equity Loans to the Seller (collectively, the "Prior Owners") to the Seller and from the Seller to the Trustee will not be required to be recorded. The failure to record assignments of the Mortgages to the Seller and to the Trustee in some states in which the Mortgaged Properties are located may have the result of making the sale thereof potentially ineffective against (i) creditors of a Prior Owner or the Seller, (ii) a purchaser to whom a Prior Owner or the Seller fraudulently, negligently, or inadvertently sells a Home Equity Loan, or (iii) any bankruptcy trustee or similar official appointed for a Prior Owner or the Seller.

  If TFC's long-term senior unsecured debt rating does not satisfy the ratings requirements specified in the related Prospectus Supplement, assignments of the Mortgages in favor of the Seller and the Trustee will be required to be recorded (or opinions of counsel acceptable to the Rating Agencies will be obtained to the effect that recording is not required to protect the Trust's interest in and to the related Home Equity Loan). See "Description of the Certificates--Assignment of the Home Equity Loans" herein.

  Bankruptcy Related Matters. The transactions described herein and by the related Prospectus Supplement will be structured such that the Seller is unlikely to become the debtor in a case under the United States Bankruptcy Code and so that, even if such a filing should occur, it should not result in consolidation of the assets and liabilities of the Seller with those of the Prior Owners. These steps include the creation of the Seller as a separate, limited purpose corporation, the certificate of incorporation of which contains limitations on the nature of its business and restrictions on the ability of the Seller to commence voluntary or involuntary cases or proceedings under the Bankruptcy Code without the prior unanimous affirmative vote of all its directors. The Seller does not and will not engage in any activities other than the transactions described herein and other similar transactions and activities incidental to, or necessary or convenient to accomplish the foregoing. Each of the Seller and the Prior Owners has no current intention of filing a voluntary petition under the Bankruptcy Code. No assurance can be given, however, that the Seller or a Prior Owner will not become a debtor in a case under the Bankruptcy Code, or that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of the Prior Owners.

  The Prior Owners will represent and warrant that the transfer of the Home Equity Loans to the Seller will constitute a sale by each of the Prior Owners to the Seller, and that the Prior Owners have taken and will take all actions that are required to perfect the Seller's ownership interests in the Home Equity Loans. Accordingly, it is intended that such Home Equity Loans will not be part of the bankruptcy estate of any Prior Owner, and will not be available to the creditors of any Prior Owner. However, in the event of the bankruptcy of any Prior Owner, it is possible that such Prior Owner, a bankruptcy trustee for such Prior Owner or a creditor of such Prior Owner may attempt to recharacterize the transaction between the Prior Owner and the Seller as a pledge of the Home Equity Loans in connection with a borrowing by such Prior Owner rather than a true sale. This position, if asserted, could prevent timely payments of amounts due on the related Certificates. If such an attempt were successful, reductions in distributions of principal and interest on such Certificates could result, or such a trustee in bankruptcy could elect to accelerate payment of the obligation to the Seller and liquidate the Home Equity Loans.

  Furthermore, for so long as the ratings of the long-term senior unsecured debt of TFC satisfy the ratings requirements specified in the related Prospectus Supplement, the Master Servicer is entitled to commingle with its own funds payments made with respect to the Home Equity Loans until the relevant Payment Date. In the event of a bankruptcy by the Master Servicer, the Trustee will likely not have a perfected interest in such payments and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Certificates.

YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity of each Class of Certificates of a Series will depend on the rate and timing of payment of principal on the related Home Equity Loans, including prepayments, liquidations due to defaults and repurchases due to defective documentation or breaches of representations and warranties. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Home Equity Loans. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The yield to maturity of certain Classes of Certificates identified in the related Prospectus Supplement may be particularly sensitive to the rate and timing of principal payments (including prepayments, liquidations and repurchases) of the related Home Equity Loans, which may fluctuate significantly from time to time. Investors in a Class of Certificates offered at a discount from the principal amount thereof or with no stated principal amount should fully consider the associated risks, including the risk that an extremely rapid rate of principal payments could result in the failure of such investors to recoup their initial investments. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement.

ORIGINAL ISSUE DISCOUNT

  Certain Classes of Certificates of a Series may be treated as having been issued with original issue discount for federal income tax purposes. As a result, holders of such Certificates will be required to include amounts in income without the receipt of cash corresponding to that income. See "Certain Federal Income Tax Consequences--Original Issue Discount" herein and, if applicable, in the related Prospectus Supplement.

                       DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

  Each Mortgage Pool will consist of Home Equity Loans having the aggregate principal balance outstanding as of the related Cut-off Date, after giving effect to payments due or received prior to such date, specified in the related Prospectus Supplement (the "Original Pool Principal Balance"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of fixed or adjustable rate Home Equity Loans (including both fully amortizing Home Equity Loans and Balloon Loans) originated and underwritten by or acquired by Transamerica Mortgage Company or certain of its affiliates. This subsection describes generally certain characteristics of the Home Equity Loans.

  Each Home Equity Loan will be selected by the Seller for inclusion in a Mortgage Pool from among those originated or acquired by Transamerica Mortgage Company and its affiliates. If a Mortgage Pool includes Home Equity Loans originated by entities other than Transamerica Mortgage Company or any of its affiliates, the related Prospectus Supplement will specify the extent of Home Equity Loans so acquired. The characteristics of the Home Equity Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Seller may have characteristics that would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

  The related Prospectus Supplement will describe certain characteristics of the related Home Equity Loans, including without limitation (i) the range of dates of origination and the latest scheduled maturity date, (ii) the minimum remaining term to maturity, the weighted average original term to maturity and the weighted average remaining term to maturity, (iii) the range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate, (iv) the range of principal balances outstanding, the range of original principal balances and the weighted average outstanding principal balance, (v) the percentages of Home Equity Loans secured by first Mortgages, second Mortgages and more junior Mortgages, respectively, (vi) the maximum Combined Loan-to-Value Ratio at origination (defined below), the weighted average Combined Loan-to-Value Ratio, the maximum Home Equity Loan Ratio (defined below) at origination and the weighted average Home Equity Loan Ratio, (vii) the percentage of Home Equity Loans secured by fee simple interests in single-family dwelling units, attached or detached two- to four-family dwelling units, units in planned unit developments, condominiums or cooperatives, and manufactured or mobile homes, respectively, and the percentage of Home Equity Loans secured by units in cooperatives, (viii) the percentage of Home Equity Loans as to which the related Mortgagor represented at the time of origination that the related Mortgaged Property would be occupied by such Mortgagor as a primary or secondary residence, (ix) certain summary information relating to the geographic concentration of the Mortgaged Properties securing the Home Equity Loans, (x) the percentage of Home Equity Loans that are Balloon Loans and the dates after origination the balloon payment is due, (xi) the percentage of Home Equity Loans that are 0-29 days and 30-59 days contractually delinquent. If so specified in the related Prospectus Supplement, the characteristics of the Home Equity Loans described in items (v) through (ix) above, inclusive, may be based on a random sample of Home Equity Loans included in the related initial Mortgage Pool (a "Sample Pool"). No assurance can be given, however, that the characteristics of a Sample Pool are representative of the characteristics of the initial Mortgage Pool. In addition, if so specified in the related Prospectus Supplement, such information may be approximate based on the expected characteristics of the Home Equity Loans to be included in the related Mortgage Pool and any significant variations therefrom provided on the related Current Report on Form 8-K, as described below.

  For purposes of the foregoing, the "Combined Loan-to-Value Ratio" of any Home Equity Loan is the ratio (expressed as a percentage) of (i) the sum of
(a) the original principal balance of such Home Equity Loan at the date of origination (which, unless otherwise specified in the related Prospectus Supplement, includes certain financed fees) plus (b) the outstanding balance of the Senior Lien, if any, at such time divided by the value of the related Mortgaged Property, based upon the appraisal or other valuation, such as a real estate broker's price opinion, made at the time of origination of the Home Equity Loan or not less than 12 months prior to the time of origination of the Home Equity Loan. See "The Consumer Mortgage Loan Program--Credit Policy and

Procedures Relating to Consumer Mortgage Loans" herein. The "Home Equity Loan Ratio" of any Home Equity Loan is the ratio (expressed as a percentage) of (i) the original principal balance of such Home Equity Loan divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal, if any, or other valuation made at the time of origination of the Home Equity Loan and (b) the purchase price of the Mortgaged Property if the Home Equity Loan proceeds were used to purchase the Mortgaged Property. For Home Equity Loans secured by a first Mortgage, the Combined Loan-to-Value Ratio and the Home Equity Loan Ratio will be the same.

  In addition, the related Prospectus Supplement or, if so specified therein, the Current Report on Form 8-K to be filed within fifteen days after the delivery of a Series of Certificates, will set forth in tabular form certain more detailed information relating to the characteristics of the related Home Equity Loans by number and outstanding principal balance and by percentage of the Mortgage Pool including, without limitation, the outstanding principal balances of the Home Equity Loans, the geographic distribution of the related Mortgaged Properties (by state), the Combined Loan-to-Value Ratios, the Home Equity Loan Ratios, the Mortgage Interest Rates, the remaining months to stated maturity and the number of months since origination, in each case (except for geographic distribution) within the ranges specified therein. If so specified in the related Prospectus Supplement, some or all of this information may be based on a Sample Pool.

PAYMENTS ON THE HOME EQUITY LOANS

  The related Prospectus Supplement will specify the percentage of Home Equity Loans underlying a Series of Certificates that provide for (a) payments that are allocated to principal and interest according to the daily simple interest method (a "Simple Interest Loan"), (b) payments in level monthly installments (except, in the case of Balloon Loans, the final payment) consisting of interest equal to one-twelfth of the applicable Mortgage Interest Rate times the unpaid principal balance, with the remainder of such payment applied to principal (an "Actuarial Loan") and (c) adjustable Mortgage Interest Rates ("ARM Loans").

  A Simple Interest Loan provides for the amortization of the amount financed under the Home Equity Loan over a series of equal monthly payments (except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Home Equity Loan multiplied by the stated Mortgage Interest Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Home Equity Loan. As payments are received under a Simple Interest Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

  Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Loan is made on or prior to its scheduled due date, the principal balance of the Home Equity Loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date the Home Equity Loan will amortize more slowly than scheduled. If a Simple Interest Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

  ARM Loans generally will provide for a fixed initial Mortgage Interest Rate until the first date on which such Mortgage Interest Rate is to be adjusted. Thereafter, the Mortgage Interest Rate is subject to periodic adjustment as described in the related Prospectus Supplement based on changes in the relevant index (the

"Index") described in the applicable Prospectus Supplement, to a rate equal to the Index plus a fixed percentage spread over the Index established contractually for each ARM Loan at the time of its origination (the "Gross Margin"). The initial Mortgage Interest Rate on an ARM Loan may be lower than the sum of the then-applicable Index and the Gross Margin for such ARM Loan.

  ARM Loans have features that provide investment considerations different from those for fixed rate loans. In particular, adjustable interest rates can cause payment increases that may exceed some Mortgagors' capacity to cover such payments. However, to the extent specified in the related Prospectus Supplement, an ARM Loan may provide that its Mortgage Interest Rate may not be adjusted to a rate above the applicable maximum Mortgage Interest Rate (the "Maximum Mortgage Rate") or below the applicable minimum Mortgage Interest Rate (the "Minimum Mortgage Rate"), if any, for such ARM Loan. In addition, to the extent specified in the related Prospectus Supplement, certain of the ARM Loans may provide for limitations on the maximum amount by which their interest rates may adjust for any single adjustment period (the "Periodic Cap"). Some ARM Loans provide for limitations on the amount of scheduled payments of principal and interest.

  Certain ARM Loans may be subject to negative amortization from time to time prior to their maturity (such ARM Loans, "Neg-Am ARM Loans"). Such negative amortization may result from either the adjustment of the Mortgage Interest Rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the Mortgage Interest Rate occurs prior to an adjustment of the scheduled payment on the related Home Equity Loan and such increase causes accrued monthly interest on the Home Equity Loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the Mortgage Interest Rate causes accrued monthly interest on a Home Equity Loan to exceed the limit on the size of the scheduled payment on such Home Equity Loan. In the event that the scheduled payment is not sufficient to pay the accrued monthly interest on a Neg-Am ARM Loan, the amount of accrued monthly interest that exceeds the scheduled payment on such Home Equity Loans (the "Deferred Interest") is added to the principal balance of such ARM Loan and is to be repaid from future scheduled payments. Neg-Am ARM Loans do not provide for the extension of their original stated maturity to accommodate changes in their Mortgage Interest Rates. The related Prospectus Supplement will specify whether the ARM Loans underlying a series are Neg-Am ARM Loans.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

  The rate of principal payments on each Class of Certificates of a Series entitled to principal, the aggregate amount of each interest payment on each Class of Certificates of a Series entitled to interest and the yield to maturity of each Class of Certificates of a Series will be related to the rate and timing of payments of principal on the related Home Equity Loans, which may be in the form of scheduled and unscheduled payments. The rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Defaults on mortgage loans may generally be expected to occur with greater frequency in their early years. The rate of default on second or more junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Home Equity Loans will result in distributions to the holders of amounts of principal which would otherwise be distributed over the remaining terms of the Home Equity Loans.

  In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Seller or the holders of the Class of Certificates of any Series specified in the related Prospectus Supplement may, at their option, cause the related Trust to sell all of the outstanding Home Equity Loans and REO Properties underlying the related Series of Certificates, and thus effect the early retirement of the related Certificates, after the date on which the Pool Principal Balance (as defined herein) is less than the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement. See "Description of the Certificates--Optional

Disposition of Home Equity Loans" herein. Further, if so specified in the related Prospectus Supplement, the Master Servicer or such other entities as may be specified in such Prospectus Supplement may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise. See "Description of the Certificates--Mandatory Disposition of Home Equity Loans" herein.

  As described above, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for comparable mortgage loans. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No representation is made as to the particular factors that will affect the prepayment of the Home Equity Loans underlying any Series of Certificates, as to the relative importance of such factors, as to the percentage of the principal balance of the Home Equity Loans that will be paid as of any date or as to the overall rate of prepayment on the related Home Equity Loans.

  The yield to maturity of certain Classes of Certificates of a Series may be particularly sensitive to the rate and timing of principal payments (including prepayments) of the Home Equity Loans, which may fluctuate significantly from time to time. The Prospectus Supplement relating to such Certificates will provide certain additional information with respect to the effect of such payments on the yield to maturity of such Certificates under varying rates of prepayment, including the rate of prepayment, if any, which would reduce the holder's yield to zero.

  Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Conversely, greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Home Equity Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of each Class of Certificates of a Series will also be affected by the amount and timing of delinquencies and defaults on the related Home Equity Loans and the recoveries, if any, on defaulted Home Equity Loans and foreclosed properties in the related Mortgage Pool.

  The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of each Class of Certificates of a Series will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Balloon Loans.

                                  THE TRUSTS

  Each Trust will be formed under a Pooling and Servicing Agreement (a "Pooling and Servicing Agreement") among the Seller, the Master Servicer and the Trustee named therein (a "Trustee"). The property of each Trust will include: (i) the related Home Equity Loans as from time to time are subject to the related Pooling and Servicing Agreement and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property or are deposited in the Collection Account (defined herein) or other accounts established under any of the documents governing the Trust or the related Certificates, including amounts on deposit in such accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Home Equity Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any Insurance Proceeds, (iv) Liquidation Proceeds and (v) Released Mortgaged Property Proceeds.

  The Master Servicer will service the Home Equity Loans either directly or through Subservicers in accordance with the Pooling and Servicing Agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "The Consumer Mortgage Loan Program--Servicing of Consumer Mortgage Loans" and "Description of the Certificates--Servicing Standards" and "--Use of Subservicers" below for a further description of the Master Servicer's servicing procedures and provisions of the Pooling and Servicing Agreement relating to servicing standards and the use of Subservicers.

                       TRANSAMERICA FINANCE CORPORATION

  Transamerica Finance Corporation ("TFC") was incorporated in Delaware in 1931 and is a wholly owned subsidiary of Transamerica Corporation, a Delaware corporation ("Transamerica"). TFC borrows money in wholesale markets and, through its subsidiaries, provides a wide range of consumer and commercial financing, including leasing, to individuals and businesses primarily in the United States, Canada and Europe. Transamerica is a Delaware corporation with approximately $49 billion in assets which, through its subsidiaries, engages primarily in the finance and insurance business. TFC's principal executive offices are located at 600 Montgomery Street, San Francisco, California, and its telephone number is (415) 983-4000.

                    THE MASTER SERVICER AND ITS AFFILIATES

  Transamerica Mortgage Company and its consumer lending affiliates, which are all wholly owned indirect subsidiaries of TFC, originate mortgage loans secured by residential dwellings, purchase such loans on a wholesale basis from other lenders and service such loans. Transamerica Mortgage Company was incorporated in Delaware in 1996 as part of TFC's strategy to build a centralized real estate-secured lending operation. Transamerica Mortgage Company generates its loans through independent loan brokers. Its underwriting and servicing operations are located in Dallas, Texas.

  Transamerica's consumer lending business is also conducted through Transamerica Home Loan and Metropolitan Mortgage Company. Transamerica Home Loan was incorporated in California in 1992 and was previously in the business of originating and servicing unsecured loans to professionals. Transamerica Home Loan commenced servicing and originating mortgage loans in June 1997, following the sale in June 1997 of Transamerica's former consumer lending business, Transamerica Financial Services Holding Company. Transamerica Home Loan's loan underwriting and servicing operations are located in Lenexa, Kansas. Metropolitan Mortgage Company was incorporated in Florida in 1953 and was acquired by TFC in March 1997. Metropolitan Mortgage Company's underwriting and servicing operations are located in Miami, Florida. Both Transamerca Home Loan and Metropolitan Mortgage Company will subservice the Home Equity Loans they have originated or acquired.

  Transamerica is also establishing a federal savings bank, Transamerica Federal Savings Bank ("Transamerica FSB"), to originate mortgage loans. Transamerica may establish other affiliates from time to time to originate and service mortgage loans. Such other affiliates, if any, will be described in the related Prospectus Supplement.

                                  THE SELLER

  Transamerica Consumer Mortgage Receivables Corporation (the "Seller") was incorporated in December 1995 in the State of Delaware, with the special purpose of acquiring mortgage loans and selling them to the Trusts. Transamerica Consumer Finance Holding Company, a Delaware corporation and wholly owned subsidiary of TFC, owns all of the outstanding capital stock of the Seller. The Seller's executive office is located at 1150 South Olive Street, Suite 2800, Los Angeles, California 90015 and its telephone number is
(213) 742-4865.

  The Seller's charter limits the Seller's purpose to acquiring and selling mortgage loans, acting as grantor of one or more trusts consisting primarily of mortgage loans and other liens on and interests in real estate and related activities incidental to and necessary to accomplish such activities.

  In addition, the Seller's charter provides that the Seller will not, without the consent of the Rating Agencies, undertake certain significant actions such as liquidating or filing a bankruptcy petition. Furthermore, the related Pooling and Servicing Agreement will require the Seller to obtain the approval of the Rating Agencies prior to amending certain provisions in the Seller's charter.

  The Seller has no intent to file, and Transamerica Consumer Finance Holding Company and TFC have advised the Seller that they have no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with respect to the Seller.

                      THE CONSUMER MORTGAGE LOAN PROGRAM

  The following is a general discussion of the lending practices of Transamerica Mortgage Company and its consumer lending affiliates (collectively, "TMC"). If a Mortgage Pool includes Home Equity Loans that have been originated under lending practices that vary materially from those described below, the related Prospectus Supplement will describe such other lending practices. In particular, the underwriting criteria applied by the originators of Home Equity Loans included in a Mortgage Pool may vary significantly. The related Prospectus Supplement will describe generally certain aspects of the underwriting criteria, to the extent known by the Company, that were applied by the originators of such Home Equity Loans. TMC's portfolio of mortgage loans are secured by first, second and third mortgages on residential dwellings. Such loans are referred to herein as the "Consumer Mortgage Loans."

LENDING

  Consumer Mortgage Loans are originated under several lending programs. Potential borrowers may be identified based on a variety of factors and a database of such borrowers is maintained. Potential borrowers may be contacted by mail or by sales representatives based in sales offices located in key metropolitan areas. In addition, borrowers contact TMC themselves in response to media advertising.

  Consumer Mortgage Loans are also originated under a correspondent program with unaffiliated licensed mortgage lenders or other financial institutions. Under this program, participating lenders identify borrowers who do not meet such lenders' underwriting criteria but may qualify for a loan from TMC. When such a borrower is identified, the lender may refer the borrower to TMC or may complete the underwriting and documentation of a loan in conformance with underwriting and documentation requirements specified by TMC. TMC will either fund or purchase such a loan after TMC has re-underwritten the loan and reviewed the documentation.

  Consumer Mortgage Loans may also be originated by independent loan brokers located throughout the United States who underwrite and document loans in conformance with underwriting and documentation requirements specified by TMC. These loans are underwritten again by TMC prior to their purchase by TMC.

  In the State of Florida, Consumer Mortgage Loans are marketed through retail branch offices and through television and radio advertising.

  TMC may also acquire Consumer Mortgage Loans through acquisitions of businesses or bulk purchases of such loans from unaffiliated financial institutions. If a Mortgage Pool includes Home Equity Loans originated by entities other than TMC, the related Prospectus Supplement will specify the extent of Home Equity Loans so acquired.

CREDIT POLICY AND PROCEDURES RELATING TO CONSUMER MORTGAGE LOANS

  Underwriting standards utilized by TMC are less stringent than those used by conventional mortgage loan lenders or purchase programs such as those administered by FHLMC or FNMA. For example, Consumer Mortgage Loans are made to borrowers who have a wide range of experiences in their recent credit histories, including bankruptcy, or whose ratio of total monthly credit payments may be 50% or more of income. In addition, the loan-to-value ratio of a Consumer Mortgage Loan may exceed 80% without the benefit of private mortgage insurance. The applicable Prospectus Supplement will specify the number and principal amount of Home Equity Loans with loan-to-value ratios in excess of 80% and, if available, the number and principal amount of Home Equity Loans whose borrowers have been subject to bankruptcy proceedings. In addition, if so specified in the related Prospectus Supplement, Home Equity Loans included in a Mortgage Pool may have been originated in connection with a governmental program under which underwriting standards were designed to promote home ownership, such as loans partially guaranteed by the Veterans Administration ("VA Loans") or insured by the Federal Housing Administration ("FHA Loans").

  Unless a potential borrower qualifies for a "no documentation," "limited documentation" or "limited income verification" loan described below, potential borrowers generally complete an application designed to provide pertinent information concerning assets, liabilities, income, credit history, employment history and personal information. They also authorize TMC to obtain credit reports from credit repositories, verification of deposits in financial institutions, verification of employment from employers, and verification of mortgage payment history from prior real estate lenders. Borrowers are required to have sufficient credit history established to allow reliable evaluation.

  In order to arrive at a lending decision, TMC generally evaluates the creditworthiness of the borrower, the sufficiency of projected income to total fixed obligations, the adequacy of the property to serve as collateral and economic conditions in the metropolitan area in which the property is located. Income sufficiency on adjustable rate loans is underwritten at no less than 1% below fully indexed rates. A title insurance policy sufficient to cover the Consumer Mortgage Loan and payable to TMC is required along with properly endorsed property casualty insurance.

  In determining the value of the related Mortgaged Property, TMC relies on written appraisal reports prepared by impartial state licensed or certified residential property appraisers or, if so specified in the related Prospectus Supplement, other acceptable valuation methods described in the Prospectus Supplement such as a real estate broker's price opinion or an appraisal prepared by a staff appraiser.

  TMC's experience indicates that the presence of an individual high-risk loan attribute historically generally does not result in an unacceptable level of loan losses. However, when multiple high risk attributes are exhibited in the same loan without sufficient compensating factors (commonly referred to as "layering" of risk factors or "layered risks"), their cumulative effect dramatically increases the observed loan losses. Thus, TMC generally bases credit decisions on the existence of multiple risk attributes on the same loan which combine to produce unacceptable levels of credit risk.

  If so specified in the related Prospectus Supplement, certain Home Equity Loans may have been originated under "limited documentation," "no documentation" or "limited income verification" programs which generally require less documentation and verification than do traditional "full documentation" programs. Under such a program, underwriting may be based primarily or entirely on an appraisal or other valuation of the Mortgaged Property and the Loan-to-Value Ratio at origination, and minimal or no investigation is undertaken as to a borrower's credit history and income profile. Loans may be originated under these programs at lower Loan-to-Value Ratios than loans originated with full documentation and full income verification.

  A Consumer Mortgage Loan is funded after a review by one or more loan officers and, in certain cases, management personnel, confirming that the loan conforms with established credit policies and procedures.

  TMC's management regularly reviews the quality of the Consumer Mortgage Loans included in its portfolio and also periodically conducts audits to ensure compliance with its established policies and procedures.

SERVICING OF CONSUMER MORTGAGE LOANS

  TMC follows specific servicing and collection procedures. Servicing includes, but is not limited to, post-origination loan processing, customer service, payment handling, collections and liquidations.

  It is TMC's policy to begin the collection process after a payment due under a Consumer Mortgage Loan is between one and 30 days past due. TMC collection representatives handling delinquent accounts attempt to initiate contact with the delinquent borrower by telephone and/or through letters targeted to the particular history of an account.

  Foreclosure procedures begin when all collection methods have proved ineffective. Typically, an account is between 60 to 120 days past due at this point. The recommendation to initiate a foreclosure action is made by a foreclosure specialist and approved by a manager. If TMC obtains title to the property upon foreclosure, the account is placed in a "Real Estate Owned" status until the property is liquidated.

  TMC may not foreclose on the property securing a second mortgage loan unless it forecloses subject to the first mortgage. If the first mortgage is in default after TMC has initiated its foreclosure action, TMC may advance funds to keep the mortgage current. In the event that foreclosure proceedings have been instituted on the first mortgage prior to the initiation of TMC's foreclosure action, TMC will either satisfy the first mortgage at or before the time of the foreclosure sale or take other action to protect its interest in the related property. See "Description of the Certificates--Advances; Servicing Advances" herein.

  Upon sale of a "Real Estate Owned" property, the proceeds are applied to the loan balance and any collectible expenses due to TMC. If the sale proceeds do not cover the existing balance due TMC, the remainder of the balance is charged off to bad debts.

  Payment extensions require special circumstances and must be approved by a manager. In situations where a borrower is experiencing a temporary financial difficulty (most commonly loss of employment), the payment schedule of a Consumer Mortgage Loan may be modified if certain requirements relating to the Consumer Mortgage Loan, such as minimum equity requirements, are satisfied.

DELINQUENCY AND LOSS EXPERIENCE

  Because the Master Servicer commenced originating and servicing mortgage loans only recently, no relevant delinquency or loan loss experience for home equity loans serviced by the Master Servicer is available. Furthermore, with respect to Home Equity Loans acquired from an originator other than TMC, including as a result of the acquisition of or merger with such originator, delinquency and loan loss experience with respect to home equity loans serviced or owned by such originator is generally not available to the Master Servicer. However, if such data is available with respect to purchased Home Equity Loans included in a Mortgage Pool, it will be set forth in the related Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The following summary describes certain terms of the Certificates common to each Pooling and Servicing Agreement. A form of the Pooling and Servicing Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Certificates, the Pooling and Servicing Agreement and the related Prospectus Supplement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

  The Certificates will represent beneficial interests in the assets of the related Trust, including (i) the Home Equity Loans and all proceeds thereof,
(ii) REO Property, (iii) amounts on deposit in the funds and accounts established with respect to the related Trust, including all investments of amounts on deposit therein, and (iv) certain other property, if described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may have the benefit of one or more of a letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other form of credit enhancement. If so specified in the related Prospectus Supplement, a Series of Certificates may have the benefit of one or more of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy of similar credit enhancement. Any such credit enhancement may be included in the assets of the related Trust. See "Description of the Certificates--Description of Credit Enhancement" herein.

  A Series of Certificates may include one or more Classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any Certificate may be zero or may be a notional amount as specified in the related Prospectus Supplement. A Class of Certificates of a Series entitled to payments of interest may receive interest at a specified rate (a "Pass-Through Rate") which may be fixed, variable or adjustable and may differ from other Classes of the same Series, may receive interest based on the weighted average Mortgage Interest Rate on the related Home Equity Loans, or may receive interest as otherwise determined, all as described in the related Prospectus Supplement. One or more Classes of a Series may be Certificates upon which interest will accrue but not be currently paid until certain other Classes have received principal payments due to them in full or until the occurrence of certain events, as set forth in the related Prospectus Supplement. One or more Classes of Certificates of a Series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. The rights of one or more Classes of Certificates may be senior or subordinate to the rights of one or more of the other Classes of Certificates. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment or amount of distributions of principal or interest or both.

  Each Class of Certificates of a Series will be issued in the denominations specified in the related Prospectus Supplement. Each Certificate will represent a percentage interest (a "Percentage Interest") in the Certificates of the respective Class, determined by dividing the original dollar amount (or Notional Principal Amount (as defined below), in the case of certain Certificates entitled to receive interest only) represented by such Certificate by the Original Principal Balance of such Class. The related Prospectus Supplement will set forth the amount or method of calculating the Notional Principal Amount with respect to any Certificate.

  One or more Classes of Certificates of a Series may be issuable in the form of fully registered definitive certificates or, if so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series (the "Book-Entry Certificates") may initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"), and available only in the form of book-entries on the records of DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ("Indirect Participants"). Certificateholders may also hold Certificates of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. Certificates representing the Book-Entry Certificates will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to Book-Entry Certificates, all references herein to "holders" of Certificates shall reflect the rights of owners of the Book-Entry Certificates, as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See "--Registration and Transfer of the Certificates" herein.

  Unless otherwise specified in the related Prospectus Supplement, on each Payment Date there shall be paid to each person in whose name a Certificate is registered on the related Record Date (which in case of the Book-Entry Certificates initially will be only Cede, as nominee of DTC), the portion of the aggregate payment to be made to holders of such Class to which such holder is entitled, if any, based on the Percentage Interest, held by such holder of such Class.

INTEREST

  Unless otherwise specified in the related Prospectus Supplement, interest will accrue on each Class of Certificates of a Series (other than a Class of Certificates entitled to receive only principal) during each period specified in the related Prospectus Supplement (each, an "Accrual Period") at the Pass-Through Rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Certificates at the applicable Pass-Through Rate during each Accrual Period will be paid, to the extent monies are available therefor, on each Payment Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement, except for any Class of Certificates ("Accrual Certificates") on which interest is to accrue and not be paid until the interest and principal of certain other Classes has been paid in full or the occurrence of certain events as specified in such Prospectus Supplement. If so described in the related Prospectus Supplement, interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance thereof on each Payment Date and will thereafter bear interest at the applicable Pass-Through Rate. Payments of interest with respect to any Class of Certificates entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related Prospectus Supplement. Payments of interest (or accruals of interest, in the case of Accrual Certificates) with respect to any Series of Certificates or one or more Classes of Certificates of such Series, may be reduced to the extent of interest shortfalls not covered by Advances, if any, or by any applicable credit enhancement.

PRINCIPAL

  On each Payment Date, commencing with the Payment Date specified in the related Prospectus Supplement, principal with respect to the related Home Equity Loans during the period specified in the related Prospectus Supplement (each such period, a "Remittance Period") will be paid to holders of the Certificates of the related Series (other than a Class of Certificates of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus Supplement, to the extent funds are available therefor. Unless otherwise specified in the related Prospectus Supplement, such principal payments will generally include (i) the principal portion of all scheduled payments ("Monthly Payments") received on the related Home Equity Loans during the related Remittance Period, (ii) any principal prepayments of any such Home Equity Loans in full ("Principal Prepayments") and in part ("Curtailments") received during the related Remittance Period or such other period (each, a "Prepayment Period") specified in the related Prospectus Supplement, (iii) the principal portion of (A) the proceeds of any insurance policy relating to a Home Equity Loan, a Mortgaged Property (defined herein) or a REO Property (defined herein), net of any amounts applied to the repair of the Mortgaged Property or released to the Mortgagor (defined herein) and net of reimbursable expenses ("Insurance Proceeds"), (B) proceeds received in connection with the liquidation of any defaulted Home Equity Loans ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and (C) proceeds received in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with any partial release of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"), (iv) the principal portion of all amounts paid by the Seller in connection with the purchase of or substitution for a Home Equity Loan as to which there is defective documentation or a breach of a representation or warranty contained in the related Pooling and Servicing Agreement and (v) the principal balance of each defaulted Home Equity Loan or REO Property as to which the Master Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Home Equity Loan"), to the extent not included in the amounts described in clauses (i) through (iv) above (the aggregate of the amounts described in clauses (i) through (v), the "Basic Principal Payment"). Payments of principal with respect to a Series of Certificates or one or more Classes of such Series may be reduced to the extent of delinquencies or losses not covered by advances or any applicable credit enhancement.

ASSIGNMENT OF THE HOME EQUITY LOANS

  At the time of issuance of a Series of Certificates, the Seller will assign the Home Equity Loans to the Trust pursuant to a Pooling and Servicing Agreement together with all principal and interest received on or with respect to the Home Equity Loans, other than principal and interest due or received on or before the related Cut-off Date, as specified in the related Prospectus Supplement.

  Each Home Equity Loan will be identified in a schedule included as an exhibit to the related Pooling and Servicing Agreement (the "Home Equity Loan Schedule"). The Home Equity Loan Schedule will set forth certain information with respect to each Home Equity Loan, including, among other things, the principal balance as of the Cut-off Date, the Mortgage Interest Rate, the Index for ARM Loans, the scheduled monthly payment of principal and interest, the maturity of the Mortgage Note, the Combined Loan-to-Value Ratio at origination and, as applicable, the Home Equity Loan Ratio at origination.

  Under the terms of each Pooling and Servicing Agreement, during the period that the related Certificates are outstanding and so long as the ratings of the long-term senior unsecured debt of TFC satisfy the rating conditions set forth in the related Prospectus Supplement, assignments of the Mortgages in favor of the Seller or the Trustee are not required to be recorded. If TFC's long-term senior unsecured debt rating does not satisfy the above-described conditions, assignments of the Mortgages in favor of the Trustee will be required to be recorded (or opinions of counsel acceptable to the Rating Agencies will be obtained to the effect that recording is not required to protect the Trust's interest in and to the related Home Equity Loan). Under the Pooling and Servicing Agreement, the Trustee is appointed attorney-in-fact for the Seller with power to prepare, execute and record assignments of the Mortgages in the event that the Seller fails to do so on a timely basis. See "Risk Factors--Creditors' Rights and Bankruptcy Considerations" herein.

  Since assignments of the Mortgages to the Seller and to the Trustee will not be recorded, it might be possible for a Prior Owner and the Seller to transfer the Home Equity Loans to third parties, notwithstanding and in derogation of the rights of the Trustee. See "Risk Factors--Creditors' Rights and Bankruptcy Considerations" herein.

  The Trustee is required to review the original documentation delivered to it relating to each Home Equity Loan, including the related Mortgage Note and Mortgage (the "Mortgage File"), and if any document required to be included in the Mortgage File is found to be defective in any material respect and such defect is not cured within 90 days following written notification thereof to the Master Servicer by the Trustee, the Seller will be required to repurchase the related Home Equity Loan in the manner set forth below.

  The Trustee will be authorized to appoint a custodian to review and maintain possession of the Mortgage Files as the agent of the Trustee. The custodian may not be an affiliate of the Master Servicer and shall meet certain other criteria set forth in the Pooling and Servicing Agreement. Any such Custodian will be required to release the Mortgage Files to the Master Servicer or to any Subservicers in connection with its servicing activities or for review by licensing authorities. Any such Custodial Agreement will be on such terms as the Trustee, the Master Servicer and the Custodian shall agree.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

  Unless otherwise specified in the related Prospectus Supplement, the Seller will represent, among other things, that as to each Home Equity Loan conveyed by the Seller as of the related Closing Date:

    1. The information with respect to each Home Equity Loan set forth in the Home Equity Loan Schedule is true and correct.

    2. All of the original or certified documentation constituting the Mortgage Files (including all material documents related thereto) has been delivered to the Trustee or the custodian appointed to hold the Mortgage Files, if any, on the Closing Date or as otherwise provided in the Agreement.

    3. Each Home Equity Loan is secured primarily by the related Mortgaged Property. Each Mortgaged Property is improved by a one- to four-family residential dwelling, including, if and to the extent specified in the related Prospectus Supplement, cooperatives.

    4. All of the Balloon Loans, if any, provide for monthly payments based on an amortization schedule specified in the related Mortgage Note and have a final balloon payment no earlier than the number of months following the date of origination set forth in the related Prospectus Supplement and no later than at the end of the year following the date of origination set forth in the related Prospectus Supplement. Each other Mortgage Note will provide for a schedule of substantially equal monthly payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date.

    5. Each Mortgage is a valid and subsisting first, second or, if so specified in the related Prospectus Supplement, more junior lien of record on the Mortgaged Property subject, in the case of any second or more junior Home Equity Loans, only to the Senior Lien or Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy, or the other evidence of title delivered pursuant to the Pooling and Servicing Agreement, with respect to the related Home Equity Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage.

    6. Immediately prior to the transfer of the Home Equity Loans to the Trust, the Seller held good and indefeasible title to, and was the sole owner of, each Home Equity Loan conveyed by the Seller subject to no liens, charges, mortgages, encumbrances or rights of others.

    7. Each Home Equity Loan conforms, and all Home Equity Loans in the aggregate conform, to the description thereof set forth in this Prospectus and the related Prospectus Supplement.

  Such Seller will also make representations in the related Prospectus Supplement as to the percentage of all of the Home Equity Loans or of the Home Equity Loans in the Sample Pool which are secured by an owner-occupied Mortgaged Property, the percentage of Home Equity Loans which are Balloon Loans and the percentage of Home Equity Loans secured by Mortgaged Properties located within any single zip code area.

  Upon the discovery by any of the Seller, the Master Servicer, any Subservicer, the Custodian, if any, the Credit Provider, if any, the Trustee or any other party specified in the Pooling and Servicing Agreement that any of the representations and warranties described above have been breached in any material respect as of the Closing Date, with the result that the interests of the holders of the related Certificates in the related Home Equity Loan or the interests of any Credit Provider or any other party specified in such Pooling and Servicing Agreement are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days (or such other period as may be specified in the related Prospectus Supplement) of the earlier to occur of its discovery or its receipt of notice of any such breach, the Seller is required to (i) cure such breach in all material respects, (ii) remove each Home Equity Loan which has given rise to the requirement for action, or substitute one or more mortgage loans that meet certain criteria set forth in the related Pooling and Servicing Agreement (each a "Qualified Substitute Home Equity Loan") and, if the outstanding principal balance of such Qualified Substitute Home Equity Loans plus accrued and unpaid interest thereon as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced Home Equity Loans as of the date of substitution, deliver or cause to be delivered to the Trustee, the amount of any such shortfall (a "Substitution Adjustment"), or (iii) purchase such Home Equity Loan at a price equal to the outstanding principal balance of such Home Equity Loan as of the date of purchase plus all accrued and unpaid interest on such outstanding principal balance computed at the Mortgage Interest Rate, and deposit such purchase price into the Collection Account on the next succeeding Determination Date or other date specified in the related Pooling and Servicing Agreement; provided, however, that no such purchase or substitution may be made if such Home Equity Loan is not in default or no default as to such Home Equity Loan is imminent and no substitution may be made more than two years after the Closing Date, in each case unless there shall have been delivered to the Trustee an opinion of counsel knowledgeable in federal income tax matters which states that such a purchase or substitution would not constitute a prohibited transaction under the REMIC Provisions (defined herein) or cause the Trust to otherwise incur a tax liability or to fail to qualify as a REMIC at any time the related Certificates are outstanding. The obligation of the Seller to cure, substitute or purchase any Home Equity Loan as described above will constitute the sole remedy respecting a material breach of any such representation or warranty to the holders of the related Certificates or the Trustee.

PAYMENTS ON THE HOME EQUITY LOANS

  Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will permit the Master Servicer to retain payments received in respect of the Home Equity Loans and commingle them with its own assets until the Payment Date of the month following the calendar date of receipt for so long as the ratings on the short-term unsecured senior debt obligations of TFC are at least the ratings specified in the related Prospectus Supplement. On each Payment Date, the Master Servicer will be required to deposit all amounts received in respect of the Home Equity Loans during the preceding Remittance Period, net of the amounts specified in the related Prospectus Supplement, into the Collection Account for distribution to Certificateholders.

  If the ratings criteria specified in the related Prospectus Supplement are not met, the Master Servicer will be required to deposit payments received in respect of the Home Equity Loans, not later than two Business Days following the application of such amounts on the accounting system at its headquarter office. Unless otherwise specified in the related Prospectus Supplement, all funds in the Collection Account are required to be held (i) uninvested, either in trust or insured by the Federal Deposit Insurance Corporation up to the limits provided by law, (ii) invested in certain permitted investments, which are generally limited to United States government securities and other high-quality investments and repurchase agreements or similar arrangements with respect to such investments or (iii) invested in certain asset management accounts maintained by the Trustee (collectively, "Permitted Instruments"). Unless otherwise specified in the related Prospectus Supplement, any investment earnings on funds held in the Collection Account will be for the account of the Master Servicer.

  Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may make withdrawals from the Collection Account only for the following purposes:

    (i) to pay to the Trustee any fees and expenses payable under the Pooling and Servicing Agreement;

    (ii) to pay to the Credit Provider any premiums or fees for the credit enhancement, if any;

    (iii) to reimburse itself for any accrued unpaid Servicing Fees, unreimbursed Servicing Advances and certain other expenses paid by the Master Servicer, the Master Servicer's rights to such reimbursement being prior to the rights of holders of the related Certificates;

    (iv) for payment to Certificateholders, the aggregate excess, if any, of interest collected on the related Home Equity Loans during the Remittance Period over interest accrued on the related Certificates at the applicable Pass-Through Rates on the related Payment Date (the "Excess Spread"), and the Available Payment Amount for the related Remittance Period;

    (v) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

    (vi) to make investments in Permitted Instruments and, after effecting the remittance described in clause (iii) above, to pay itself interest earned in respect of Permitted Instruments or on funds deposited in the Collection Account;

    (vii) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein (such as servicing compensation) or were deposited therein in error;

    (viii) to pay itself the Servicing Fee and any other permitted servicing compensation to the extent not previously retained or paid;

    (ix) to withdraw funds necessary for the conservation and disposition of REO Property;

    (x) to make Servicing Advances, as more fully described below; and

    (xi) to clear and terminate the Collection Account upon the termination of the Pooling and Servicing Agreement.

ADVANCES; SERVICING ADVANCES

  If so specified in the related Prospectus Supplement, on each Payment Date the Master Servicer may be required to make advances (each, an "Advance") to cover shortfalls in the amount payable to Certificateholders resulting from delinquent payments on the Home Equity Loans that remain uncollected as of the end of the preceding Remittance Period, to the extent the Master Servicer believes that the amount so advanced will be recoverable from subsequent payments and collections in respect of the related Home Equity Loan. However, no Advances will be made if after giving effect thereto the total amount of such Advances with respect to a particular Home Equity Loan outstanding at that time would exceed the total amount of delinquent payments of principal and interest on such Home Equity Loan as of the preceding Record Date, plus the total amount of Servicing Advances made with respect to such Home Equity Loan during the preceding Remittance Period.

  In the course of performing its servicing obligations, the Master Servicer will pay certain out-of-pocket costs and expenses incurred in the performance of its servicing obligations ("Servicing Advances"), including, but not limited to, the cost of (i) maintaining REO Properties; (ii) any enforcement or judicial proceedings, including foreclosures; and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage, in each case to the extent that the Master Servicer believes that the amount so advanced will be recoverable from subsequent payments and collections in respect of the related Home Equity Loan.

  On each Payment Date, the Master Servicer will be entitled to a first priority reimbursement from amounts paid by borrowers for previous Advances and Servicing Advances.

DISTRIBUTIONS

  The Trustee is required to establish a trust account (referred to herein as the "Collection Account," but which may have such other designation as is set forth in the related Prospectus Supplement) into which there shall be deposited collections with respect to the Home Equity Loans. The Collection Account is required to be maintained as an Eligible Account. Amounts on deposit in the Collection Account may be invested in Permitted Instruments and other investments specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, on each Payment Date the Trustee is required to withdraw from the Collection Account and distribute the amounts set forth in the related Prospectus Supplement, to the extent available, in the priority set forth therein, which generally will include (in no particular order of priority):

    (i) deposits into any account established for the purpose of paying credit enhancement fees and premiums;

    (ii) if a Spread Account, Reserve Account or similar account is established with respect to a Series of Certificates, deposits into such fund or account of the Excess Spread or other amounts required to be deposited therein;

    (iii) payments to the holders of the Certificates on account of interest and principal, in the order and manner set forth in the related Prospectus Supplement;

    (iv) reimbursement of the Master Servicer for amounts expended by the Master Servicer and reimbursable thereto under the related Pooling and Servicing Agreement but not previously reimbursed; and

    (v) after the payments and deposits described above and in the related Prospectus Supplement, the balance, if any, to the persons specified in the related Prospectus Supplement.

  The amount available to make the payments described above will generally equal (a) the sum of (i) the Available Payment Amount for the related Remittance Period and (ii) the amount available under any credit enhancement, including amounts withdrawn from any Spread Account or Reserve Account, less
(b) the amount of the premiums or fees payable to the Trustee, the Master Servicer and the Credit Provider, if any, during the related Remittance Period.

  Generally, to the extent a Credit Provider makes payments to holders of Certificates, such Credit Provider will be subrogated to the rights of such holders with respect to such payments and shall be deemed, to the extent of the payments so made, to be a registered holder of such Certificates.

  For purposes of the provisions described above, the following terms have the respective meanings ascribed to them below, each determined as of any Payment Date.

  "Available Payment Amount" generally means the result of (a) collections on or with respect to the Home Equity Loans received by the Master Servicer during the related Remittance Period, net of the Servicing Fee paid to the Master Servicer during the related Remittance Period and reimbursements for accrued unpaid Servicing Fees and for certain expenses and Advances and Servicing Advances paid by the Master Servicer during prior Remittance Periods, fees and expenses payable to the Trustee and premiums and fees payable to the Credit Provider, if any, plus (b) the amount of Advances, if any, less, if so specified in the related Prospectus Supplement, plus (c) the Excess Spread or other amounts specified in such Prospectus Supplement.

  "Home Equity Loan Losses" means, for Home Equity Loans that become Liquidated Home Equity Loans during the related Remittance Period, the amount, if any, by which (i) the sum of the outstanding principal balance of each such Home Equity Loan (determined immediately before such Home Equity Loan became a Liquidated Home Equity Loan) and accrued and unpaid interest thereon at the Mortgage Interest Rate to the date on which such Home Equity Loan became a Liquidated Home Equity Loan exceeds (ii) the Net Liquidation Proceeds received during such Remittance Period in connection with the liquidation of such Home Equity Loan which have not theretofore been used to reduce the Principal Balance of such Home Equity Loan.

  "Payment Date" means the monthly date specified in the related Prospectus Supplement on which payments will be made to holders of the related Certificates.

OPTIONAL DISPOSITION OF HOME EQUITY LOANS

  If so specified in the related Prospectus Supplement, the Master Servicer, the Seller or the holders of the Class of Certificates or such other person specified in such Prospectus Supplement may cause the Trust to sell all of the Home Equity Loans and all REO Properties when the Pool Principal Balance declines to the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement, when the outstanding principal balance of a Class of Certificates specified in the related Prospectus Supplement declines to the percentage of the original principal balance of such Class specified in the related Prospectus Supplement or at such other time as is specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement will establish a minimum price at which such Home Equity Loans and REO Properties may be sold. Such minimum price may include certain expenses and other amounts or such party as is specified in the related Prospectus Supplement may be required to pay all or a portion of such expenses or other amounts at the time of sale. Unless otherwise specified in the related Prospectus Supplement, the proceeds of any such sale will be distributed to holders of the Certificates on the Payment Date next following the date of disposition.

MANDATORY DISPOSITION OF HOME EQUITY LOANS

  If so specified in the related Prospectus Supplement, the Master Servicer, the Seller or such other entities as may be specified in such Prospectus Supplement may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise, under the circumstances set forth in such Prospectus Supplement. The procedures for the solicitation of such bids will be described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and any Underwriter (defined herein) will be permitted to submit bids. If so specified in the related Prospectus Supplement, a minimum bid or reserve price may be established. If so specified in the related Prospectus Supplement, or if the Master Servicer or the Seller is the purchaser, the Underwriter or such other entity specified in such Prospectus Supplement will be required to confirm that the accepted bid will result in the sale of the assets of the Trust at their fair market value.

REPORTS TO HOLDERS

  On each Payment Date, there will be forwarded to each holder a statement setting forth, among other things, the information as to such Payment Date required by the related Pooling and Servicing Agreement, which generally will include, except as otherwise provided therein, if applicable:

    (i) the Available Payment Amount (and any portion of the Available Payment Amount that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
  Section 362 of the United States Bankruptcy Code);

    (ii) the principal balance of each class of Certificates as reported in the report for the immediately preceding Payment Date, or, with respect to the first Payment Date for a Series of Certificates, the Original Principal Balance of such Class;

    (iii) the principal portion of all Monthly Payments received during the related Remittance Period;

    (iv) the amount of interest received on the Home Equity Loans during the related Remittance Period;

    (v) the aggregate amount of the Advances, if any, to be made with respect to the Payment Date;

    (vi) certain delinquency and foreclosure information as described more fully in the related Pooling and Servicing Agreement, and the amount of Home Equity Loan Losses during the related Remittance Period;

    (vii) the amount of interest and principal due to the holders of each Class of Certificates of such Series on such Payment Date;

    (viii) the amount then available in any Spread Account or Reserve
  Account;

    (ix) the amount of the payments, if any, to be made from any credit enhancement on the Payment Date;

    (x) the amount to be distributed to the holders of any subordinated or residual securities on the Payment Date;

    (xi) the principal balance of each Class of Certificates of such Series after giving effect to the payments to be made on the Payment Date;

    (xii) with respect to the Mortgage Pool, the weighted average maturity and the weighted average Mortgage Interest Rate of the Home Equity Loans as of the last day of the related Remittance Period;

    (xiii) the amount of all payments or reimbursements to the Master Servicer for accrued unpaid Servicing Fees, unreimbursed Servicing Advances and interest in respect of Permitted Instruments or funds on deposit in the Collection Account and certain other amounts during the related Remittance Period;

    (xiv) the Pool Principal Balance as of the immediately preceding Payment Date, the Pool Principal Balance after giving effect to payments received and Home Equity Loan Losses incurred during the related Remittance Period and the ratio of the Pool Principal Balance to the Original Pool Principal Balance. As of any Payment Date, the "Pool Principal Balance" equals the aggregate outstanding principal balance of all Home Equity Loans, as reduced by the aggregate Home Equity Loan Losses, at the end of the related Remittance Period;

    (xv) certain information with respect to the funding, availability and release of monies from any Spread Account or Reserve Account;

    (xvi) the number of Home Equity Loans outstanding at the beginning and at the end of the related Remittance Period;

    (xvii) the amounts that are reimbursable to the Master Servicer or the Seller, as appropriate; and

    (xviii) such other information as the holders may reasonably request in writing.

  The Master Servicer will also be required to furnish to any holder upon request (i) annual audited financial statements of TFC (which include on a consolidated basis the Master Servicer) for one or more of the most recently completed three fiscal years for which such statements are available, and (ii) interim unaudited financial statements of TFC (which include on a consolidated basis the Master Servicer) relating to periods subsequent to the most recent annual audited period.

DESCRIPTION OF CREDIT ENHANCEMENT

  To the extent specified in the related Prospectus Supplement, credit enhancement for one or more Classes of a Series of Certificates may be provided by one or more of a letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization, subordination or other type of credit enhancement. Credit enhancement may also be provided by subordination of one or more Classes of Certificates of a Series to one or more other Classes of Certificates of such Series. Any credit enhancement will be limited in amount and scope of coverage. Unless otherwise specified in the related Prospectus Supplement, credit enhancement for a Series of Certificates will not be available for losses incurred with respect to any other Series of Certificates. To the extent credit enhancement for any Series of Certificates is exhausted, or losses are incurred which are not covered by such credit enhancement, the holders of the Certificates will bear all further risk of loss.

  The amounts and types of credit enhancement, as well as the provider thereof (the "Credit Provider"), if applicable, with respect to each Series of Certificates will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the related Pooling and Servicing Agreement, any credit enhancement may be periodically modified, reduced or substituted for as the aggregate principal balance of the related Mortgage Pool decreases, upon the occurrence of certain events or otherwise. Unless otherwise specified in the related Prospectus Supplement, to the extent permitted by the applicable Rating Agencies and provided that the then current rating of the affected Certificates is not reduced or withdrawn as a result thereof, any credit enhancement may be cancelled, reduced or modified in amount or scope of coverage or both.

  The descriptions of credit enhancement arrangements included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which will be available upon request.

  To the extent that any credit enhancement represents a material asset of the related Trust, additional disclosure regarding the provider of the credit enhancement, including where appropriate financial statements of such provider, will be included in the Prospectus Supplement. If the provider of any such credit enhancement is subsequently replaced with another provider, or if such credit enhancement is subsequently replaced with another form of credit enhancement, similar additional disclosure will be included in the periodic reports of the related Trust.

  Financial Guaranty Insurance Policy. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Certificate Insurance Policy") may be obtained and maintained for a Class or Series of Certificates. The issuer of the Certificate Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Certificate Insurance Policy will be filed with the related Current Report on Form 8-K.

  Unless otherwise specified in the related Prospectus Supplement, a Certificate Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Certificates that an amount equal to the full amount of distributions due to such holders will be received by the Trustee or its agent on behalf of such holders for distribution on each Payment Date. The specific terms of any Certificate Insurance Policy will be set forth in the related Prospectus Supplement. A Certificate Insurance Policy may have limitations and generally will not insure the obligation of the Seller or the Master Servicer to purchase or substitute for a defective Home Equity Loan and will not guarantee any specific rate of principal prepayments. Unless otherwise specified in the related Prospectus Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Certificate Insurance Policy.

  Letter of Credit. If so specified in the related Prospectus Supplement, all or a component of credit enhancement for a Class or a Series of Certificates may be provided by a letter of credit (a "Letter of Credit") issued by a bank or other financial institution (a "Letter of Credit Issuer") identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Letter of Credit will be irrevocable. A Letter of Credit may provide coverage with respect to one or more Classes of Certificates or the underlying Home Equity Loans or, if specified in the related Prospectus Supplement, may support a specified obligation or be provided in lieu of the funding with cash of a Reserve Account or Spread Account (each as defined below). The amount available, conditions to drawing, if any, and right to reimbursement with respect to a Letter of Credit will be specified in the related Prospectus Supplement. A Letter of Credit will expire on the date specified in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

  Mortgage Pool Insurance Policy. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided by a mortgage pool insurance policy (a "Pool Insurance Policy") issued by the insurer (a "Pool Insurer") specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will, subject to limitations described in such Prospectus Supplement, insure against losses due to defaults in the payment of principal or interest on the underlying Home Equity Loans up to the amount specified in such Prospectus Supplement (or in a Current Report on Form 8-K). The Pooling and Servicing Agreement with respect to any Series of Certificates for which a Pool Insurance Policy is provided will require the Master Servicer or other party specified therein to use reasonable efforts to maintain the Pool Insurance Policy and to present claims to the Pool Insurer in the manner required thereby. No Pool Insurance Policy will be a blanket policy against loss and will be subject to the limitations and conditions precedent described in the related Prospectus Supplement.

  Special Hazard Insurance Policy. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided in part by an insurance policy (a "Special Hazard Policy") covering losses due to physical damage to a Mortgaged Property other than a loss of the type covered by a standard hazard insurance policy or flood insurance policy or losses resulting from the application of co-insurance clauses contained in standard hazard insurance policies. The Prospectus Supplement relating to a Series of Certificates for which a Special Hazard Policy is provided will identify the issuer of such policy and any limitations on coverage. No Special Hazard Policy will cover extraordinary losses such as those due to war, civil insurrection, governmental action, errors in design or workmanship, chemical contamination or similar causes. Each Special Hazard Policy will contain an aggregate limit on claims specified in the related Prospectus Supplement. No claim will be paid under any Special Hazard Policy unless hazard insurance on the Mortgaged Property is in force and protection and preservation expenses have been paid.

  Spread Account and Reserve Account. If so specified in the related Prospectus Supplement, all or any component of credit enhancement for a Series of Certificates may be provided by a reserve account (a "Reserve

Account") or a spread account (a "Spread Account"). A Reserve Account or Spread Account may be funded by a combination of cash, one or more letters of credit or one or more Permitted Instruments provided by the Seller or other party identified in the related Prospectus Supplement, amounts otherwise distributable to one or more Classes of Certificates subordinated to one or more other Classes of Certificates or all or any portion of Excess Spread. If so specified in the related Prospectus Supplement, a Reserve Account for a Series of Certificates may be funded in whole or in part on the applicable Closing Date. If so specified in the related Prospectus Supplement, cash deposited in a Reserve Account or a Spread Account may be withdrawn and replaced with one or more letters of credit or Permitted Instruments. A Reserve Account or Spread Account may be pledged or otherwise made available to a Credit Provider. If so specified in the related Prospectus Supplement, a Reserve Account or Spread Account may not be deemed part of the assets of the related Trust or may be deemed to be pledged or provided by one or more of the Seller, the holders of the Class of Certificates otherwise entitled to the amounts deposited in such account or such other party as is identified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, a Spread Account or Reserve Account may also include an account (a "Yield Supplement Account"). Funds on deposit in the Yield Supplement Account for any Series may be applied to supplement interest payable on the related Home Equity Loans if necessary to pay interest to holders of one or more classes of Certificates of such Series at the applicable Pass-Through Rate.

  Cash Collateral Account. If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a Series of Certificates may be provided by the establishment of a cash collateral account (a "Cash Collateral Account"). A Cash Collateral Account will be similar to a Reserve Account or Spread Account except that generally a Cash Collateral Account is funded initially by a loan from a cash collateral lender (the "Cash Collateral Lender"), the proceeds of which are invested with the Cash Collateral Lender or other eligible institution. Unless otherwise specified in the related Prospectus Supplement, the Cash Collateral Account will be required to be maintained as an Eligible Account. The loan from the Cash Collateral Lender will be repaid from Excess Spread, if any, or such other amounts as are specified in the related Prospectus Supplement. Amounts on deposit in the Cash Collateral Account will be available in generally the same manner described above with respect to a Spread Account or Reserve Account. As specified in the related Prospectus Supplement, a Cash Collateral Account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more Classes of Certificates of a Series.

  Subordination. If so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, Curtailments, interest or any combination thereof otherwise payable to one or more Classes of Certificates of a Series ("Subordinated Certificates") may instead be payable to holders of one or more other Classes of Certificates of such Series ("Senior Certificates") under the circumstances and to the extent specified in such Prospectus Supplement. A Class of Certificates may be subordinated to one or more Classes of Certificates and senior to one or more other Classes of Certificates of a Series. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Home Equity Loans and losses on defaulted Home Equity Loans will be borne first by the various Classes of Subordinated Certificates and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate losses in respect of defaulted Home Equity Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificates that will be distributable to Senior Certificates on any Payment Date may be limited as specified in the related Prospectus Supplement or the availability of subordination may otherwise be limited as specified in the related Prospectus Supplement. If losses or delinquencies were to exceed the amounts payable and available to holders of Subordinated Certificates of a Series or if such amounts were to exceed any limitation on the amount of subordination available, holders of Senior Certificates of such Series could experience losses.

  In addition, if so specified in the related Prospectus Supplement, amounts otherwise payable to holders of Subordinated Certificates on any Payment Date may be deposited in a Reserve Account or Spread Account, as described above. Such deposits may be made on each Payment Date, on each Payment Date for a specified period or to the extent necessary to cause the balance in such account to reach or maintain a specified amount, as specified in the related Prospectus Supplement, and thereafter, amounts may be released from such Reserve Account or Spread Account in the amounts and under the circumstances specified in such Prospectus Supplement.

  Distributions may be allocated as among Classes of Senior Certificates and as among Classes of Subordinated Certificates in order of their final scheduled payment dates, in accordance with a schedule or formula or otherwise, as specified in the related Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and deposits to any Reserve Account or Spread Account will be allocated as specified in the related Prospectus Supplement. Principal Prepayments and Curtailments may be paid disproportionately to Classes of Senior Certificates pursuant to a "shifting interest" structure or otherwise, as specified in the related Prospectus Supplement.

  Other Credit Enhancement. Credit enhancement may also be provided for a Series of Certificates in the form of overcollateralization, surety bond, insurance policy or other type of credit enhancement approved by the applicable Rating Agencies to cover one or more risks with respect to the Home Equity Loans or the Certificates, as specified in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the form or amount of credit enhancement may be changed after the issuance of the related Certificates with the approval of the applicable Rating Agencies.

PAYMENT OF CERTAIN EXPENSES

  If so specified in the related Prospectus Supplement, in order to provide for the payment of the fees of the Credit Provider, if any, the Trustee may be required to establish a credit enhancement account and to deposit therein on the dates specified in the related Prospectus Supplement, from amounts on deposit in the Collection Account, in the priority indicated, an amount that is sufficient to pay the premiums or fees due to the Credit Provider.

  Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Trustee's fees and reasonable expenses and disbursements to be paid prior to distributions to Certificateholders.

SERVICING COMPENSATION

  As compensation for servicing and administering the Home Equity Loans, the Master Servicer is entitled to a fee in the amount specified in the related Prospectus Supplement (the "Servicing Fee"), payable monthly from payments and collections with respect to the Home Equity Loans. In addition to the Servicing Fee, the Master Servicer will generally be entitled under the related Pooling and Servicing Agreement to retain as additional servicing compensation any assumption and other administrative fees (including bad check charges, late payment fees and similar fees), the excess of any Net Liquidation Proceeds over the outstanding principal balance of a Liquidated Home Equity Loan, to the extent not otherwise required to be remitted to the Trustee for deposit into the Collection Account, and interest paid on funds on deposit in the Collection Account.

SERVICING STANDARDS

  General Servicing Standards. The Master Servicer will agree to service the Home Equity Loans in accordance with the Pooling and Servicing Agreement and, in servicing and administering the Home Equity Loans, to employ or cause to be employed procedures, including collection, foreclosure and REO Property management procedures, and exercise the same care it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted first and junior mortgage servicing practices of prudent lending institutions and giving due consideration to the holders', and any Credit Provider's reliance on the Master Servicer. The interests of the holders of each Class of Certificates of any Series and the Credit Provider, if any, may differ with respect to servicing decisions which may affect the rate at which prepayments are received. For example, holders of certain Classes of Certificates may prefer that "due-on-sale" clauses be waived in the event of a sale of the underlying Mortgaged Property, that delinquent Mortgagors be granted extensions or other accommodations and that liquidations of Home Equity Loans be deferred, if an increase in the rate of principal prepayments would have an adverse effect on the yield to investors in such Certificates. Depending on the timing of such prepayments, holders of other classes of Certificates may prefer that "due-on-sale" clauses be enforced or that other actions be taken which would increase prepayments. No holder of a Certificate will have the right to make any decisions with respect to the underlying Home Equity Loans. The Master Servicer will have the right and obligation to make such decisions in accordance with its normal servicing procedures and the standards set forth in the related Pooling and Servicing Agreement. In certain cases, the consent or approval of the Credit Provider, if any, may be permitted or required. The interests of the Credit Provider, if any, with respect to, among other things, matters which affect the timing of payments and prepayments may not be the same as those of the holders of each Class of Certificates of such Series.

  Hazard Insurance. The Master Servicer will exercise its best reasonable efforts to cause to be maintained fire and hazard insurance with extended coverage (sometimes referred to as "standard hazard insurance") customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the outstanding Principal Balance owing on the Home Equity Loan; provided, however, that, if so specified in the related Prospectus Supplement, standard hazard insurance may not be required for Home Equity Loans where the principal amount is less than $5,000 or the unimproved land valuation of the Mortgaged Property. In some states the Master Servicer's ability to require such insurance coverage may be limited by law. The Master Servicer will also be required to maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, and liability insurance. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) will be deposited in the Collection Account on the following Payment Date, subject to retention by the Master Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the related Pooling and Servicing Agreement.

  If the Master Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Home Equity Loans and/or the REO Properties, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate outstanding principal balance on the Home Equity Loans without co-insurance, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

  In general, the standard hazard insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to Home Equity Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reactions, wet or dry rot, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. No other insurance coverage (other than title insurance as specified herein) is required under the Home Equity Loan or the Pooling and Servicing Agreement.

  Since, as a general matter, the cost of construction of residential properties has increased in recent years, if the amount of hazard insurance maintained on the improvements securing a Home Equity Loan were to decline as its principal balance decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a loss.

  Enforcement of Due on Sale Clauses. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer, on behalf of the Trustee, may, but is not required to, enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Home Equity Loan under a "due-on-sale" clause, if any, contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer will not be permitted to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law. The Master Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage Note or Mortgage, the Mortgagor remains liable thereon. The Master Servicer will also be authorized (with the prior approval of any Credit Provider, if required) to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

  Realization Upon Defaulted Home Equity Loans. The Master Servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the holders of the related Certificates of Mortgaged Properties relating to defaulted Home Equity Loans as to which no satisfactory arrangements can be made for collection of delinquent payments; provided, however, that the Master Servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the holders or any Credit Provider. In connection with such foreclosure or other conversion, the Master Servicer is required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs.

  Collection of Home Equity Loan Payments. Each Pooling and Servicing Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans. Consistent with the foregoing, the Master Servicer may at its own discretion waive any late payment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Home Equity Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the related Pooling and Servicing Agreement.

USE OF SUBSERVICERS

  The Master Servicer will be permitted under each Pooling and Servicing Agreement to enter into subservicing agreements ("Subservicing Agreements") for any servicing and administration of Home Equity Loans with any institution that is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement (a "Subservicer") and is either (i) designated by Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") as an approved Seller-Master Servicer for first and second mortgage loans, (ii) approved by the United States Department of Housing and Urban Development ("HUD") as a mortgagee or (iii) an affiliate or a wholly owned subsidiary of the Master Servicer.

  Notwithstanding any Subservicing Agreement, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not be relieved of its obligations under a Pooling and Servicing Agreement, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Master Servicer will be entitled to enter into any agreement with a subservicer for indemnification of the Master Servicer by such subservicer and nothing contained in any Pooling and Servicing Agreement shall be deemed to limit or modify such indemnification.

SERVICING CERTIFICATES AND AUDITS

  The Master Servicer is required to deliver, not later than the last day of the fourth month following the end of the Master Servicer's fiscal year, commencing in the year specified in the related Pooling and Servicing

Agreement, an officers' certificate stating that (i) the Master Servicer has fully complied with the provisions of the Pooling and Servicing Agreement which relate to the servicing and administration of the Home Equity Loans,
(ii) a review of the activities of the Master Servicer during such preceding year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default.

  The Master Servicer is required to cause to be delivered, not later than the last day of the fourth month following the end of the Master Servicer's fiscal year, commencing in the year set forth in the related Pooling and Servicing Agreement, a letter or letters of a firm of independent certified public accountants reasonably acceptable to the Trustee stating that such firm has, with respect to the Master Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

LIMITATIONS ON LIABILITY OF THE MASTER SERVICER AND ITS AGENTS

  Each Pooling and Servicing Agreement will provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer may rely on any document of any kind that is reasonably and in good faith believed to be genuine and adopted or signed by the proper authorities respecting any matters arising under the Pooling and Servicing Agreement. In addition, the Master Servicer will not be required to appear with respect to, prosecute or defend any legal action that is not incidental to the Master Servicer's duty to service the Home Equity Loans in accordance with the related Pooling and Servicing Agreement, other than certain claims made by third parties with respect to such Pooling and Servicing Agreement.

REMOVAL AND RESIGNATION OF MASTER SERVICER

  Unless otherwise specified in the related Prospectus Supplement, any Credit Provider or the holders of Certificates of a Series representing a majority in principal amount of Certificates of such Series, voting as a single class (a "Majority in Aggregate Voting Interest"), with the consent of any Credit Provider, may, pursuant to the related Pooling and Servicing Agreement, remove the Master Servicer only upon the occurrence and continuation beyond the applicable cure period of any of the following events (each a "Master Servicer Termination Event"):

    (a) the failure by Master Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit, on the date the Master Servicer is required to do so under the Pooling and Servicing Agreement, which is not cured within a five business day grace period;

    (b) the Master Servicer assigns its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder, or failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer in the Pooling and Servicing Agreement which has a material adverse effect on the Certificateholders and which continues unremedied for a period of sixty days after written notice or knowledge of such default;

    (c) any representation, warranty or certification made by the Master Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, which has a material adverse effect on the rights of the Certificateholders, and which material adverse effect continues for a period of sixty days after written notice; or

    (d) the occurrence of certain events of bankruptcy with respect to the Master Servicer, although this provision may not be enforceable.

  No removal of the Master Servicer shall be effective until the appointment and acceptance of a successor Master Servicer other than the Trustee (unless the Trustee agrees to serve) meeting the requirements described below and otherwise acceptable to any Credit Provider and majority in Percentage Interest of each Class of Certificates of such Series.

  Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not assign the related Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, any Credit Provider, the Trustee and the Majority in Aggregate Voting Interest or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

  Unless otherwise specified in the related Prospectus Supplement, upon removal or resignation of the Master Servicer other than as described in the second preceding paragraph, the Trustee will be the successor servicer (the "Successor Master Servicer"). The Trustee, as Successor Master Servicer, is obligated to make Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Master Servicer, or if the Majority in Aggregate Voting Interest or any Credit Provider so requests in writing, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to such Credit Provider having a net worth of not less than the amount set forth in the related Pooling and Servicing Agreement and which is either approved as a servicer by FNMA and FHLMC or approved as a mortgagee by HUD as the Successor Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

  The Trustee and any other Successor Master Servicer in such capacity is entitled to the same reimbursement for advances and other Servicing Compensation as the Master Servicer. See "Servicing Compensation" above.

REGISTRATION AND TRANSFER OF THE CERTIFICATES

  If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series will be issued in definitive certificated form and will be transferable and exchangeable at the office of the registrar identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no service charge will be made for any such registration or transfer of such Certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

  If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series ("Book-Entry Certificates") may be initially represented by one or more certificates registered in the name of The Depository Trust Company ("DTC") or other securities depository and be available only in the form of book-entries. Any Book-Entry Certificates will initially be registered in the name of Cede, the nominee of DTC. Certificateholders may also hold Certificates of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' certificates accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' certificates accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

  Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary;

however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of certificates received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent certificates settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such certificates settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of certificates by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences--Foreign Investors in REMIC Certificates" herein.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Certificates Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Beneficial owners ("Owners") that are not Participants but desire to purchase, sell or otherwise transfer ownership of Book-Entry Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee or any Trustee, as the case may be, through DTC and Participants. Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Certificates of any Series will be Cede, as nominee of DTC. Owners will only be permitted to exercise the rights of holders indirectly through Participants and DTC.

  While any Book-Entry Certificates of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants with whom Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Owners. Accordingly, although Owners will not possess certificates, the Rules provide a mechanism by which Owners will receive distributions and will be able to transfer their interests.

  Unless and until Definitive Certificates are issued, Owners who are not Participants may transfer ownership of Book-Entry Certificates of a Series only through Participants by instructing such Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry

Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Owners.

  Book-Entry Certificates of a Series will be issued in registered form to Owners, or their nominees, rather than to DTC (such Book-Entry Certificates being referred to herein as "Definitive Certificates") only under the circumstances provided in the related Pooling and Servicing Agreement, which generally will include, except if otherwise provided therein, if (i) DTC or the Master Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates of such Series and the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Master Servicer Termination Event, a majority of the aggregate Percentage Interest of any Class of Certificates of such Series advises DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Owners is no longer in the best interests of Owners of such Class of Certificates. Upon issuance of Definitive Certificates of a Series to Owners, such Book-Entry Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Master Servicer and the Seller that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Master Servicer and the Seller that DTC will take such action with respect to any Percentage Interests of the Book-Entry Certificates of a Series only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Book-Entry Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

  Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers with respect to a Series of Certificates offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Certificates clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in the Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" herein. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement or the relevant Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

                CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

  The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state laws (which laws may differ substantially from one another), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Home Equity Loans.

GENERAL

  The Home Equity Loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Home Equity Loan is located. A mortgage conveys legal title to or creates a lien upon the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

  If so specified in the related Prospectus Supplement, a Mortgage Pool may include loans on units in cooperatives ("Cooperative Loans"). Cooperative Loans are evidenced by notes secured by security interests in shares issued by cooperatives, which are corporations entitled to be treated as housing cooperatives under federal tax law, and in the related proprietary leases or occupancy agreements granting rights to occupy specific dwelling units within the cooperative buildings. The security agreement will create a lien upon or grant a title interest in the property which it covers, the priority of which lien will depend on the terms of the agreement and the order of recordation in the appropriate recording office. Ownership of a unit in a cooperative is held through the ownership of stock in the corporation, together with the related proprietary lease or occupancy agreement. Such ownership interest is generally financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the proprietary lease or occupancy agreement and a security interest in the related cooperative shares.

  Each cooperative owns in fee or has a leasehold interest in the real property and improvements, including all separate dwelling units therein. The cooperative is responsible for property management and generally for the payment of real estate taxes, insurance and similar charges, the cost of which is shared by the owners. The cooperative building or underlying land may be subject to one or more mortgages (generally incurred in connection with the construction or purchase of the building) for which the cooperative is responsible. The interest of an occupant under proprietary leases or occupancy agreements is generally subordinate to that of the holder of such a mortgage or land lease. If the cooperative is unable to meet the payment obligations under such mortgage or any land lease, the holder of such mortgage or land lease could foreclose the mortgage or terminate the land lease, which may have the effect of terminating all proprietary leases or occupancy agreements. In the event of such foreclosure or termination, the value of any collateral held by a lender which financed the purchase by a tenant/shareholder of cooperative shares or, in the case of the Home Equity Loans, the collateral securing the Cooperative Loans could be eliminated or significantly reduced.

FORECLOSURE IN GENERAL

  Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant.

  Foreclosure of a deed of trust or a security deed is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or security deed which authorizes the sale of the property upon default by the borrower under the terms of the note, deed of trust or security deed. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of such notice. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Generally, state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

  In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is often a public sale. Because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property subject to the lien of

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

the mortgage or the deed of trust may have deteriorated during the foreclosure proceedings, a third party may be unwilling to purchase the property at a foreclosure sale.

  For these reasons, it is common for the lender to purchase the property from the trustee or referee with a "credit bid" in an amount less than or equal to the principal amount of the indebtedness secured by the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. The lender thereby assumes the burdens of ownership, including the obligation to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. In some states there is a statutory minimum purchase price which the lender may offer for the property. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

  Under the Pooling and Servicing Agreement (and the REMIC Provisions of the
Code), the Master Servicer may hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the cost of direct operation by the Master Servicer.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the unpaid portion of the debt from the mortgagor. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

JUNIOR MORTGAGES

  Some of the Home Equity Loans may be secured by second or more junior mortgages or deeds of trust, which are subordinate to first or more senior mortgages or deeds of trust held by other lenders. The rights of the holders, as the holders of a junior deed of trust or a junior mortgage, are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior mortgagee satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure in General" herein.

  Furthermore, the terms of the second or more junior mortgage or deed of trust are subordinate to the terms of the first or senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage. See "Risk Factors--Risks of the Home Equity Loans-- Junior Liens" herein for a further discussion of certain risks associated with junior mortgage loans.

RIGHTS OF REDEMPTION

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following a nonjudicial foreclosure or sale under a deed of trust. In addition, some states prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower. A deficiency judgment is a personal judgment against a borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the borrower following a judicial sale to the excess of the outstanding debt over the "fair value" of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining both the property (or the proceeds therefrom) and a large deficiency judgment against the borrower as a result of low or no bids at the foreclosure sale.

  In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the residence had yet occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the bankruptcy case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

  Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

  The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Home Equity Loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

  Unless otherwise specified in the related Prospectus Supplement, all of the Home Equity Loans will include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to maintain adequately the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been willing to relieve a borrower from the consequences of the default if the borrower has not received adequate notice of the default.

  The Home Equity Loans may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Home Equity Loan if the borrower sells, transfers, or conveys the related Mortgaged Property. The enforceability of these clauses has been the subject of legislation or litigation in many states. Some jurisdictions automatically enforce such clauses, while others require a showing of reasonableness and hold, on a case-by-case basis, that a "due-on-sale" clause may be invoked only where a sale threatens the legitimate security interests of the lender.

  The Garn-St Germain Depository Institutions Act of 1982 purports to preempt state laws which prohibit the enforcement of "due-on-sale" provisions in certain loans made after October 15, 1982. The Master Servicer may thus be able to accelerate the Home Equity Loans that were originated after that date and contain a "due-on-sale" provision, upon transfer of an interest in the related Mortgaged Property, regardless of its ability to demonstrate that a sale threatens its legitimate security interest. Each Pooling and Servicing Agreement will provide that the Master Servicer, on behalf of the Trustee, may, but is not required to, enforce any right of the Trustee as the mortgagee of record to accelerate a Home Equity Loan in the event of a sale or other transfer of the related Mortgaged Property.

RELIEF ACT LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

  Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Home Equity Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Home Equity Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Home Equity Loans underlying a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Home Equity Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Home Equity Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

ENVIRONMENTAL LEGISLATION

  Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which has been involved in decisions which may lead to contamination of a property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as the related Trust).

  The Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as well as some similar state laws, contains an exemption from liability for holders of security interests in property. The scope of that exemption was uncertain until the recent passage of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act, which was passed on September 30, 1996, clarifies that in order to be considered to have "participated in the management" of a property a lender must actually participate in the environmental management of the property. The Asset Conservation Act also provides that most conventional activities by a lender, taken to protect its security interest, will not subject the lender to CERCLA liability.

  It should be noted that liability for certain cleanup costs may be governed by state law or may fall outside of CERCLA. CERCLA does not apply to petroleum products and the security interest exemption, therefore will not apply to many properties. There is a similar lender liability provision, however, in the Resource Conservation and Recovery Act ("RCRA"), which applies to underground storage tanks (other than heating oil tanks).

  The Pooling and Servicing Agreement requires that the Master Servicer, in making a determination to foreclose on or otherwise acquire a Mortgaged Property, take into account (and the Master Servicer is not required to foreclose or otherwise acquire a Mortgaged Property in the case of) the existence of hazardous wastes or hazardous substances on such Mortgaged Property. If title to a Mortgaged Property securing a Home Equity Loan is acquired by a Trust and cleanup costs are incurred in respect of the Mortgaged Property, the holders of the Certificates might incur a loss if such costs were required to be paid by the Trust and sufficient funds were not available from any Reserve Account, Spread Account or similar account or from collections on the Home Equity Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences" herein. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

  The following discussion addresses securities ("REMIC Certificates") representing interests in a Trust, or a portion thereof, which the Master Servicer will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

  The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

 Classification of REMICs

  Upon the issuance of each series of REMIC Certificates, the special tax counsel to the Seller identified in the related Prospectus Supplement ("Tax Counsel"), will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

  If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust as a REMIC will be terminated.

 Characterization of Investments in REMIC Certificates

  In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

  The assets of the REMIC will include, in addition to Home Equity Loans, payments on Home Equity Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Home Equity Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Home Equity Loans for purposes of all of the foregoing sections. In addition, in some instances Home Equity Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Home Equity Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Home Equity Loans held pending distribution are considered part of the Home Equity Loans for purposes of Section 856(c)(5)(A) of the Code.

 Tiered REMIC Structures

  For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Tax Counsel will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

  Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

 General

  Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

 Original Issue Discount

  Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

  The Code requires that a prepayment assumption be used with respect to Home Equity Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption used by the Master Servicer in reporting original issue discount for each series of REMIC Regular Certificates (the "Prepayment Assumption") will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Seller nor the Master Servicer will make any representation that the Home Equity Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

  The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

  In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied by the Master Servicer with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

  Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Payment Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

  In addition, if the accrued interest to be paid on the first Payment Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Payment Date) and that portion of the interest paid on the first Payment Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Payment Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Payment Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

  Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" herein for a description of such election under the OID Regulations.

  If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

  As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Payment Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing
Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC

Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Home Equity Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Home Equity Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

  A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of such Certificate's "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and
(ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

 Market Discount

  A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Taxation of Owners of REMIC Regular Certificates--Premium" herein. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

  However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" herein. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

  Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

  To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includable in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

  Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includable in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

 Premium

  A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Certificate, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" herein. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

 Realized Losses

  Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Home Equity Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

  Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Home Equity Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

 General

  As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Home Equity Loans or as debt instruments issued by the REMIC.

  A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

  A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income or loss of a holder of a REMIC Residual

Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

  Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includable in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

  The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

 Taxable Income of the REMIC

  The taxable income of the REMIC will equal the income from the Home Equity Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by the amortization of any premium received on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Home Equity Loans, bad debt deductions with respect to the Home Equity Loans and, except as described below, for servicing, administrative and other expenses.

  For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the Master Servicer intends to treat the fair market value of the Home Equity Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates. Such aggregate basis will be allocated among the Home Equity Loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Home Equity Loans and other property held by the REMIC.

  Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Home Equity Loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Certificateholders (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to Home Equity Loans with market discount that it holds.

  A Home Equity Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includable in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Home Equity Loans. Premium on any Home Equity Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

  The REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

  If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

  As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" herein. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

 Basis Rules, Net Losses and Distributions

  The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

  A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

  Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust. However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

  The effect of these rules is that a Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" herein. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have had in the hands of the original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" herein.

 Excess Inclusions

  Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

  In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

  For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

  Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Seller will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules.

  In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

 Noneconomic REMIC Residual Certificates

  Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

  The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Seller will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

MARK-TO-MARKET RULES

  Treasury regulations provide that any REMIC Residual Certificate acquired after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market.

POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

  With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult carefully with their tax advisors prior to making an investment in such Certificates.

SALES OF REMIC CERTIFICATES

  If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions" herein. Except as described below, any such gain or loss generally will be capital gain or loss.

  Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to such REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount of ordinary income actually includable in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the Certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" herein.

  REMIC Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

  A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

  Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

  Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the Certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) within six months of the date of such sale, the sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

  The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Home Equity Loan, the receipt of income from a source other than a Home Equity Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Home Equity Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

  In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

  REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

  Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

  Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the related Trust resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

  If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement.

  In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

  For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in
Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

TERMINATION

  A REMIC will terminate immediately after the Payment Date following receipt by the REMIC of the final payment in respect of the Home Equity Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

  Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Master Servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and generally will hold at least a nominal amount of REMIC Residual Certificates.

  As the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

  Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face certain information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

  As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the Master Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" herein.

  The responsibility for complying with the foregoing reporting rules will be borne by the Trustee. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Such request should be directed to the Trustee at First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attn: Corporate Trust Services Division.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REMIC CERTIFICATES

  A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

  In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

  Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

  Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

                       STATE AND OTHER TAX CONSEQUENCES

  In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement or annuity plans described in Section 401(a) or 403(a) of the Code ("Qualified Plans") and on individual retirement accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans"). Generally, any person who has discretionary authority or control respecting the management or disposition of "plan assets" of any ERISA Plan or Tax-Favored Plan (collectively, "Plans"), and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the Plan involved.

  Any fiduciary or other Plan investor considering whether to purchase any Certificates on behalf of or with "plan assets" of any Plan should consult with its counsel and refer to the applicable Prospectus Supplement for guidance regarding the ERISA Considerations applicable to the Certificates offered thereby.

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA considerations described herein and in the applicable Prospectus Supplement, subject to the provisions of other applicable federal and state law. However, any such plan that is a Qualified Plan and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503(b) of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of Plans and persons (referred to as "parties in interest" in ERISA or "disqualified persons" in Section 4975 of the Code) (collectively, "Parties in Interest") who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty or an excise tax imposed pursuant to
Section 502 of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATION

  An investment of Plan Assets (as defined below) in Certificates may cause the Home Equity Loans and other assets of the related Trust to be deemed "plan assets" of all Plans involved. Section 2510.3-101 of the U.S. Department of Labor (the "DOL") regulations (the "DOL Regulation") addresses whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, when such Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the indefinite nature of certain of the rules set forth in the DOL Regulation, the assets of a Plan which acquires Certificates of any Class may be deemed to include merely its interest in the Certificates or both such interest and an undivided interest in the assets of the related Trust. Therefore, Plan Assets should not be used to acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulation. For purposes of the sections of this Prospectus and any Prospectus Supplement headed "ERISA Considerations," the terms "Plan Assets" and "assets of a Plan" have the meaning specified in the DOL Regulation and include an undivided interest in the underlying assets of certain entities in which a Plan invests.

  The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust and cause the Seller, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism and certain affiliates thereof, to be considered or become Parties in Interest with respect to the assets of any Plan that are invested in Certificates issued by the Trust. If so, the acquisition or holding of Certificates by or on behalf of a Plan or with Plan Assets could also give rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless a statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulation, the Home Equity Loans and other assets held in the Trust may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such Plan Assets, a Seller, the Master Servicer, a Subservicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (1) has investment discretion with respect to the investment of Plan Assets, or (2) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect thereto.

  Any person who has discretionary authority or control with respect to the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary with respect to such Plan. If the Home Equity Loans and other Trust assets were deemed to be Plan Assets, any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to all Plans involved and, therefore, subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to such Plans. In addition, if the Home Equity Loans and other Trusts assets were deemed to be Plan Assets, the acquisition or holding of Certificates by or on behalf of a Plan or with Plan Assets, as well as the normal operations of the Trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

PROHIBITED TRANSACTION EXEMPTIONS

  Underwriters' Exemptions. The DOL has issued individual exemptions (each, an "Exemption") to a large number of investment banking firms, broker-dealers and banks or their affiliates (each, an "Underwriter"), which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, certain transactions (among others) relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates issued by a trust as to which an Underwriter to whom the DOL has issued an Exemption (or any of its affiliates) is the sole underwriter or the manager or co-manager of the underwriting syndicate, or a selling or placement agent, with respect to such certificates, provided that certain conditions set forth in the applicable Exemption are satisfied. The Prospectus Supplement for each Series will state (in the section headed "ERISA Considerations") whether or not the DOL has issued an Exemption to an Underwriter with respect that Series and identify the Classes of Certificates of that Series to which any such Exemption may apply.

  General Conditions. Each Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates with Plan Assets must be on terms that are at least as favorable to the Plans involved as they would be in an arm's-length transaction with an unrelated party. Second, an Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same Trust. Third, the Certificates, at the time of their acquisition with Plan Assets, must be rated in one of the three highest generic rating categories by S&P, Moody's, D&P or Fitch. Fourth, the Trustee must not be an affiliate of any member of the "Restricted Group," which consists of any Underwriter, the Seller, the Master Servicer, any Subservicer and any mortgagor with respect to Home Equity Loans constituting more than 5% of the aggregate unamortized principal balance of the Home Equity Loans held in the related Trust as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting or placing the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the Home Equity Loans and other Trust assets to the related Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Subservicers must represent not more than reasonable compensation for such persons' services under the related Pooling and Servicing Agreement and reimbursement of such persons' reasonable expenses in connection therewith. Sixth, each Exemption states that the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

  A Plan fiduciary or other investor of Plan Assets contemplating purchasing a Certificate must make its own determination that the general conditions described above will be satisfied with respect to such Certificate.

  If the general conditions of an applicable Exemption are satisfied, the Exemption may provide exemptive relief from the restrictions imposed by
Section 406(a) of ERISA, and the excise taxes imposed by Section 4975(a) and
(b) by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Section 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Certificate by or with Plan Assets of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to Plan Assets of such Excluded Plan. For purposes of the sections of this Prospectus and any Prospectus Supplement headed "ERISA Considerations," the term "Excluded Plan" means a Plan sponsored by any member of the Restricted Group (as defined above).

  Specific Conditions. If certain specific conditions of an applicable Exemption are also satisfied, the Exemption may provide exemptive relief from the restrictions imposed by Section 406(b)(1) and (2) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates, in the initial issuance of Certificates between a Seller or an Underwriter and an investor of Plan Assets, when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Certificates is a mortgagor with respect to 5% or less of the fair market value of the Home Equity Loans or other assets held in the Trust (or an affiliate of such a person), and (2) the direct or indirect acquisition or disposition in the secondary market and holding of Certificates by a Plan or with Plan Assets.

  Further, if certain specific conditions of an applicable Exemption are satisfied, the Exemption may provide exemptive relief from the restrictions imposed by Section 406(a) and (b) of ERISA, and the excise taxes imposed by
Section 4975(a) and (b) by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pools. The Seller expect that those specific conditions of an applicable Exemption will be satisfied with respect to the Certificates so that the Exemption would provide exemptive relief from those restrictions and excise taxes for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

  An applicable Exemption also may provide exemptive relief from the restrictions imposed by Section 406(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) by reason of Section 4975(e)(1)(A) through (D) of the Code, if such restrictions are otherwise deemed to apply merely because a person is deemed to be a Party in Interest with respect to a Plan (or the investing entity holding Plan Assets) by virtue of providing services to the Plan(s) involved, or by virtue of having certain specified relationships to such a person, solely as a result of the ownership of Certificates by a Plan or with Plan Assets.

  Advance Determinations. Before purchasing any Class of Certificates of any Series, a Plan fiduciary or other investor of Plan Assets should itself determine that (1) the DOL has issued an Exemption to an Underwriter with respect that Series, (2) the Exemption applies to Certificates of that Class,
(3) the Certificates constitute "certificates" as defined in the Exemption, and (4) the specific and general conditions and any other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided by an applicable Exemption, the Plan fiduciary or other investor of Plan Assets should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates with Plan Assets.

  Any Plan fiduciary or other of Plan Assets investor who proposes to purchase Certificates with Plan Assets should consult with its counsel with respect to the potential applicability of ERISA and Section 4975 of the Code to such investment and the availability of exemptive relief under an Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential mortgage loans, any fiduciary or other Plan investor should consider the availability of an Exemption or Prohibited Transaction Class Exemption ("PTCE") 83-1 for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement for any Series of Certificates may contain additional information regarding the application of an Exemption, PTCE 83-1 or any other prohibited transaction exemption with respect to the Certificates offered thereby. However, PTCE 83-1 does not provide exemptive relief with respect to Certificates evidencing interests in Trusts which include Cooperative Loans. In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The applicable Prospectus Supplement may contain additional Information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the Certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment.

INSURANCE COMPANY GENERAL ACCOUNTS

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("the 401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM INVESTING PLANS

  The exemptive relief afforded by the Exemption will not apply to the purchase, sale or holding of any class of Subordinated Certificates. To the extent Certificates are Subordinated Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Seller, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Seller, the Trustee and the Master Servicer, which opinion will not be at the expense of the Seller, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Seller, the Trustee and the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the transferee may provide a certification of facts substantially to the effect that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, will not subject the Seller, the Trustee or the Master to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60), and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

TAX EXEMPT INVESTORS

  A Plan that is exempt from federal income taxation pursuant to Section 501(a) of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") (within the meaning of Section 512 of the Code). All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and, therefore, will be subject to federal income tax. See "Certain Federal Income Tax Consequences-- Taxation of Owners of REMIC Residual Interests--Excess Inclusions" herein.

CONSULTATION WITH COUNSEL

  There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all of the conditions specified therein were satisfied, that the exemption would apply to transactions involving a Trust. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates.

  Any fiduciary or other investor of Plan Assets that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Exemption, the availability of exemptive relief under PTCE 83-1, Sections I and III of PTCE 95-60 or any other DOL class exemption.

                               LEGAL INVESTMENT

  Unless otherwise specified in the related Prospectus Supplement, no Class of Certificates of a Series will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because the related Mortgage Pool will include Home Equity Loans that are secured by second or more junior Mortgages. Investors should consult their own legal advisers in determining whether and to what extent any Class of Certificates of a Series constitutes legal investments for such investors.

                                USE OF PROCEEDS

  The Seller will use the net proceeds received from each sale of Certificates to purchase Home Equity Loans from its affiliates. Such affiliates will use such proceeds for general corporate purposes.

                             PLAN OF DISTRIBUTION

  The Certificates of each Series may be sold to or through Underwriters by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be offered or placed either directly or through agents. The Seller intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

  In connection with the sale of the Certificates, Underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Certificates to certain dealers at prices less a concession. Underwriters may allow and such dealers may reallow a concession to certain other dealers. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be underwriters and any discounts or commissions received by them from the Seller or the related Trust and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any such Underwriters or agents will be identified, and any such compensation received from the Seller or the related Trust will be described, in the related Prospectus Supplement.

  Under agreements which may be entered into by the Seller, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Seller against certain liabilities, including liabilities under the Securities Act of 1933.

  The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                    RATINGS

  Each Class of Certificates of a Series offered hereby will be rated at their initial issuance in one of the four highest categories by at least one Rating Agency.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to a Certificate upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates and certain federal income tax consequences of the issuance of the Certificates will be passed upon by Orrick, Herrington & Sutcliffe LLP, counsel to the Seller, the Master Servicer and TFC.

                         INDEX OF PRINCIPAL DEFINITIONS

TERM                                                                        PAGE
----                                                                        ----
Accrual Certificates.......................................................   5
Accrual Period.............................................................   5
Actuarial Loan.............................................................  18
Advance....................................................................   9
ARM Loans..................................................................  18
Asset Conservation Act.....................................................  48
Available Payment Amount...................................................  31
Balloon Loans..............................................................  13
Basic Principal Payment....................................................   6
Book-Entry Certificates....................................................   7
Cash Collateral Account....................................................  35
Cash Collateral Lender.....................................................  35
Cede.......................................................................   7
CEDEL......................................................................  42
CEDEL Participants.........................................................  42
CERCLA.....................................................................  48
Certificate Insurance Policy...............................................  34
Certificate Owners.........................................................   2
Certificateholder..........................................................  49
Certificates...............................................................   1
Citibank...................................................................  40
Class......................................................................   1
Closing Date...............................................................   4
Code.......................................................................  10
Collection Account.........................................................  30
Combined Loan-to-Value Ratio...............................................  17
Commission.................................................................   2
Committee Report...........................................................  51
Consumer Mortgage Loans....................................................  22
Contributions Tax..........................................................  61
conversion transaction.....................................................  61
Cooperative................................................................  43
Cooperative Loans..........................................................  44
Credit Provider............................................................  33
Curtailments...............................................................   6
Cut-off Date...............................................................   4
Deferred Interest..........................................................  19
Definitive Certificates....................................................  42
Depositaries...............................................................  40
Determination Date.........................................................   5
DOL........................................................................  65
DOL Regulation.............................................................  65
DTC........................................................................   2
ERISA......................................................................  10
ERISA Considerations.......................................................  66
ERISA Plans................................................................  65
Euroclear..................................................................  42
Euroclear Operator.........................................................  42

TERM                                                                        PAGE
----                                                                        ----
Euroclear Participants.....................................................  42
Excess Spread..............................................................  29
Exchange Act...............................................................   2
Excluded Plan..............................................................  67
Exemption..................................................................  66
FHA Loans..................................................................  23
FHLMC......................................................................  38
FNMA.......................................................................  38
Gross Margin...............................................................  19
Home Equity Loan...........................................................   1
Home Equity Loan Losses....................................................  31
Home Equity Loan Ratio.....................................................  18
Home Equity Loan Schedule..................................................  27
Home Equity Loans..........................................................   4
HUD........................................................................  38
Index......................................................................  19
Index of Principal Definitions.............................................   1
Indirect Participants......................................................   7
Insurance Proceeds.........................................................   6
Insurer....................................................................  34
IRAs.......................................................................  65
IRS........................................................................  51
Issue Premium..............................................................  57
Letter of Credit...........................................................  34
Letter of Credit Issuer....................................................  34
Liquidated Home Equity Loan................................................   6
Liquidation Proceeds.......................................................   6
Majority in Aggregate Voting Interest......................................  39
Master Servicer............................................................   1
Master Servicer Termination Event..........................................  39
Maximum Mortgage Rate......................................................  19
Minimum Mortgage Rate......................................................  19
Monthly Payments...........................................................   6
Morgan.....................................................................  40
Mortgage...................................................................   1
Mortgage File..............................................................  27
Mortgage Interest Rate.....................................................   8
Mortgage Pool..............................................................   1
mortgage related securities................................................  11
Mortgaged Property.........................................................   1
Mortgagor..................................................................  12
Neg-Am ARM Loans...........................................................  19
Net Liquidation Proceeds...................................................   6
OID Regulations............................................................  49
Original Pool Principal Balance............................................   7
Owners.....................................................................  41
Participants...............................................................   7
Parties in Interest........................................................  65
Pass-Through Rate..........................................................  25
Payment Date...............................................................   5
Percentage Interest........................................................   6

TERM                                                                        PAGE
----                                                                        ----
Periodic Cap...............................................................  19
Permitted Instruments......................................................  29
Plan.......................................................................  10
plan assets................................................................  10
Plans......................................................................  65
Pool Insurance Policy......................................................  34
Pool Insurer...............................................................  34
Pool Principal Balance.....................................................  33
Pooling and Servicing Agreement............................................  20
Prepayment Assumption......................................................  51
Prepayment Period..........................................................   6
Principal Prepayments......................................................   6
Prior Owners...............................................................  15
Prohibited Transactions Tax................................................  61
PTCE.......................................................................  68
PTCE 83-1..................................................................  68
Qualified Plans............................................................  65
Qualified Substitute Home Equity Loan......................................  28
Rating Agency..............................................................  10
RCRA.......................................................................  48
real estate assets.........................................................  50
Real Estate Owned..........................................................  24
Record Date................................................................   5
regular interests..........................................................  10
Released Mortgaged Property Proceeds.......................................   6
Relief Act.................................................................  47
REMIC......................................................................   1
REMIC Certificates.........................................................  49
REMIC Provisions...........................................................  49
REMIC Regular Certificates.................................................  49
REMIC Regulations..........................................................  49
REMIC Residual Certificates................................................  49
Remittance Period..........................................................   6
REO Properties.............................................................   8
Reserve Account............................................................  34
residual interests.........................................................  10
Rules......................................................................  41
Sample Pool................................................................  17
Seller.....................................................................   1
Senior Certificates........................................................  35
Senior Lien................................................................  12
Series.....................................................................   1
Servicing Advances.........................................................  30
Servicing Fee..............................................................   9
Simple Interest Loan.......................................................  18
SMMEA......................................................................  70
Special Hazard Policy......................................................  34
Spread Account.............................................................  35
Subordinated Certificates..................................................  35
Subservicer................................................................  38
Subservicing Agreements....................................................  38

TERM                                                                        PAGE
----                                                                        ----
Substitution Adjustment....................................................  29
Successor Master Servicer..................................................  40
Tax Counsel................................................................  49
Tax Exempt Investor........................................................  69
Tax-Favored Plans..........................................................  65
Terms and Conditions.......................................................  43
TFC........................................................................  21
TFC Home Equity Loan Trust.................................................   4
Tiered REMICs..............................................................  50
Transamerica...............................................................  21
Transamerica FSB...........................................................  21
Trust......................................................................   1
Trustee....................................................................   4
UBTI.......................................................................  69
Underwriter................................................................  66
VA Loans...................................................................  23
weighted average life......................................................  20
Yield Supplement Account...................................................  35